Exhibit 10.1
ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 12, 2014 (the “Effective Date”) by and among BAY WALK-IN CLINIC, INC., a Florida corporation (“Seller”), SHARON E. STONE, an individual resident of the State of Florida (“Owner” and together with Seller, collectively, “Seller Parties.”) and ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company (“Buyer”).

A.Seller operates an urgent care and occupational medicine business (the “Business”) from premises located at 2306 Highway 77, Panama City, Florida 32405, (the “Highway 77 Center”) and 8811 Front Beach Road, Panama City Beach, Florida 32407 (the “Front Beach Center” and together with the Highway 77 Center, the “Centers”); and

B.Seller Parties desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller Parties, certain assets and liabilities used in the operation of the Business, on the terms and subject to the conditions described in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises made herein, and in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

Article 1
SALE AND PURCHASE
1.1    Purchased Assets. Subject to the terms and conditions of this Agreement, Seller Parties shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller Parties, all of Seller Parties’ right, title and interest in and to the following assets (collectively, the “Purchased Assets”):
(a)All tangible and intangible property used or held for use in the operation of the Business, whether or not such property is located at the Centers, including all furniture, fixtures, instruments, inventory, office supplies, medical supplies, signage, leasehold improvements, general equipment, medical equipment, computer hardware, computer software, telecommunications equipment, telephone and fax numbers, post office boxes, advertising and marketing materials, business plans and other items of tangible and intangible personal property owned by Seller Parties or, to the extent assignable, leased or licensed by Seller Parties, together with any express or implied warranty by the manufacturer, seller or lessor of any item or component part thereof, to the extent such warranties may be assigned without consent or any requisite consent is obtained, and all maintenance records and other documents related thereto (which property shall include, by way of illustration and without limitation all property described in Schedule 1.1(a));

(b)    All accounts receivable attributable to goods sold (including Pharmaceutical Inventory (as defined in Section 1.1(d)) or services rendered in the operation of the Business prior to the Closing Date (the “Accounts Receivable”), whether proceeds from the Accounts Receivable are to be deposited, transferred or paid to a lockbox, deposit account, or any other account under the control of either Seller Party or their Affiliates (as defined in Section 2.14(a), which shall be transferred in accordance with the terms and conditions set forth in the Transition Services Agreement (as defined in Section 5.1(d));
(c)    All books and records, including all information relating to the medical history, examination, diagnosis or treatment of any patient treated in the operation of the Business (the “Patient Records”), of Seller Parties created or maintained in connection with the Business whether stored in hard copy, electronic or any other medium; provided that the Patient Records shall be transferred and assigned in accordance with the provisions set forth in Section 4.3;
(d)    All prescription drugs, devices and other items of inventory the ownership of which is reserved to licensed individuals or entities (the “Pharmaceutical Inventory”), which shall be transferred in accordance with the provisions set forth in Section 4.3;
(e)    To the extent assignable, all permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority issued to or held by Seller and pertaining to the Purchased Assets, the Centers or the Business including those listed on Schedule 1.1(e) (the “Permits”);
(f)    All contracts, leases, licenses, purchase orders, commitments, or other binding arrangements of any of the Seller Parties relating to the Business, whether written or oral, and all rights therein and thereunder (the “Contracts”) that are assignable and are designated by Buyer prior to Closing on Schedule 1.1(f) (the “Assumed Contracts”);
(g)    All intellectual property, web pages, URLs, blogs, social media pages and accounts, email addresses, domain names, websites and content contained therein, trademarks, trade names, business names, service marks, mascots, emblems, logos, letterheads, trade secrets and copyrights as listed on Schedule 1.1(g);
(h)    All advance payments, prepayments, prepaid expenses, and deposits made by Seller relating to the Purchased Assets, the Centers or the Business; and
(i)    All goodwill associated with the Business, the Centers and the Purchased Assets.
1.2    Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following assets, properties, contracts, agreements, rights and interests of Seller Parties (collectively, the “Excluded Assets”) are excluded from the Purchased Assets and shall remain the property of Seller Parties after Closing:
(a)    All cash and cash equivalents;

(b)    All real property, leases thereto and improvements thereon, which shall include all rights, title, and interest to the billboard located at the Highway 77 Center;
(c)    All employee benefit plans of Seller Parties and all assets attributable thereto;
(d)    Seller Parties’ corporate seals, organizational documents, minute books, stock books, tax returns, and all other books of account or other records having to do with the corporate organization of Seller Parties;
(e)    Seller’s tax identification number and provider numbers;
(f)    All Contracts related to the Business to which any Seller Party is a party and which are not among the Assumed Contracts; and
(g)    All rights that accrue or will accrue to Seller Parties under this Agreement and any other agreement, instrument or certificate executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”).
1.3    Assumed Liabilities. Buyer shall assume, pay, fulfill, perform or otherwise discharge when due and in accordance with the applicable terms, the following debts, liabilities, obligations, expenses, taxes, contracts or commitments of Seller Parties whether the same are known or unknown, choate or inchoate, disclosed or undisclosed, matured or unmatured, accrued, absolute or contingent (“Liabilities”) relating to the Business or the Purchased Assets (collectively, the “Assumed Liabilities”):
(a)    All Liabilities relating to or arising from any of the Assumed Contracts, but only to the extent such Liabilities do not relate to or arise from (i) a breach or failure to perform when due any of the terms of the Assumed Contracts prior to the Closing Date or (ii) any action, omission or occurrence taking place prior to the Closing Date;
(b)    All Liabilities for accrued but unused sick, personal and vacation days of Seller’s employees named on the Retained Worker List (as defined in Section 4.2(a)) as of the Closing Date, which Liabilities are set forth on Schedule 1.3(b) (the “PTO Accrual”).

1.4    Retained Liabilities. Buyer shall not assume, and Seller Parties shall pay, perform and discharge when due, any and all Liabilities of any Seller Party (including any Liability arising under this Agreement) other than the Assumed Liabilities (collectively, the “Retained Liabilities”). If any of the Retained Liabilities are not timely paid, or if Buyer determines that Seller Parties’ failure to pay any such Retained Liability will impair or impede Buyer’s conduct of the Business or otherwise adversely affect Buyer or the Business, then Buyer or any of its Affiliates may elect, at any time on or after the Closing Date, to make such payments directly to the party to whom payment is due. Upon making such payment and in addition to any other rights or remedies Buyer may have in this Agreement at law or in equity, Buyer may seek direct reimbursement from any Seller Party for the full amount of such payment, in addition to any other rights or remedies Buyer may have in this Agreement at law or in equity. Notwithstanding the foregoing, Buyer shall timely pay, and Buyer shall not be entitled to seek direct reimbursement from Seller Parties, an aggregate amount of up to $50,000 of Accounts Payable (as defined in Section 1.4(d)), excluding any payroll payments due to Seller's employees that accrued prior to the Closing Date. Without limiting the generality of the foregoing, the following Liabilities of Seller Parties (to the extent not among the Assumed Liabilities) shall constitute Retained Liabilities:
(a)    Liabilities of any type whatsoever (whether in tort, contract or otherwise) relating to or arising from actions, omissions or occurrences taking place prior to the Closing Date (except for the Accounts Payable), including with respect to the provision of (or failure to provide) professional medical or health care services;
(b)    Liabilities existing as of the Closing Date under any Contract (including any Assumed Contract), whether or not such Contract has been disclosed to Buyer and whether such Liability relates to any breach or failure to perform when due any term of such Contract;
(c)    Liabilities for indebtedness of any of the Seller Parties, including (i) indebtedness for borrowed money, whether or not evidenced in writing and whether secured, or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to purchased property, (iii) capital lease obligations, (iv) guarantees of any such indebtedness referred to in clauses (i)-(iii) of any other individual or entity;
(d)    All trade payables, notes payable, accounts payable or similar Liabilities (the “Accounts Payable”), which Accounts Payable, as of the Closing Date, are set forth on Schedule 1.4(d);
(e)    Liabilities relating to or arising from the Excluded Assets;
(f)    Liabilities for federal, state or local income, excise, sales, use, property, franchise or other taxes, including all Liabilities for the payment of any taxes imposed by law on any Seller Party arising at any time from or by reason of the transactions set forth in this Agreement and the other Transaction Documents (collectively, the “Transactions”);
(g)    Liabilities for all compensation and employee benefits to any Service Provider (as defined in Section 2.15(a)) including unpaid payroll expenses, bonuses, sick, personal or vacation time, earned or accrued prior to Closing Date other than the PTO Accrual;

(h)    Liabilities arising from any Seller Party’s failure to provide timely notice or to obtain any third-party consent required prior to or in connection with the execution and delivery of any Transaction Document or the consummation of any of the Transactions;
(i)    Liabilities resulting from any violation (or alleged violation) by any Seller Party of any law, statute, code, ordinance, regulation or rule, including any of the Health Care Laws (as defined in Section 2.9), of any court or other governmental authority of competent jurisdiction and authority, at any time that relate to or arise from the Purchased Assets, the Centers or the operation of the Business prior to the Closing Date; and
(j)    Liabilities, damages, obligations, overpayments, false claims, penalties, fines, assessments, repayments, recoupments, offsets, recoveries, adjustments or similar liabilities of Seller due or that may become due to any federal or state governmental agency, commercial insurer, employer, patient or any other third party that relate to or arise from the provision of, billing for, or failure to provide professional medical or health care services prior to the Closing Date.
1.5    Purchase Price. The aggregate consideration for the sale, assignment, transfer and delivery of the Purchased Assets, subject to the prorations and adjustments described herein, is $2,200,000 (as adjusted, the “Purchase Price”). The Purchase Price shall be paid as follows:
(a)    At Closing, Buyer shall pay to Seller by wire transfer of immediately available funds an amount calculated as follows (the “Cash Purchase Price”): (i) the Purchase Price, minus (ii) the PTO Accrual, minus (iii) the initial principal balance of the Notes (as defined in Section 1.5(c)). The amounts to be paid, and the accounts to which payment shall be made, pursuant to this Section 1.5(a) shall be as set forth in Schedule 1.5(a).
(b)    The amount of $700,000 shall be paid at Closing by delivery of the following three promissory notes each by Buyer in favor of Seller (collectively, the “Notes”):
(i)    A promissory note in the amount of $200,000 (as may be adjusted pursuant to Section 1.6 and after Closing, pursuant to Section 6.9) in substantially the form attached as Exhibit A (“Note A”). Simple interest shall accrue on the outstanding principal balance of Note A at the rate of 5% per annum. The outstanding balance of principal and interest shall be paid in the following two installments: (A) a payment in the amount of $110,000 shall be due and payable on the first anniversary of the Closing Date, and (B) the remaining balance of principal and interest shall be satisfied, in full, on the second anniversary of the Closing Date.
(ii)    A promissory note in the amount of $200,000 (as may be adjusted pursuant to Section 1.6 and after Closing, pursuant to Section 6.9) in substantially the form attached as Exhibit B (“Note B”). Simple interest shall accrue on the outstanding principal balance of Note B at the rate of 5% per annum. The outstanding balance of principal and interest of Note B shall be paid in 24 equal, monthly installments, with the first installment becoming due and payable on the final day of the first full calendar month immediately following the Closing Date, and successive installments on the final day of each of the 23 successive calendar months thereafter.

(iii)    A non-interest bearing promissory note in the amount of $300,000 (as may be adjusted after Closing, pursuant to Section 6.9) in substantially the form attached as Exhibit C (“Note C”). The outstanding principal balance of Note C shall be paid in 30 equal, monthly installments of $10,000, with the first installment becoming due and payable on the final day of the first full calendar month immediately following the Closing Date, and successive installments on the final day of each of the 29 successive calendar months thereafter.
1.6    Purchase Price Adjustment. The Purchase Price shall be decreased, if at all, as follows:
(a)    by the amount $300,000 exceeds the aggregate proceeds from the Accounts Receivable collected during the period (the “Adjustment Period”) commencing on the Closing Date and ending at the close of business on the 60th day after Closing (the excess, if any, being the “Purchase Price Adjustment”). Within 15 days after the expiration of the Adjustment Period, Buyer shall prepare and deliver to Seller Parties a statement setting forth the amount of the Purchase Price Adjustment and a schedule of the collected Accounts Receivable during the Adjustment Period in support of Buyer’s calculation of the Purchase Price Adjustment. Upon delivery of such statement, the outstanding balances of (a) Note A and (b) to the extent the outstanding balance of Note A is insufficient to offset the full amount of the Purchase Price Adjustment, Note B, both without the consent or further action by any party, by the amount of the Purchase Price Adjustment;
(b)    by the amount the difference between $187,094 and the balance of accounts receivable reflected on the Audited Financial Statements (as defined in Section 2.11) exceeds $30,000.
1.7    Lease and Purchase Option. At Closing, Buyer and Seller shall enter into a Lease and Purchase Option Agreement in substantially the form of Exhibit D (the "Lease and Purchase Option Agreement"), pursuant to which Buyer (i) shall lease the real property upon which the Centers are situated (the “Premises”) on a triple-net basis, at a lease rate between $21 and $25 per square feet, and for an initial term of ten years commencing on the Closing Date; and (ii) Seller shall grant Buyer an option to purchase the Premises at any time after the third anniversary of the Closing Date and before the termination date of the Lease and Purchase Option Agreement. The purchase price for the Premises shall either be (x) the fair market value of the Premises (as determined by a commercial real estate appraiser mutually agreeable to Buyer and Seller) as of the date the option is exercised or (y) if Seller or Owner receives a bona fide, third-party offer to purchase the Premises, which Seller and Owner desire to accept, the purchase price shall be equal to that offered by the third-party offeror.

1.8    Prorations. At Closing, Buyer and Seller Parties shall prorate, as of the Closing Date, all amounts in which Buyer will become obligated to pay after Closing, and that relate in whole or in part to any period prior to Closing, including any applicable taxes, real estate and personal property lease payments and all other expenses (regardless when due) relating to or arising from the operation or ownership of the Business, the Centers, and the Purchased Assets. Unless the actual amount to be prorated is immediately available, such expenses shall be apportioned between Seller and Buyer based on the number of days of the applicable tax or billing period up to the Closing Date and the number of days of such period after the Closing Date. Notwithstanding the foregoing, the Retained Liabilities shall be the exclusive obligation and liability of Seller.
1.9    Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets for all purposes in the manner set forth in Schedule 1.9. Buyer shall prepare and furnish to Seller Parties an initial proposal of the purchase price allocation, and each of the parties shall make all appropriate tax and other filings, including but not limited to IRS Form 8594, on a basis consistent with such allocation. No party shall take any position (whether in audits, tax returns or otherwise) inconsistent with such allocation unless required to do so by applicable law.
1.10    Closing. The purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (“Closing”) shall occur at a mutually agreed upon date and time, at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 420 20th Street North, Birmingham, AL 35203 (whether in person, through the delivery on or prior to Closing of originally executed documents or scanned copies of originally executed documents to the satisfaction of both parties); provided that all conditions precedent and other matters required to be completed as of Closing, including those identified in Article 5, have been or will be completed on such date. Closing shall be deemed to occur and shall be effective as of 12:01 a.m., Dallas, Texas time on the date the Closing occurs (the “Closing Date”). All events occurring at Closing shall be deemed to occur simultaneously.
1.11    Seller Parties’ Closing Deliveries. At Closing, Seller Parties shall deliver, or cause to be delivered, to Buyer:
(a)    A Bill of Sale in substantially the form of Exhibit E, duly executed by each of the Seller Parties;
(b)    A duly executed counterpart to the Lease and Purchase Option Agreement;
(c)    A counterpart to a Consulting Agreement, duly executed by Owner in substantially the form attached as Exhibit F (the “Consulting Agreement”);
(d)    A counterpart to an Assignment and Assumption Agreement, duly executed by Seller Parties (the “Assignment Agreement”) in substantially the form of Exhibit G;
(e)    A duly executed counterpart to the Lease and Purchase Option Agreement;
(f)    A duly executed counterpart to a Noncompetition Agreement among Owner, Seller and Buyer (the “Noncompetition Agreement”) in substantially the form of Exhibit H;

(g)    A Closing Certificate in substantially the form of Exhibit I (a “Closing Certificate”) certifying that, among other things, all of the representations, warranties, covenants and agreements of Seller Parties contained in this Agreement are true, correct and not breached as of the Closing Date;
(h)    Evidence reasonably satisfactory to Buyer of the release of all liens, security interests, conditions, claims, charges, or restrictions of any kind relating to or encumbering the Purchased Assets or the Business (but excluding the Permitted Liens (as defined in Section 2.5) and as set forth on Schedule 1.11(h) (the “Liens”);
(i)    Copies of all consents, authorizations, waivers, and approvals from all governmental and other third parties (under any Contract or otherwise) necessary for Seller Parties to execute, deliver and perform their obligations under this Agreement and the other Transaction Documents and to consummate the Transactions, each of which is set forth on Schedule 1.11(i);
(j)    Copies of such officers’ certificates, good standing certificates, corporate approval documents, incumbency certificates and other customary closing documents as Buyer may reasonably request; and
(k)    Evidence satisfactory to Buyer confirming that the aggregate cash collected at the Centers in the 12-month period ending within five days prior to the Closing Date is at least 90% of the average cash collected at the Centers during the same period in the immediately preceding 12-month period; provided that for purposes of calculating the aggregate cash collected in both periods, all funds received on account of patients whose treatment was paid in whole or in part by a federal or state government program (i.e., Medicare, Medicaid, TRICARE, etc.) shall be disregarded.
1.12    Buyer’s Closing Deliveries. At Closing, Buyer shall deliver to Seller Parties:
(a)    The Cash Purchase Price;
(b)    The Notes, duly executed by Buyer;
(c)    A duly executed counterpart to the Lease and Purchase Option Agreement;
(d)    A duly executed counterpart to the Consulting Agreement;
(e)    A duly executed counterpart to the Assignment Agreement.
(f)    A duly executed counterpart to the Noncompetition Agreements; and
(g)    A Closing Certificate certifying that, among other things, all of the representations, warranties, covenants and agreements of Buyer contained in this Agreement are a true, correct and not breached as of the Closing Date.

1.13    Nonassignable Contracts and Authorizations. If any Assumed Contract is not capable of being assigned or transferred without the consent or waiver of a third party (including a governmental authority), and such consent or waiver has not been given, or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer of any such Assumed Contract. Notwithstanding the foregoing, Seller Parties shall be responsible for and shall take any and all commercially reasonable action, at their sole expense, to obtain the consent, approval or waiver of any third party required to assign or transfer an Assumed Contract to Buyer.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES
Each Seller Party, jointly and severally, makes the following representations and warranties to Buyer:

2.1    Organization; Qualification. Seller is a Florida corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Seller is qualified to do business and is in good standing in the State of Florida and in each other jurisdiction in which the nature of the Business or the character of its assets make such qualification necessary. Seller has all requisite power and authority to own, operate, lease and license, as the case may be, the Purchased Assets, and to operate the Business as presently conducted.
2.2    Ownership. Owner is the sole owner of Seller, and except for the securities owned by Owner, there are no issued or outstanding securities, profit-sharing interests or voting interests of Seller, or any agreements, warrants or options to purchase or acquire any securities in Seller.
2.3    Authority. Seller Parties have all requisite power and authority to execute, deliver and perform their respective obligations under each of the applicable Transaction Documents and to consummate the Transactions. The execution and delivery of, and performance under, the Transaction Documents and the consummation of the Transactions have been duly authorized by the appropriate persons and governing bodies, as applicable, and no other action, approval or consent on the part of any of the Seller Parties or any third party is necessary to consummate the Transactions or to execute, deliver or perform Seller Parties’ obligations set forth in the Transaction Documents.
2.4    Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Seller Parties and constitutes, and the other Transaction Documents upon execution and delivery by Seller Parties, as the case may be, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party thereto), legal, valid and binding obligations of Seller Parties, as applicable, enforceable against such party or parties in accordance with their respective terms except as such enforceability may be limited by applicable law or equitable principles.

2.5    Purchased Assets. The Purchased Assets include all of the tangible and intangible assets used or held for use in the operation of the Business. The Purchased Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and neither the Centers nor any item of tangible personal property among the Purchased Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Seller Parties have good, clear, indefeasible, valid and marketable title to, a valid leasehold interest in, or a valid and enforceable license or right to use, as the case may be, the Purchased Assets, and at Closing, Buyer will acquire good and marketable title to, a valid leasehold interest in, or a valid and enforceable license or right to use, as the case may be, the Purchased Assets, free and clear of all Liens other than those described on Schedule 2.5 (the “Permitted Liens”).
2.6    Consents and Approvals. Except as set forth in Schedule 1.11(i), no consent, approval, waiver, authorization or other action of or by any governmental or other third party, is required to execute, deliver or perform the obligations under the Transaction Documents or to consummate the Transactions, including the purchase, sale and transfer of the Purchased Assets.
2.7    Litigation. Except as set forth in Schedule 2.7, there is no action, lawsuit, administrative proceeding, condemnation, arbitration, investigation or other proceeding (each, a “Legal Proceeding”) pending, threatened against or affecting any Seller Party, the Purchased Assets, the Centers or the Business, at law or in equity, before any court, administrative or arbitrative panel, or governmental or regulatory agency or authority, and no basis for any Legal Proceeding exists that could affect any Seller Party, the Purchased Assets, the Centers or the Business.
2.8    Contracts. Schedule 2.8 contains the party names, effective date and a brief description of each Contract (whether written or oral), each of which has been delivered to Buyer (to the extent in writing) or disclosed and described in reasonable detail to Buyer (to the extent oral). Except as otherwise indicated on Schedule 2.8, (a) all of the Contracts are valid, binding and enforceable in accordance with their respective terms and are in full force and effect, (b) no default or alleged default by Seller Parties or any other party to the Contracts exists, and no event or condition has occurred which with notice or lapse of time, or both, would constitute a default under any of the Contracts, and (c) no Seller Party has any indication of the intention of any party to the Contracts to cancel, terminate or amend any of the Contracts or reason to believe any such action is contemplated by any such party.

2.9    Compliance With Laws. With respect to the Centers, the Purchased Assets, the Business, and Service Providers, Seller Parties are in compliance with all applicable state and federal laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements of any court or federal, state, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, civil rights laws, fire codes, confidentiality laws, record and document maintenance laws, zoning ordinances, building, occupancy and use restrictions, and public and occupational health and safety codes), including all applicable state and federal health care laws, rules, regulations, ordinances and orders (collectively, the “Health Care Laws”), including those relating to the payment or receipt of illegal remuneration, (such as 42 U.S.C. § 1320a-7b(b) (the “Anti-Kickback Statute”), 42 U.S.C. 1395nn (the “Stark Law”), 42 U.S.C. § 1320a-7a, 42 U.S.C. § 1320a-7b(a), 42 U.S.C. § 1320a-7b(c), the administrative False Claims Act (42 U.S.C. § 1320a-7b(a)), the Civil False Claims Act (31 U.S.C. § 3729, et seq.), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d, et seq.), as amended, (“HIPAA”) ownership custody and retention of the Patient Records and the Pharmaceutical Inventory, the splitting of medical fees with nonlicensed persons, and the supervision of and delegation of authority to advanced practice nurses, nurse practitioners, and physician assistants. Except as described in Schedule 2.9, no Seller Party has received any notice of (a) any violation of any such laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements within the last six (6) years, or (b) any pending (or present intent of any governmental agency or authority to pursue any) inspection or audit relating to any such laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements.
2.10    Environmental Matters. To Seller Parties’ knowledge, no action or omission by or on behalf of either Seller Party has resulted in either Seller Party’s or the Centers’ material noncompliance with any applicable statutes, laws, rules, regulations and binding governmental determinations relating to environmental, health and safety matters (including, without limitation, those relating to toxic or hazardous substances), including, without limitation, the Clean Air Act, the Clean Water Act, the Solid Waste Management Act (as amended by the Resource Conservation and Recovery Act), the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act), the Emergency Planning and Community Right-to-Know Act, the Toxic Substances Control Act and the Occupational Safety and Health Act. To Seller Parties’ knowledge, no conditions or circumstances exist with respect to the Centers, the Business or the Purchased Assets that could give rise to any remedial action under, or impose any liability on Seller Parties or Buyer with respect to, any statute, law, rule, regulation or binding governmental determination regarding any environmental, health or safety matters.

2.11    Financial Condition. Schedule 2.11 contains (i) audited financial statements of Seller consisting of the balance sheet of the Business as of December 31, 2013 and the related statements of income and cash flow for such period (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Business as of December 31 in each of the years 2011 and 2012 and the related statements of income and cash flow for each such period as well as the statements of income and cash flow for the current-year-to-date ("Unaudited Financial Statements" and together with the Audited Financial Statements, collectively, the “Year-End Financial Statements”). Within fifteen (15) days after the close of each calendar month after the Effective Date and before the Closing Date, Seller shall prepare and deliver unaudited financial statements consisting of a balance sheet and the related statement of profit and loss as of the end of each such calendar month (the “Interim Financial Statements” and together with the Year-End Financial Statements, the “Financial Statements”). The Financial Statements (a) do and will fairly present in all material respects, in accordance with GAAP, applied on a consistent basis (except as may be indicated in the related notes and schedules thereto), the financial position of Seller as of the respective dates thereof and the results of operations of Seller for the respective periods therein, and (b) are and will be true, complete and correct in all material respects as of the respective dates and for the respective periods above stated.
2.12    Undisclosed Liability. No Liability exists affecting the Business, the Centers or the Purchased Assets other than (a) as reflected on the balance sheet included in the most recent Financial Statements and (b) which constitutes an Account Payable incurred after the date of the most recent Interim Financial Statement.
2.13    Accounts Receivable. The Accounts Receivable (a) as of the Closing Date are as set forth on Schedule 2.13; (b) have arisen from bona fide transactions involving the sale of goods or the rendering of services in the ordinary course of Seller Parties’ operation of the Business, consistent with past practice; (c) constitute only valid, undisputed claims of Seller not subject to claims of set-off or other defenses or counterclaims; and (d) subject to a reserve for bad debts shown on the Interim Financial Statements or, with respect to Accounts Receivable arising after the date of the most recently submitted Interim Financial Statements, on the accounting records of the Business, are collectible in full within 90 days after billing. The reserve for bad debts shown on the Interim Financial Statements or, with respect to Accounts Receivable arising after the date of the most recently submitted Interim Financial Statements, on the accounting records of the Business, have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

2.14    Service Providers.
(a)    Schedule 2.14(a) contains (i) a current, correct and complete list of the names of all individuals and entities employed or engaged (as independent contractors) by Seller Parties in connection with the Business (collectively, the “Service Providers”); (ii) a summary of each Service Provider’s current compensation rate, along with any annual bonus, additional compensation or other benefits (whether current or deferred) promised, accrued, or payable to each such Service Provider for services rendered or to be rendered through the period ending as of the Closing Date and an explanation of the applicable formula or calculation method used to arrive at such bonus or additional compensation; and (iii) a list of all Service Providers that have given notice to any Seller Party of a present intention to terminate such Service Provider’s relationship with the applicable Seller Party. Seller Parties have delivered to Buyer copies of all written agreements between any Seller Party or any of their Affiliates and any Service Provider as of the Closing Date and all employee or contractor manuals, materials, policies, procedures and work-related rules applicable to employees or independent contractors providing services to the Business. For purpose of this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.
(b)    All employees are employed on an “at will” basis, and no Seller Party is a party to any oral (express or implied) or written employment agreements, consulting agreements, or other agreements that contains any severance or termination pay obligations. Each Service Provider has been correctly classified and treated (for withholding and all other purposes) as an employee or independent contractor, as the case may be, and no Service Provider classified by any Seller Party as an independent contractor is entitled to overtime, benefits, or compensation of any kind, under any benefit plan of any Seller Party. Each employee classified as “exempt” from overtime under the Fair Labor Standards Act and any applicable state laws governing wages, hours, and overtime pay has been properly classified as such, and each non “exempt” employee has been properly classified in accordance therewith and has been paid overtime wages consistent with applicable law. There are no actions pending or, to the knowledge of Seller Parties, threatened against any Seller Party by or with any governmental authority or arbitrator in connection with the employment of any current or former Service Provider, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable laws.
2.15    Absence of Certain Changes. Except as set forth on Schedule 2.15, since the date of the Audited Financial Statements, Seller Parties have operated the Business in the ordinary course, consistent with past practice and except as set forth on Schedule 2.15, Seller Parties have not:
(a)    Paid any expense (including any capital expenditure) or incurred any Liability relating to the Business (other than for professional services rendered in connection with the Transactions) in excess of $5,000 or which could reasonably be expected to exceed $5,000, other than in the ordinary course of operating the Business, consistent with past practice;
(b)    Sold, transferred or contracted to sell or transfer any Purchased Asset, other than in the ordinary course of operating the Business, consistent with past practice;

(c)    Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the Purchased Assets or the equity of Seller;
(d)    Except for normal annual increases consistent as to timing and amount with past practice, granted, paid, or promised to pay any bonus or increase in the salary or rate of pay of any Service Provider;
(e)    Except for the Transaction Documents, entered into any contract or transaction other than in the ordinary course of operating the Business, consistent with past practice;
(f)    Authorized, declared, or paid any dividends or distributions, in cash or in kind, or otherwise transferred any assets to any Seller Party or any third party on account of rights in or to securities of Seller;
(g)    Issued any shares, membership interests or other securities, profit-sharing interest or voting interest in Seller, or any agreements, warrants or options to purchase or acquire any equity interest in Seller; or
(h)    Experienced, and Seller Parties do not reasonably expect to experience, any damage, destruction, loss (whether or not covered by insurance) or other material adverse change (including the loss or termination of any patient, customer or supplier) that had or may have, individually or in the aggregate, a material adverse effect on the Purchased Assets, the Business, the Centers or the financial condition of any Seller Party.
2.16    Taxes. Each Seller Party has timely filed all tax returns required to be filed by it in the past three (3) years and timely made all payments of taxes, including any interest, penalty or addition thereto, (whether or not reflected on any such tax return) with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and all other taxes due and payable on or before the Closing Date. All such tax returns are complete and accurate in all respects and each properly reflects the transactions consummated and the relevant taxes for the periods covered by such tax returns in accordance with applicable tax law. No Seller Party has any outstanding tax liability, except for taxes attributable to the portion of the tax year immediately preceding the Closing Date, which tax is not yet due and payable. No Seller Party has received any notice that any tax deficiency or delinquency has been asserted against or in connection with the Business, the Centers or the Purchased Assets. There are no pending or threatened audits relating to taxes of any Seller Party, and no Seller Party is currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no Liens relating to taxes on or threatened against any of the Purchased Assets, the Centers or the Business. All taxes required by law to have been withheld or collected by Seller have been timely withheld or collected and, to the extent required, have been timely remitted to the proper governmental authority. No Seller Party has been a party to any tax allocation or sharing agreement or a member of any affiliated group of corporations filing a consolidated federal income tax return.
2.17    Clinical Trials. During the period Seller has operated the Business, no clinical trials or research procedures or studies involving patients have been performed at the Centers.

2.18    Brokers. Except for Audientis, LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of any Seller Party.
2.19    No Misrepresentations. The representations and warranties made by Seller Parties in this Agreement are true, complete and correct in all respects as of the Effective Date and the Closing Date. No representation or warranty by any Seller Party in this Agreement (including the statements made in the Schedules to this Agreement) or any other Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.
2.20    Knowledge. Certain of the representations set forth in this Agreement are qualified by the “knowledge” of Seller Parties. For purposes of this Agreement, Seller Parties’ “knowledge” shall mean the knowledge of each Seller Party and their respective officers, directors, members, stockholders and any of their respective Affiliates, after due and reasonable inquiry, and Seller Parties shall be responsible for all facts which each Seller Party and their respective officers, directors, members, stockholders and all of their respective Affiliates knows or should have known as a result of such inquiry.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer makes the following representations and warranties to Seller Parties:

3.1    Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida.
3.2    Authority. Buyer has all requisite power and authority to execute, deliver and perform its obligations under each of the applicable Transaction Documents and to consummate the Transactions. The execution and delivery of, and performance under, the Transaction Documents and the consummation of the Transactions have been duly authorized by Buyer, and no other action, approval or consent on the part of Buyer or any third party is necessary to consummate the Transactions or execute, deliver or perform Seller Parties’ obligations set forth in the Transaction Documents.
3.3    Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and upon execution and delivery by Buyer the other Transaction Document to which Buyer is a party will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party thereto), legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except as such enforceability may be limited by applicable law or equitable principles.

3.4    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.
3.5    No Misrepresentations. The representations and warranties made by Buyer in this Agreement are true, complete and correct in all respects as of the Effective Date and the Closing Date. No representation or warranty by Buyer in this Agreement or any other Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.
ARTICLE 4
COVENANTS
4.1    Access to Information; No Waiver. For separate consideration, the receipt and sufficiency of which is acknowledged by Seller Parties, from the Effective Date until Closing, Seller Parties shall (a) afford Buyer and the directors, officers, employees, consultants, financial advisors, counsel, brokers, and accountants (collectively, “Representatives”) of Buyer full and free access to inspect all properties, assets, premises, books and records, Contracts and other documents and data that Buyer or its Representatives deem relevant to their investigation and review of the Business, the Centers and the Purchased Assets; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller Parties to cooperate with Buyer and its Representatives in their investigation and review of the Business, the Centers and the Purchased Assets. Any investigation pursuant to this Section 4.1 shall be conducted in such a manner as not to unreasonably interfere with the conduct of the Business. No investigation by Buyer or its Representatives or information furnished by Seller Parties or their Representatives to Buyer or its Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller Parties in this Agreement or the other Transaction Documents.

4.2    Retained Service Providers.
(a)    Prior to the Closing Date, Buyer shall have the right to interview any Service Provider at mutually agreeable times and locations for post-Closing employment with, or engagement by, Buyer. To the maximum extent permissible under applicable law, Seller Parties shall provide Buyer with reasonable access to Seller’s personnel and all company records related to such personnel (including those relating to performance reviews, disciplinary actions, and grievances) for the purpose of preparing for and conducting interviews with the designated Service Providers. Buyer shall deliver to Seller Parties, no later than three (3) days before the Closing Date, a list of the Service Providers that Buyer, in its sole discretion, intends to employ or engage after the Closing Date (the “Retained Worker List”). Buyer shall negotiate in good faith to offer employment to Lana Woodham and Khatool Wahabzai. As soon as reasonably practicable after Buyer’s delivery of the Retained Worker List, Seller Parties shall assist Buyer in good faith with Buyer's efforts to enter into letter agreements or written employment agreements (if employment is offered) or independent contractor agreements (if an engagement is offered) in forms satisfactory to Buyer with the Service Providers named on the Retained Worker List.
(b)    As of the Closing Date, Seller Parties shall (i) terminate the employment or engagement, as the case may be, of all Service Providers named on the Retained Worker List, (ii) terminate the active participation of all employees named on the Retained Workers List in all of Seller Parties’ employee benefit plans and (iii) cause each of Seller Parties’ employee benefit plans to comply with all applicable laws (including the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended and the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”)) in connection with the termination of such individuals' service relationship with the applicable Seller Party as of the Closing Date. Seller Parties shall retain the exclusive obligation under COBRA for qualifying events occurring on or before the Closing Date.
(c)    Except for the PTO Accrual, Seller Parties shall promptly pay the full amount of any accrued but unpaid salary, wage, benefit, bonus, sick leave, insurance, employment tax or similar Liability payable to any Service Provider on account of services performed before the Closing Date. Seller Parties acknowledge that the purpose and intent of this covenant is to assure that Buyer, except with respect to the PTO Accrual, Buyer will have no Liability whatsoever at any time with respect to any of the Service Providers with respect to periods up to and immediately prior to the Closing Date.

4.3    Patient Records; Pharmaceutical Inventory. At Closing, and in accordance with applicable state and federal laws and regulations, Seller Parties shall (a) transfer and assign the Patient Records and the Pharmaceutical Inventory to the person(s) or entity designated by Buyer, which person(s) or entity shall be authorized in the State of Florida to own and maintain custody of the Patient Records and the Pharmaceutical Inventory, and (b) take all other action and make all applicable filings in order to comply with applicable law regarding the ownership, custody and transfer of Patient Records and Pharmaceutical Inventory. Except with the prior written consent of Buyer, Seller Parties shall not disclose, deliver or transmit to Buyer, any Representative or any of their Affiliates, any item constituting “protected health information” under HIPAA, including pursuant to Buyer’s diligence request in connection with the Transactions. At all times prior to Closing, Seller Parties shall exercise due care in, and shall comply with all applicable state and federal laws and regulations with respect to the retention, maintenance, confidentiality, privacy, security, access and reproduction of the Patient Records, including HIPAA and the other Health Care Laws. All costs incurred in connection with the transfer of the Patient Records and compliance with all laws applicable thereto shall be divided equally between Buyer and the Seller Parties.
4.4    Conduct Prior to Closing. From the Effective Date until the Closing Date, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller Parties shall conduct the Business in the ordinary course, consistent with past practice, and shall use their reasonable best efforts to maintain and preserve intact the Business, the Centers and Purchased Assets and the relationships with the Service Providers, patients, employers, lenders, suppliers, regulators and others having commercial relationships with the Business. Without limiting the foregoing, from the Effective Date until the Closing Date, Seller Parties shall, in a manner consistent with past practices:
(a)    Preserve and maintain each of the Permits;
(b)    Pay the debts, taxes and other obligations of the Business when due;
(c)    Bill for goods sold and services rendered, and collect accounts receivable on account thereof;
(d)    Maintain the Centers and tangible assets of the Business in the same condition as they were on the Effective Date, subject to reasonable wear and tear;
(e)    Maintain the Contracts in full force and effect without modification, and timely perform all obligations thereunder;
(f)    Maintain the books and records of the Business;
(g)    Comply with all laws applicable to the Centers, the Business and the ownership or use of the Purchased Assets;

(h)    Not take any action, commit to take any action, or permit any action to be taken that could reasonably be anticipated to (i) cause any of the changes, events or conditions requiring disclosure in Schedule 2.15 as of the Closing Date to occur or (ii) prevent any Seller Party from performing or cause any Seller Party not to perform one or more covenants required hereunder to be performed by such Seller Party; and
(i)    Promptly notify Buyer of any fact, circumstance, event or action the existence, occurrence or taking of which has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchased Assets or the Business.
4.5    Public Announcement. Neither Seller Parties, Buyer nor any of their Affiliates shall make, or permit any agent or Affiliate to make, any public statements, including any press release or public statement with respect to the Transactions this Agreement or the other Transaction Documents without the prior written consent of the other (which consent will not be unreasonably withheld or delayed) except as required by applicable law or the requirements of any applicable stock exchange based on the reasonable advice of counsel.
4.6    Consents. Buyer and each of the Seller Parties shall use their reasonable best efforts to give all notices to, and obtain all consents from, all third parties as described in Schedule 1.11(i).
4.7    Name Change. Promptly (and in no event later than ten days) after the Closing Date, Seller shall execute and file with the Florida Secretary of State documentation in substantially the form of Exhibit J to change Seller’s entity name to a name distinct from the tradename of the Business.
4.8    Restrictive Covenants. Each Seller Party acknowledges (i) the covenants set forth in the Noncompetition Agreements are an essential part of this Agreement and that, but for the agreement of each of them to comply with such covenants, Buyer would not have entered into this Agreement, (ii) that the covenants contained in the Noncompetition Agreements are a condition precedent to Buyer’s entering into this Agreement, and (iii) that the restrictions set forth in the Noncompetition Agreements are reasonable and necessary to protect the legitimate business interests of Buyer after Closing and the goodwill being purchased by Buyer.
4.9    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, and other such taxes and fees (including any penalties and interest) incurred in connection with the Transactions, this Agreement and the other Transaction Documents (including any real property transfer tax and any other similar tax) shall be borne and paid by Seller Parties when due. Seller Parties shall, at their own expense, timely file any tax return or other document required to be filed or reported in connection with the Transaction. Notwithstanding the foregoing, each of the Transaction Documents, including the Note, shall be executed and delivered at the location designated in this Agreement for Closing.

4.10    Post-Closing Insurance Coverage. On or before the Closing Date, Seller Parties shall, at their sole cost and expense, (a) obtain or maintain, as the case may be, (b) satisfy all premium obligations relating to, and (c) name Buyer as an additional insured on, one or more insurance policies that extend for at least three years after the Closing Date and cover Liabilities arising from or relating to the operation of the Business prior to the Closing Date, including professional liability and general liability consistent with that maintained prior to the Closing Date.
4.11    Payment of Expenses. Except with respect to the audit of the Audited Financial Statements, which shall be paid by Buyer, Buyer and Seller Parties shall bear their own expenses, including legal and accounting expenses, incurred in connection with the negotiation and implementation Transactions.
4.12    Post-Closing Collections. Seller Parties shall promptly, and in no event later than five days after receipt, turn over to Buyer any collections received by Seller on account of the Accounts Receivable or of any other goods sold (including Pharmaceutical Inventory) or services rendered in the operation of the Business prior to or after Closing.
4.13    Updates to Schedules. Buyer and each Seller Party, as applicable, shall promptly supplement and amend their respective Schedules to this Agreement to reflect those events and circumstances, if any, that occur between the Effective Date and the Closing Date, which, if existing or known on the Effective Date (or occurring on or before the Effective Date) would have been required to be set forth or described in the Schedules or which are necessary to correct any information in the Schedules that has been rendered inaccurate or incomplete by such events or circumstances. Supplementation or amendment of a Schedule by Buyer or any Seller Party based upon events or circumstances that occur between the Effective Date and Closing will not, solely as a result of such supplementation or amendment, give rise to a claim for Losses (as defined in Section 6.2) by the non-supplementing party.
4.14    No-Shop. Buyer contemplates the expenditure of substantial sums of time and money in connection with legal, accounting, financial, and due diligence review to be performed in conjunction with the Transactions. For purposes of inducing Buyer to execute this Agreement, from the Effective Date until the Closing Date, Seller Parties and their Representatives (collectively, “Covered Persons”) shall not directly or indirectly, solicit or entertain offers from, negotiate with, or in any manner encourage, discuss, accept or consider any proposal of any person relating to a purchase, investment, affiliation, joint venture, management arrangement or lease of all or a material part of the Business, the Centers or the Purchased Assets (a “Prohibited Transaction”). If a Covered Person receives an unsolicited written offer or inquiry relating to a Prohibited Transaction, Seller Parties shall (a) promptly notify Buyer, by telephone and thereafter by written confirmation, of such communication and disclose the terms of such communication, (b) notify the party making the unsolicited offer of the existence of this Agreement (but not the terms of this Agreement or the identity of Buyer) and put such party on notice that further communication shall be treated as tortious interference with this Agreement, and (c) reject the unsolicited offer or inquiry.

4.15    Termination. This Agreement may be terminated (a) by the mutual written agreement of Buyer and Seller Parties, (b) by Buyer or Seller Parties, if the terminating party is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the other party in this Agreement and such breach, inaccuracy or failure (x) has not been cured by the breaching party within ten days of the non-breaching party’s delivery of written notice of such breach, inaccuracy or failure to perform or (y) would render satisfaction of the conditions to Closing set forth in this Agreement impossible.
4.16    Further Assurances. Each party to this Agreement, from and after Closing, upon the reasonable request of any other party hereto and without further consideration, shall (a) execute and deliver to the requesting party such documents and further assurances and (b) take such other actions (without cost to the requesting party) in order to carry out the purposes and intentions of this Agreement and the other Transaction Documents.
ARTICLE 5
CONDITIONS TO CLOSING
5.1    Seller Parties Conditions. Seller Parties’ obligation to close the Transactions shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless specifically waived in writing by Seller Parties in whole or in part at or prior to Closing:
(a)    Buyer shall have duly performed, satisfied and complied with all agreements, covenants and conditions required by this Agreement (including Buyer’s obligation to duly execute (to the extent required) and deliver the certificates, agreements and other documents set forth in Section 1.11) and each of the other Transaction Documents to be performed, satisfied or complied with by Buyer prior to or on the Closing Date;
(b)    All of the representations, warranties, covenants and agreements of Buyer contained in this Agreement shall be true, correct and not breached as of the Effective Date and the Closing Date;
(c)    The provisions of all Exhibits and Schedules attached to this Agreement that were not attached on the Effective Date, or to the extent updated by Buyer after the Effective Date, shall be acceptable to Seller Parties in their reasonable discretion; and
(d)    Buyer, Seller, Owner, and Steven J. Saul, M.D. (“Dr. Saul”) shall have entered into a Transition Services Agreement in substantially the form attached as Exhibit K (the “Transition Services Agreement”).

5.2    Buyer Conditions. Buyer’s obligation to close the Transactions shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless specifically waived in writing by Buyer, in whole or in part, at or prior to Closing:
(a)    Seller Parties shall have duly performed, satisfied and complied with all agreements, covenants and conditions required by this Agreement (including Seller Parties’ obligation to duly execute (to the extent required) and deliver the certificates, agreements and other documents set forth in Section 1.10) and each of the other Transaction Documents to be performed, satisfied or complied with by Seller Parties prior to or on the Closing Date;
(b)    All of the representations, warranties, covenants and agreements of Seller Parties contained in this Agreement shall be true, correct and not breached as of the Effective Date and the Closing Date;
(c)    Buyer shall have obtained all permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority Buyer deems necessary, in its reasonable discretion, to consummate the Transactions and conduct the non-clinical aspects of the Business after Closing;
(d)    Buyer, Seller, Owner and Dr. Saul, shall have entered into the Transition Services Agreement;
(e)    Buyer shall have entered into either employment agreements or independent contractor agreements with the medical director of the Business immediately prior to the Closing Date and each other physician, advanced practice nurse, nurse practitioner, and physician assistant (collectively, the “Clinical Providers”) named in the Retained Worker List, which agreements shall become effective simultaneously with the termination of the Transition Services Agreement;
(f)    Each individual other than the Clinical Providers named on the Retained Worker List shall have accepted employment with or engagement as an independent contractor by Buyer, which employment or engagement shall become effective as of the Closing Date;
(g)    An audit of the Audited Financial Statements shall have been completed, and the results of such audit shall be reasonably satisfactory to Buyer;
(h)    There shall not have been any Lien on, or material adverse change in or to the Purchased Assets, the Business or the Centers from the date of the Audited Financial Statements; and
(i)    The provisions of all Exhibits and Schedules attached to this Agreement that were not attached at the Effective Date or to the extent updated by Seller Parties after the Effective Date shall be acceptable to Buyer in its reasonable discretion.

ARTICLE 6
INDEMNIFICATION
6.1    Survival. Except with respect to the Fundamental Representations (as defined below), which shall survive indefinitely, the representations and warranties in this Agreement shall survive Closing and shall remain in full force and effect for a period of three (3) years. All covenants and agreements of the parties contained herein shall survive Closing indefinitely until fully performed or satisfied unless otherwise explicitly specified herein. The term “Fundamental Representations” means the representations of Seller Parties set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.9, 2.10, 2.15, 2.16, 2.19 and 2.20 and the representations of Buyer set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.5. Notwithstanding the foregoing, any claims asserted in good faith, with reasonable specificity (to the extent known at such time), and in writing and in accordance with the procedures set forth in Section 6.8, from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not be barred by the expiration of the relevant representation or warranty and any such claims shall survive until finally resolved.
6.2    Indemnification by Seller Parties. Subject to the limitations set forth in this Article 6, each of the Seller Parties shall, jointly and severally, indemnify and defend Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all liabilities, losses, damages, claims, actions, suits, demands, causes of action, costs, expenses, interest, awards, judgments and penalties of any nature whatsoever (including, without limitation, reasonable legal costs and expenses) (“Losses”), arising or resulting from:
(a)    Any inaccuracy in or breach of any of the representations or warranties of Seller Parties contained in this Agreement, or any other Transaction Document, as of the Effective Date and as of the Closing Date;
(b)    Any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Seller Party pursuant to this Agreement or any other Transaction Document prior to Closing;
(c)    Any Excluded Asset, any Retained Liability, or any Loss incurred by Buyer as a result of Seller Parties performance, or any employees or agents thereof, under the Transition Services Agreement;
(d)    Any Third Party Claim (as defined in Section 6.8(b)) based upon, resulting from or arising from operation of the Business, properties, assets or Liabilities (except as expressly assumed herein) of any Seller Party or any of their Affiliates conducted, existing or arising on or prior to the Closing Date;

(e)    Buyer’s inability to enter into contracts under Buyer’s tax identification number with governmental and commercial payors (collectively, “Payors”) within 120 days after the Closing Date that (i) collectively comprise at least 90% of Seller’s Collections (as defined below) in the 12-month period ending on the Effective Date, and (ii) provide for financial reimbursement at payment rates comparable to or more favorable than those the applicable Seller Party, as applicable, has been during such period entitled to receive under its contract with such Payor. The term “Seller’s Collections” shall mean all cash collections of Seller Parties (including those assigned to Seller Parties from any Clinical Provider) attributable to professional medical and other healthcare services rendered in the operation of the Business, but excluding all amounts received (i) directly from a patient, (ii) on account of goods sold (including Pharmaceutical Inventory) to a patient, and (iii) from an employer for services rendered to its employee. A list of the Payors that made payments comprising Seller’s Collections, and the amount of Seller’s Collections attributable to each Payor shall be set forth on Schedule 6.2(e); or
(f)    Any comparative decrease in the “transition period collections” of the Business, calculated as the positive difference between (i) the revenue collected between the Closing Date and the date the Transition Services Agreement is terminated, and (ii) the revenue collected during the same period in the immediately preceding calendar year. For purposes of determining the revenue collected in clauses (i) and (ii), only amounts received on account of patients whose treatment was or will be covered in whole or in part by a federal or state government program (i.e., Medicare, Medicaid, TRICARE, etc.) shall be disregarded from the calculation. If the amount described in clause (i) is greater than that of clause (ii), Seller Parties shall have no indemnification obligation under this Section 6.2(f).
6.3    Indemnification by Buyer. Subject to the limitations set forth in this Article 6, Buyer shall indemnify and defend Seller Parties and their Affiliates and their respective Representatives (collectively, the “Seller Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses arising or resulting from:
(a)    Any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, or any other Transaction Document, as of the Effective Date and as of the Closing Date;
(b)    The breach of any covenant or agreement by Buyer in this Agreement or in any other Transaction Document or the failure to perform any obligation to be performed by Buyer in this Agreement or in any other Transaction Document; or
(c)    Any Assumed Liability.

6.4    Limitation of Liability. Except for Losses arising as a result of any inaccuracy in or breach of any Fundamental Representation of Seller Parties (as described in Section 6.1), for which Seller Parties’ liability shall be unlimited, the maximum aggregate liability of Seller Parties to all Buyer Indemnified Parties for all Losses to which such persons are entitled to seek indemnification under Section 6.2(a) shall be an amount equal to the Purchase Price. Except for Losses arising as a result of any inaccuracy in or breach of any Fundamental Representation of Buyer (as described in Section 6.1), for which Buyer’s liability shall be unlimited, the maximum aggregate liability of Buyer to all Seller Indemnified Parties for all Losses to which such persons are entitled to seek indemnification under Section 6.3(a) shall be an amount equal to the Purchase Price. Nothing contained herein shall limit or restrict any party’s right to maintain or recover any amounts in connection with any action or claim based upon fraud, intentional misstatement, willful misconduct or under any provision of this Agreement or the other Transaction Documents not expressly limited by this Section 6.4.
6.5    Exclusive Remedy. In the absence of fraud, intentional misstatement, or willful misconduct, the indemnification provisions set forth in this Article 6 will be the sole and exclusive remedy and recourse for Losses to which the Buyer Indemnifies Parties and Seller Indemnifies Parties are entitled to seek indemnification under Sections 6.2(a) and 6.3(a).
6.6    Materiality. Notwithstanding anything in this Agreement to the contrary, for purposes of determining the amount of any Losses that are the subject matter of an indemnification claim, each representation or warranty contained in this Agreement is to be read without regard and without giving effect to any materiality, material adverse effect or similar standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).
6.7    Other Matters. Any liability for indemnification under this Article 6 shall be determined without duplication of recovery by multiple parties and by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement. The amount of any Losses for which indemnification is entitled under this Article 6 shall be reduced by any amounts recovered by the indemnified party (or any other person or entity that receives payment on account of amounts payable to the indemnified party) under insurance policies or any other source.

6.8    Notice; Indemnification Procedures.
(a)    Any party seeking indemnification under this Article 6 shall give the party from whom indemnification is being sought notice of any matter which such indemnified party has determined to give rise to or to potentially give rise to a right of indemnification under this Agreement as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this Article 6; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay. Notwithstanding anything in this Agreement to the contrary, the parties shall only be obligated for those Losses to which the indemnified party has given the indemnifying party written notice thereof prior to the expiration of the applicable survival period, if any, set forth in Section 6.1.
(b)    The liability of an indemnifying party under this Article 6 with respect to Losses arising out of claims of any third party that are subject to indemnification in this Article 6 (“Third Party Claims”) shall be governed by and contingent on the following additional terms and conditions:
(i)    if any third party notifies any indemnified party with respect to a Third Party Claim, then the indemnified party shall give the indemnifying party notice of such Third Party Claim within 20 days of the receipt by the indemnified party of such notice; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any indemnification obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay.
(ii)    The indemnifying party will have the right to assume and control the defense of the Third Party Claim in a diligent manner at its expense and with counsel of the indemnifying party’s choice (subject to the reasonable satisfaction of the indemnified party), so long as the indemnifying party gives notice of its intention to do so to the indemnified party within 30 days of the receipt of notice of such Third Party Claim from the indemnified party.
(iii)    If the indemnifying party assumes the defense of a Third Party Claim, (A) the indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and (B) the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the written consent of the indemnified party, unless such judgment or settlement (x) includes an unconditional written release by the claimant or plaintiff of the indemnified party from all liability in respect of such Third Party Claim, and (y) does not impose equitable remedies or material obligations on the indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No Third Party Claim which is being defended in good faith by the indemnifying party in accordance with the terms of this Agreement shall be settled by the indemnified party, nor shall the indemnified party consent to the entry of any judgment with respect thereto, without the written consent of the indemnifying party.

(iv)    In the event that the indemnifying party does not assume the defense of a Third Party Claim, (A) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably and in good faith may deem appropriate (and the indemnified party need not consult with, or obtain any consent from, the indemnifying party in connection therewith), (B) the indemnifying party will reimburse the indemnified party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the indemnifying party will remain responsible for any Losses the indemnified party may suffer arising out of or resulting from the Third Party Claim to the fullest extent provided under this Article 6.
(v)    Each of the indemnifying party and the indemnified party shall cooperate with the other in the defense of a Third Party Claim and make available all witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating to such Third Party Claim as is reasonably requested by the other party.
6.9    Buyer Remedy. Should any Buyer Indemnified Party be entitled to (a) indemnification, (b) direct reimbursement for payment of Retained Liabilities, or (c) any other obligation hereunder, then, in addition to any other legal or equitable right or remedy which such Buyer Indemnified Party may have, Buyer may offset the amount due Seller under Note A and Note B to the extent necessary to satisfy any amount described in clauses (a), (b) and (c). The ordering rules applicable to the offset of Note A and Note B for the Purchase Price Adjustment set forth in the Section 1.6, shall apply to any offsets pursuant to this Section 6.9.
6.10    Tax Treatment of Indemnification. All indemnification obligations satisfied under this Agreement, whether in cash or by offset, shall be treated by the parties as an adjustment to the purchase price for federal and state tax purposes, unless otherwise required by law.
ARTICLE 7
MISCELLANEOUS
7.1    Waiver. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any party shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege. Any waiver under this Agreement must be in writing, signed by the waiving party.

7.2    Severability. If any term or provision of this Agreement or any other Transaction Document is determined to be invalid, illegal or unenforceable by any court, agency or tribunal of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other Transaction Document or invalidate or render unenforceable such term or provision in any other jurisdiction. Unless expressly provided otherwise in this Agreement or any of the other Transaction Documents, the parties to the applicable Transaction Document shall negotiate in good faith to modify such Transaction Document so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.
7.3    Amendment; Assignment. This Agreement may not be amended except by an instrument in writing signed by Buyer and Seller Parties. This Agreement and all provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by any party hereto without the prior written consent of the other party; provided, however, that Buyer may assign this Agreement or delegate the performance of its obligations to a subsidiary or Affiliate of Buyer or without the consent of Seller Parties so long as such assignment or delegation, in no way limits, diminishes or alters the nature or extent of Seller Parties’ rights, interests, or remedies herein. Notwithstanding anything in this Agreement to the contrary, expressed or implied, this Agreement is not intended to confer any rights or remedies on any person other than the parties and their respective successors and permitted assigns.
7.4    Entire Agreement. Except as otherwise provided in this Agreement, this Agreement and the other Transaction Documents set forth the entire understanding of the parties with respect to the subject matter hereof and thereof and this Agreement and the other Transaction Documents supersedes all prior agreements concerning the subject matter hereof and thereof. No party is relying upon any statement or representation of any other party except as expressly set forth herein and each party is relying on its own judgment in connection with the execution of this Agreement and the other Transaction Documents and the consummation of the Transactions.
7.5    Notices. All notices, claims, certificates, requests, demands and other communications pursuant to this Agreement or any other Transaction Document shall be in writing and shall be deemed to have been duly given to Buyer or to all Seller Parties, as the case may be, (a) when delivered, if delivered by hand; (b) one business day after transmitted, if transmitted by a nationally-recognized overnight courier service, (c) when sent by facsimile, if sent by facsimile transmission which is confirmed; or (d) three business days after mailing, if mailed by registered or certified mail, postage prepaid, return receipt requested, and in each case to the parties at the following addresses (or at such other address for such party as shall be specified in a notice given in accordance with this Section 7.5):

If to Seller Parties:    Sharon E. Stone
402 Palmetto Court
Lynn Haven, Florida 32444

with copy to, which shall not constitute notice to Seller Parties:

Pope & Barloga, P.A.
P.O. Box 1609
Panama City, FL 32402
Attention: H. Cranston Pope

If to Buyer:        ACSH Urgent Care of Florida, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas  75240
Attention: Matthew D. Thompson, CFO

with copy to, which shall not constitute notice to Buyer:

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
420 20th Street North, Suite 1400
Birmingham, Alabama 35203
Attention: Adam S. Winger

7.6    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its provisions concerning conflicts or choice of law.
7.7    Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING FROM OR RELATING TO THE TRANSACTIONS, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE TRANSACTIONS, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

7.8    Costs of Enforcement. If Buyer or any Seller Party files suit or other action to enforce the terms of this Agreement or to obtain performance as required in this Agreement, then the prevailing party in any such suit or action will be entitled to recover all reasonable costs, including reasonable attorneys’ fees and costs, from the non-prevailing party as part of any judgment in such suit or action. The term “prevailing party” will mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint.
7.9    Schedules and Exhibits; Usage. All Schedules and Exhibits attached hereto are hereby incorporated in this Agreement as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule or Exhibit shall have the meanings assigned to such terms in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time may be amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
7.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.
7.11    No Requirement To Refer. Notwithstanding anything contained herein, nothing in this Agreement shall be construed to induce, encourage, solicit or reimburse the referral of any patients or business, including any patients or business funded in whole or part by federal or state government programs (i.e., Medicare, Medicaid, TRICARE, etc.) or to limit the freedom of any patient of Seller, Buyer or any of their Affiliates to choose the hospital, healthcare facility or physician from whom such patient will receive medical services. The parties acknowledge that there is no requirement under this Agreement or any other agreement between the parties that Seller or any of their Affiliates refer patients or business to Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or its Affiliates. No payment made under this Agreement will be in return for the referral of patients or business, including those paid in whole or part by federal or state government programs. The parties acknowledge that none of the benefits granted Seller Parties or any of their Affiliates hereunder are conditioned on any requirement that any such person make referrals to, be in a position to make or influence referrals to, or otherwise generate business for Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or any of their Affiliates.
7.12    Fair Value. Buyer and Seller Parties acknowledge that the terms of this Agreement have been negotiated at arms’ length and that the Purchase Price constitutes fair value for the Purchased Assets.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of Buyer and each of the Seller Parties as of the Effective Date.

BUYER:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By: /s/ Matthew D. Thompson
Name: Matthew D. Thompson
Title: Chief Financial Officer

OWNER:

Sign: /s/ Sharon E. Stone
Print: Sharon E. Stone

SELLER:

BAY WALK-IN CLINIC, INC.,
a Florida corporation

By: /s/ Sharon E. Stone
Name: Sharon E. Stone
Title: President

PROMISSORY NOTE A

$200,000                                     [CLOSING DATE]

FOR VALUE RECEIVED, ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company (“Borrower”), hereby promises to pay to BAY WALK-IN CLINIC, INC., a Florida corporation (“Lender”) at [LENDER ADDRESS] or at such other place as may be designated in writing by Lender, from time to time (the “Lender Address”) the principal sum of $200,000, together with interest on the unpaid balance thereof at the rate, on the terms and subject to the conditions set forth herein.
This Promissory Note A (this “Note”) is delivered by Borrower pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement dated as of June 12, 2014, by and among Borrower, Sharon E. Stone, an individual resident of the State of Florida, (“Owner”), and Lender (the “Purchase Agreement”). Capitalized terms used and not otherwise defined in this Note shall have the meanings ascribed to such term in the Purchase Agreement.
In lieu of Lender receiving Note payments and distributing such payments to Owner, Lender has requested that all Note payments be made directly to Owner.
1.Interest Rate. The unpaid principal balance of the Note shall bear simple interest at a fixed interest rate of five percent (5%) per annum (the “Interest Rate”). In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. If any payment of interest or in the nature of interest would, under applicable law, cause the foregoing interest rate limitation to be exceeded, then the excess payment shall be credited as a payment of principal, unless Borrower notifies Lender that Borrower desires to have the excess sum returned to Borrower.
2.Payment of Principal and Interest. If not sooner prepaid pursuant to the terms of this Note, the principal and accrued interest shall be paid in two installments. The first payment in the amount of $110,000 shall be due and payable one year from the date of this Note and the final payment of $105,000 shall be due and payable two years from the date of this Note (the "Maturity Date").
3.Prepayment. The principal amount of this Note may be prepaid in full or in part at any time without penalty. Any such prepayment shall be first applied to accrued but unpaid interest, and the balance, if any, to principal.
4.Method of Payment. Payments made pursuant to this Note shall be made in cash or immediately available funds to Owner on behalf of Lender at the Lender Address, or to such other address as Lender may designate to Borrower in writing from time to time or by electronic or wire transfer to an account designated by Lender in writing. By Lender’s acceptance of this Note, Lender acknowledges that Borrower has been directed by Lender to make all payments under this Note directly to Owner on behalf of Lender, and that upon satisfaction of all payments pursuant to this Note, Borrower's obligations to Lender under this Note shall be deemed satisfied in full. Upon such satisfaction, Lender shall deliver this Note to Buyer with an indication on the face of the Note that the Note has been paid in full.

5.Adjustment of Principal. Pursuant to Section 1.6 of the Purchase Agreement, the principal amount of this Note shall be increased or decreased, as the case may be, by the Purchase Price Adjustment in accordance with the process set forth in the Purchase Agreement. Such principal adjustment shall be effective for all purposes as of (a) the date the Post-Closing Statement is delivered to Seller Parties if no Objection Statement is timely delivered by Seller Parties, and (b) the date all disputes concerning the Post-Closing Calculation are finally resolved if an Objection Statement is timely delivered in accordance with Section 1.6 of the Purchase Agreement.
6.Offset by Borrower. Borrower may offset amounts owed to Borrower by any Seller Party under any of the Transaction Documents against any amount owed to Lender by Borrower under this Note, whether or not such amounts are currently due under this Note.
7.Applicable Law. This Note shall be governed by, and construed and enforced under, the laws of the State of Florida (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each Seller Party and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in Bay County, Florida, for the enforcement of any and all obligations hereunder.
8.Execution and Delivery. Notwithstanding anything to the contrary set forth herein, this Note shall be executed and delivered at the location designated for Closing in the Purchase Agreement.
9.Headings. The headings of the sections, subsections, paragraphs and subparagraphs of this Note are used only for convenience of reference and shall not be considered in construing the contents of this Note.
10.Severability. No determination by any court, agency or other governing body that any provision of this Note is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.
11.Waiver of Jury Trial. EACH OF BORROWER AND EACH SELLER PARTY BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER OR HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER UPON CONSULTATION WITH COUNSEL OF BORROWER’S CHOICE. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
12.Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by Borrower and Lender.

13.Not a Negotiable Instrument. This Note shall not be deemed to be a negotiable instrument, and the rights and obligations under this Note may not be assigned or delegated by Borrower or any Seller Party without the other party’s prior written consent.
14.Relationship. Nothing contained in this Note shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and any Seller Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note in favor of Lender as of [CLOSING DATE].

BORROWER:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:
Name:
Title:

EXHIBIT B

PROMISSORY NOTE B

$200,000                                     [CLOSING DATE]

FOR VALUE RECEIVED, ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company (“Borrower”), hereby promises to pay to BAY WALK-IN CLINIC, INC., a Florida corporation (“Lender”) at [LENDER ADDRESS] or at such other place as may be designated in writing by Lender, from time to time (the “Lender Address”) the principal sum of $200,000 on the terms and subject to the conditions set forth herein.
This Promissory Note B (this “Note”) is delivered by Borrower pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement dated as of June 12, 2014, by and among Borrower, Sharon E. Stone, an individual resident of the State of Florida, (“Owner”), and Lender (the “Purchase Agreement”). Capitalized terms used and not otherwise defined in this Note shall have the meanings ascribed to such term in the Purchase Agreement.
In lieu of Lender receiving Note payments and distributing such payments to Owner, Lender has requested that all Note payments be made directly to Owner.
1.Interest Rate. The unpaid principal balance of the Note shall bear simple interest at a fixed interest rate of five percent (5%) per annum (the “Interest Rate”). In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. If any payment of interest or in the nature of interest would, under applicable law, cause the foregoing interest rate limitation to be exceeded, then the excess payment shall be credited as a payment of principal, unless Borrower notifies Lender that Borrower desires to have the excess sum returned to Borrower.
2.Payment. The outstanding balance of principal and interest of the Note shall be paid in 24 equal, monthly installments of $              (each, a “Payment”)., with the first Payment becoming due and payable on the final day of the first full calendar month immediately following the date of this Note, and successive installments on the final day of each of the 23 successive calendar months thereafter.
3.Prepayment. The principal amount of this Note may be prepaid in full or in part at any time without penalty. Upon any unscheduled reduction of principal, and at the request of the Borrower, (i) Lender shall substitute a new amortization schedule for the remainder of the applicable 24-month term, and (ii) this Note shall be surrendered to the Borrower in exchange for a substitute note, which shall set forth the revised principal amount and amortization table as of the date of surrender but shall otherwise be identical to this Note.

EXHIBIT B

4.Method of Payment. Payments made pursuant to this Note shall be made in cash or immediately available funds to Owner on behalf of Lender, and delivered to the Lender Address, or to such other address as Lender may designate to Borrower in writing from time to time or by electronic or wire transfer to an account designated by Lender in writing. By Lender’s acceptance of this Note, Lender acknowledges that Borrower has been directed by Lender to make all payments under this Note directly to Owner on behalf of Lender, and that upon satisfaction of all payments pursuant to this Note to Owner, Borrower's obligations to Lender under this Note shall be deemed satisfied in full. Upon such satisfaction, Lender shall deliver this Note to Buyer with an indication on the face of the Note that the Note has been paid in full.
5.Adjustment of Principal. Pursuant to Section 1.6 of the Purchase Agreement, the principal amount of this Note shall be increased or decreased, as the case may be, by the Purchase Price Adjustment in accordance with the process set forth in the Purchase Agreement. Such principal adjustment shall be effective for all purposes as of (a) the date the Post-Closing Statement is delivered to Seller Parties if no Objection Statement is timely delivered by Seller Parties, and (b) the date all disputes concerning the Post-Closing Calculation are finally resolved if an Objection Statement is timely delivered in accordance with Section 1.6 of the Purchase Agreement.
6.Offset by Borrower. Borrower may offset amounts owed to Borrower by any Seller Party under any of the Transaction Documents against any amount owed to Lender by Borrower under this Note, whether or not such amounts are currently due under this Note; provided that any offset to this Note shall be made only after the outstanding balance of Promissory Note A, dated as of the date hereof and delivered to Lender in connection with the Closing, is reduced to zero.
7.Applicable Law. This Note shall be governed by, and construed and enforced under, the laws of the State of Florida (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each Seller Party and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in Bay County, Florida, for the enforcement of any and all obligations hereunder.
8.Execution and Delivery. Notwithstanding anything to the contrary set forth herein, this Note shall be executed and delivered at the location designated for Closing in the Purchase Agreement.
9.Headings. The headings of the sections, subsections, paragraphs and subparagraphs of this Note are used only for convenience of reference and shall not be considered in construing the contents of this Note.
10.Severability. No determination by any court, agency or other governing body that any provision of this Note is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

EXHIBIT B

11.Waiver of Jury Trial. EACH OF BORROWER AND EACH SELLER PARTY BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER OR HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER UPON CONSULTATION WITH COUNSEL OF BORROWER’S CHOICE. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
12.Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by Borrower and Lender.
13.Not a Negotiable Instrument. This Note shall not be deemed to be a negotiable instrument, and the rights and obligations under this Note may not be assigned or delegated by Borrower or any Seller Party without the other party’s prior written consent.
14.Relationship. Nothing contained in this Note shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and any Seller Party.

[Signature Page Follows]

EXHIBIT B

IN WITNESS WHEREOF, the undersigned has executed this Note in favor of Lender as of [CLOSING DATE].

BORROWER:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:
Name:
Title:

EXHIBIT C

PROMISSORY NOTE C

$300,000                                     [CLOSING DATE]

FOR VALUE RECEIVED, ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company (“Borrower”), hereby promises to pay to BAY WALK-IN CLINIC, INC., a Florida corporation (“Lender”) at 408 Palmetto Court, Lynn Haven, FL 32444 or at such other place as may be designated in writing by Lender, from time to time (the “Lender Address”) the principal sum of $300,000 on the terms and subject to the conditions set forth herein.
This Promissory Note (this “Note”) is delivered by Borrower pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement dated as of June 12, 2014, by and among Borrower, Sharon E. Stone, an individual resident of the State of Florida, (“Owner”), and Lender (the “Purchase Agreement”). Capitalized terms used and not otherwise defined in this Note shall have the meanings ascribed to such term in the Purchase Agreement.
In lieu of Lender receiving Note payments and distributing such payments to Owner, Lender has requested that all Note payments be made directly to Owner.
1.Interest and Payment. This Note shall be non-interest bearing, and shall be repaid in 30 equal monthly installments of $10,000 (each, a “Payment”). The first Payment shall be due and payable on the final day of the first full calendar month following the date of this Note, and each successive installment shall be due and payable on the final day of each calendar month for 29 successive months thereafter. The principal amount of this Note may be prepaid in full or in part at any time prior to the Maturity Date without penalty.
2.Method of Payment. Payments made pursuant to this Note shall be made in cash or immediately available funds to Owner on behalf of Lender, and delivered to the Lender Address, or to such other address as Lender may designate to Borrower in writing from time to time or by electronic or wire transfer to an account designated by Lender in writing. By Lender’s acceptance of this Note, Lender acknowledges that Borrower has been directed by Lender to make all payments under this Note directly to Owner on behalf of Lender, and that upon satisfaction of all payments pursuant to this Note to Owner, Borrower's obligations to Lender under this Note shall be deemed satisfied in full. Upon such satisfaction, Lender shall deliver this Note to Buyer with an indication on the face of the Note that the Note has been paid in full.
3.Offset by Borrower. Borrower may offset amounts owed to Borrower by any Seller Party under any of the Transaction Documents against any amount owed to Lender by Borrower under this Note, whether or not such amounts are currently due under this Note; provided that any offset to this Note shall be made only after the outstanding balances of first Promissory Note A and then Promissory Note B, dated as of the date hereof and delivered to Lender in connection with the Closing, are reduced to zero.
4.Applicable Law. This Note shall be governed by, and construed and enforced under, the laws of the State of Florida (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each Seller Party and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in Bay County, Florida, for the enforcement of any and all obligations hereunder.

EXHIBIT C

5.Execution and Delivery. Notwithstanding anything to the contrary set forth herein, this Note shall be executed and delivered at the location designated for Closing in the Purchase Agreement.
6.Headings. The headings of the sections, subsections, paragraphs and subparagraphs of this Note are used only for convenience of reference and shall not be considered in construing the contents of this Note.
7.Severability. No determination by any court, agency or other governing body that any provision of this Note is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.
8.Waiver of Jury Trial. EACH OF BORROWER AND EACH SELLER PARTY BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER OR HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER UPON CONSULTATION WITH COUNSEL OF BORROWER’S CHOICE. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
9.Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by Borrower and Lender.
10.Not a Negotiable Instrument. This Note shall not be deemed to be a negotiable instrument, and the rights and obligations under this Note may not be assigned or delegated by Borrower or any Seller Party without the other party’s prior written consent.
11.Relationship. Nothing contained in this Note shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and any Seller Party.

[Signature Page Follows]

EXHIBIT C

IN WITNESS WHEREOF, the undersigned has executed this Note in favor of Lender as of [CLOSING DATE].

BORROWER:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:
Name:
Title:

EXHIBIT D

LEASE AGREEMENT

THIS LEASE AGREEMENT made and entered into this day of June, 2014, ("Lease Date") by and between the Parties named in Section 1.0 which Parties in consideration of their mutual covenants herein set forth do hereby agree as herein specified.

SECTION 1.	PARTIES. The Parties under this Lease are:
5.1Landlord:
Bay Walk-In Clinic, Inc., a Florida corporation (or its successors in interest)
402 Palmetto Court
Lynn Haven, Florida 32444

1.2Tenant:
ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

SECTION 2.	PREMISES.
2.1The Landlord hereby leases to the Tenant and the Tenant hereby rents from the Landlord the two premises located at 2306 Highway 77, Panama City, Florida 32405 (the “Highway 77 Center”) and 8811 Front Beach Road, Panama City Beach, Florida 32407 (the “Front Beach Center” and together with the Highway 77 Center, collectively the “Premises”), which are more specifically described in Exhibit "A" which is attached hereto and made a part hereof for all purposes.
2.2As to any existing structure included therein, the Premises leased hereby extend to the interior faces of all walls.
2.3For purposes of this Agreement, the term “Premises” shall not include the billboard standing at the Highway 77 location and all rights in and to such billboard, the terms of rental thereof and proceeds from the rental thereof shall be reserved to the Landlord.
2.4Except as expressly agreed to in writing by the Landlord, the Tenant agrees to accept the Premises "As Is" as of the Commencement Date, and Tenant agrees and represents that it has inspected the Premises and found them suitable for the operation of its Business as described in paragraph 5.1, below, except for any modifications or improvements which the Tenant shall make at its own sole cost and expense. Landlord shall not have any responsibility to make any improvements or modifications to the Premises whatsoever except as may be specifically agreed to in writing between the Landlord and Tenant.
SECTION 3.RENT.
3.1Annual Rent. Tenant agrees to pay the Landlord the Annual Rent during the Initial Term (defined below) as follows: the sum of One Hundred Twenty Thousand and no/100ths Dollars ($120,000.00), which amount shall be payable in equal monthly installments of Ten Thousand and No/100ths Dollars ($10,000.00) each, with the first payment being due on the Commencement Date (defined below), and each subsequent payment being due on the 1st day of each month thereafter during the Initial Term. If the Commencement Date falls on a date other than the first day of any calendar month, rent for that month shall be pro-rated accordingly.

EXHIBIT D

3.2Increase in Annual Rent. Annual Rent after the first 36 months shall be adjusted and shall apply for the next 36 months as follows: the Annual Rent shall be adjusted by multiplying the Annual Rent for the immediately preceding Lease Year by the percentage increase in the Consumer Price Index for all Urban Consumers (CPI-U) as published by the United States Department of Labor, Bureau of Labor Statistics (or comparable index replacing the same) from the figure as it exists at the start of the lease to the end of the 36th month. The total resulting from the aforesaid computation shall be added to the Annual Rent for the preceding Lease Year and the resulting amount shall be the Annual Rent for the following 36 months and 1/12th thereof shall be the Monthly Installments. This adjustment shall be repeated at that end of the 72nd month.
3.3State Rent Sales and Use Taxes. In addition to all payments of Annual Rent and all other charges, during the Initial Term and any Renewal Term of this Lease, Tenant shall pay any and all taxes assessed by the State of Florida that are applicable to rentals or charges specified in this Lease. In the event the appropriate taxing authority requires that any such tax and/or assessment be collected by Landlord for or on behalf of such taxing authority, said tax payments shall be paid to Landlord with and when the applicable tax and/or assessment is due. Said tax shall be at the legally prevailing rate.
3.4Property Taxes. In addition to payment of Annual Rent and all other charges, during the Initial Term and any Renewal Term of this Lease, Tenant shall pay its proportionate share of the ad valorem taxes levied against the commercial center property owned by the Landlord of which the Premises comprise a part in an amount equal to a percentage calculated by comparing Tenant’s gross square footage to the total square footage of Landlord’s commercial center property.
SECTION 4.LEASE TERM AND COMMENCEMENT DATE.
4.1Term. The term of this Lease (the "Initial Term") shall commence on June , 2014, which shall be the "Commencement Date" of the Lease, and the initial Term shall end at 12:00 midnight, EST, on             , 2024.
SECTION 5.TENANT'S USE, BUSINESS NAME & OPERATIONAL STANDARD.
5.1Tenant agrees to use the Premises solely for the operation of a Business particularly described as follows: PROFESSIONAL OR NON-PROFESSIONAL HEALTHCARE SERVICES. Tenant shall not sell merchandise or provide services that are not normally and customarily sold or provided by businesses in Tenant's type of Business.
5.2Tenant further agrees to conduct its Business upon the Premises pursuant to the following standards:
A.To keep the Premises adequately illuminated. To keep the Premises continuously open for Business during such reasonable and normal hours as may be set by the Tenant.
B.To operate its Business pursuant to the reasonable standards of its Business category, maintaining sufficient personnel to service its trade.
C.Omitted.
D.Not to display any merchandise, solicit business or distribute advertising material, nor in any manner use any part of the Premises for purposes other than for their intended use and not to obstruct any part thereof.
E.Not to display any banners, pennants, searchlights, window signs, balloons, or similar temporary advertising media on the exterior or outdoor areas of the Premises without the Landlord's prior consent, which shall not be unreasonably withheld.
F.Not to commit waste in or upon the Premises.

EXHIBIT D

G.Not to use the Premises, or permit the same to be used in any manner: that is in violation of law; constitutes a nuisance; for lodging purposes; that would constitute an extra‑hazardous use or violate any insurance policy of Landlord. Landlord represents and warrants that Tenant's use of the Premises for the Business will not violate this paragraph 5.2(G).
H.To keep all garbage and refuse inside the building located on the Premises in reasonable containers, and to place the same outside the building in the containers and on the Premises or in such other area as designated by the Landlord for collection. Tenant agrees not to burn or permit any burning of said garbage and refuse on the Premises.
I.To take no action that would violate Landlord's contracts, if any, affecting the Premises, or cause any work stoppage, picketing or cause any manner or interference with Landlord. Landlord represents and warrants that Tenant's use of the Premises for the Business will not violate Landlord's contracts as referenced herein.
J.To abide by and observe all reasonable, non-discriminatory rules and regulations established from time to time by Landlord and such reasonable, non-discriminatory rules and regulations as may be required by the Landlord's insurance carrier.
K.Not to keep on or in the Premises any laboratory animals, radioactive or other hazardous materials of any kind; provided, however, if Tenant's Business requires Tenant to bring onto the Premises substances which are included in the definition of “hazardous material,” but which are permitted by law to be stored for use and used in connection with Tenant’s Business, Tenant may bring reasonable amounts of such substances onto the Premises for said lawful use, but Tenant shall be solely responsible for the proper storage, use and off-site disposal of such substances.
L.Tenant agrees that it will not sell, distribute, display or offer for sale any item or service which, in Landlord's good faith judgment, is inconsistent with the quality of operation of the Premises and adjoining properties of Landlord or which may tend to injure or detract from the moral character or image of the Premises or those properties within such community, except that Tenant shall be allowed to sell, display and offer for sale items that are normally and customarily sold or provided by stores or businesses in Tenant's type of Business so long as such items are sold, displayed or offered in compliance with all federal, State and local laws, rules and regulations.
SECTION 6.UTILITIES.
6.1Tenant shall pay for all regular, monthly charges for water and sewer and ordinary garbage service to the Premises. Tenant shall pay for natural gas, electric services and all other utilities supplied to the Premises, including without limitation any costs associated with medical waste or other specialized garbage or waste disposal.
6.2In no event shall Landlord be liable for the quality, quantity, failure or interruption of any utility services, including water, sewer and garbage, to the Premises. Notwithstanding the foregoing, in the event of a failure or interruption of utility services which prevents Tenant from reasonably operating its business from the Premises as a result of any willful act or negligence of Landlord or its agents, employees or contractors, and such failure or interruption continues for forty-eight (48) consecutive hours or more, then Annual Rent and other charges payable by Tenant pursuant to the terms of this Lease shall equitably abate after the expiration of such forty-eight (48) hour period and for each day thereafter during which Tenant is unable to reasonably conduct its business in the Premises due to such failure or interruption.
SECTION 7.TENANT'S WORK, FIXTURES & SIGNS.
7.1Any work (including alterations and other improvements) undertaken in the Premises by Tenant shall consist of new or like-new material installed in a workmanlike manner and in

EXHIBIT D

compliance with all applicable laws and regulations and shall be performed only by contractors or subcontractors who have complied with the Tenant insurance standards specified in Section 9 hereof. Said work shall be at Tenant's sole risk and expense and Tenant shall promptly pay all laborers, contractors and materialmen performing such work and furnishing material therefore for Tenant. Tenant agrees to indemnify and save Landlord harmless of and from all expenses, liens, claims or damages to either persons or property, including, without limitation, the Premises, stemming in any manner from such work. If any lien be filed by virtue of Tenant's work, Tenant shall cause the same to be discharged of record by payment, bond, order of court, or otherwise as required by law within thirty (30) days after notice by Landlord. If Tenant fails to have any such lien discharged within such thirty (30) day period, Landlord may, at Landlord's option, and upon ten (10) days' notice to Tenant, cause such discharge and Tenant shall reimburse Landlord all its costs and expenses expended thereof upon billing for same. All such work including, without limitation, floor covering, lighting, ventilating, heating and air conditioning equipment, wall coverings and store fronts (but exclusive of Tenant’s personal property, equipment and trade fixtures) shall, upon termination of this Lease, attach to the freehold and become and remain Landlord's property. Tenant agrees not to undertake any Tenant work without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except that Tenant shall be permitted to make nonstructural improvements or renovations costing less than $50,000.00 during any Lease Year without Landlord’s consent. Tenant shall not commence any improvement to the Premises without having previously submitted to the Landlord the plans and specifications and the name of the general contractor to perform the work. The Landlord shall have a period of ten (10) days after such submission to approve or disapprove the plans and specifications and the contractor, and the Tenant shall be notified of such approval or disapproval. In the event Landlord shall have failed to act within the ten (10) day period, then the plans and specifications shall be deemed to have been approved.
7.2All trade fixtures and equipment installed by Tenant in the Premises shall be new or completely reconditioned and shall along with Tenant's merchandise remain the personal property of Tenant. Tenant may, at the expiration of the Term, remove all its personal property that is removable without injury to or defacement of the Premises, provided all rent and any other charges due hereunder have been paid in full and Tenant is not otherwise in default under this Lease, and further provided that any damage to the Premises resulting from such removal shall be simultaneously repaired at Tenant's expense. Tenant agrees that all Tenant's personal property located or kept in or upon the Premises shall be at the Tenant's sole risk and/or those claiming under Tenant. Landlord shall not be responsible to Tenant for any loss that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining Tenant's Premises, or liable to Tenant for any loss resulting to Tenant, or any of Tenant's property, caused in any manner whatsoever.
7.3Tenant agrees that it will not use, display or erect any signs without first obtaining Landlord's prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. Tenant agrees to install all of said signs in conformance with applicable government regulations and to keep the same in a good state of repair and save Landlord harmless from any damages stemming from the installation, maintenance, existence or removal of the same and shall repair any damage which may have been caused by said installation, existence, maintenance or removal. Upon vacating the Premises, Tenant agrees to remove all signs and simultaneously repair any damage to the Premises caused by such removal.

EXHIBIT D

7.4NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR PAYMENT FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING ANY OF THE LEASED PREMISES THROUGH OR UNDER THE TENANT OR OTHERWISE, AND THAT NO MECHANIC'S, CONSTRUCTION OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE LEASED PREMISES OR ANY PART THEREOF.
SECTION 8.MAINTENANCE OF PREMISES.
8.1Landlord agrees to keep and maintain in good order and repair, at its own cost, the roof and other exterior portions of the Premises. Landlord shall not be responsible for damage caused by any act or negligence of Tenant, its employees, agents, licensees or contractors. Landlord further agrees to perform repair and maintenance work on structural portions of the Premises, including, without limitation, footings and foundation, floor slab, structural walls, and columns and beams of the Premises, all plumbing and sewage facilities, and heating, ventilation, air conditioning and electrical equipment.
8.2Tenant agrees at Tenant's expense, to keep and maintain in good order and repair, including replacements, all portions of the Premises not specifically designated above as Landlord's obligation, including, without limitation, the exterior and interior portions of all doors, door hardware and operators, windows, window hardware, plate glass, show cases surrounding the Premises, interior walls, floors, ceiling, and all interior building appliances and similar equipment.
8.3During the term of this Lease, Tenant shall, at Tenant's cost, make any changes or alterations in the Premises that may be necessary to cause said Premises to conform to all governmental and insurance underwriters’ requirements.
8.4If Tenant refuses or neglects to commence within thirty (30) days written notice from Landlord and complete any of the foregoing promptly and adequately thereafter, Landlord may, but shall not be required to, make or complete said repairs and Tenant shall pay the cost thereof to Landlord upon Landlord billing Tenant for same.
SECTION 9.INSURANCE & INDEMNITY.
9.1Tenant agrees to provide prior to commencing any Tenant work in or upon the Premises and to keep in force during the Term, comprehensive, general and motor vehicle liability insurance including, without limitation, bodily injury, personal and property damage relating to the Premises on an occurrence basis in the minimum amount of $1,000,000.00, and adequate fire, extended coverage and all risk insurance on Tenant's personal property. Tenant agrees to deliver to Landlord before Tenant takes possession of the Premises or undertakes any Tenant Work in or upon the Premises and thereafter at least fifteen (15) days prior to the expiration of such policies, either duplicate originals or certified true copies of all insurance policies procured by Tenant in compliance with its obliga-tions hereunder. All of the aforesaid insurance shall be written by one or more responsible insurance companies authorized to do business in the State of Florida (such insurance may be carried under a blanket policy covering the Premises and any other of Tenant's offices) and shall name Landlord and Tenant as insureds, as their interests may appear, and shall contain endorsements that: (a) such insurance may not be canceled or amended with respect to Landlord (or its designees), except upon fifteen (15) days' notice to Landlord (and such designees) by the insurance company; and (b) expressly waives any right to subrogation by Tenant and Tenant's insurance company against Landlord.

EXHIBIT D

9.2Tenant shall indemnify and save harmless Landlord from any claims in connection with any injury or damage caused to any person or property arising out of Tenant's use or occupancy of the Premises unless caused in part by the negligence of Landlord or its agents. The provisions of this section shall be applicable until the Lease terminates and Tenant has vacated the Premises.
SECTION 10TAXES.
10.1Tenant agrees to pay, when due, all taxes assessed against Tenant's personal property. Tenant shall pay for all license fees, occupational taxes and other governmental charges assessed by reason of Tenant's use or occupancy of the Premises, including, without limitation, any rental or occupancy taxes and any other taxes arising out of the operation of Tenant's Business or occupancy of the Premises.
SECTION 11FIRE OR OTHER CASUALTY.
11.1Should the Premises or any part thereof be damaged or destroyed by fire or other casualty covered by insurance policies applicable to the Premises, Landlord shall, except as otherwise provided herein, and to the extent it recovers proceeds from such insurance, repair and/or rebuild the same with reasonable diligence. Landlord's obligation to rebuild or repair is subject to the written consent of Landlord's first mortgagee who has a prior right to such insurance proceeds and shall be limited to the condition originally provided by Landlord as of the Commencement Date. Landlord shall not be obligated to repair, rebuild, or replace any property belonging to Tenant or any improvements to the Premises furnished by or for Tenant. If Tenant is unable to use all or any portion of the Premises by reason of such damage or destruction or the repair thereof, or if there is any interference with access to the Premises, or there is any other adverse impact on Tenant's Business by reason of such damage or destruction or the repair thereof, then the Annual Rent and other charges shall be abated (during such period Tenant is unable to open for business) or proportionately reduced (during such period as Tenant is able to open for business but is unable to use any portion of the Premises) according to the extent of the interference with tenant's use thereof. Unless this Lease is terminated by Landlord as hereinafter provided, Tenant shall repair, redecorate and refixture the Premises and restock the contents thereof in a manner and to at least a condition equal to that existing prior to such damage or destruction.
11.2Notwithstanding anything to the contrary contained in this section or elsewhere in this Lease, Landlord, at its option, may terminate this Lease on thirty (30) days notice to Tenant, so long as Landlord terminates the Leases for similarly situated tenants, given within one hundred twenty (120) days after the occurrence of any damage or destruction if: (a) the Premises be damaged or destroyed as a result of a risk which is not covered by Landlord's insurance; (b) the Premises be damaged and the cost to repair the same shall exceed fifty percent (50%) of the then replacement cost of the Premises; (c) the building now located upon and constituting a part of the Premises shall be damaged to the extent of fifty percent (50%) or more of the then replacement cost thereof (whether the Premises be damaged or not).
11.3Notwithstanding anything contained in this section to the contrary, if Tenant is deprived of the use of all or substantially all of the Premises or if Tenant’s ingress and egress to the Premises is destroyed, by reason of such damage or destruction and such damage or destruction occurs during the last two (2) years of the Term, then Tenant shall have the right to terminate this lease with no further obligations hereunder, effective as of the date of such damage or destruction, by giving notice of such election to the landlord within thirty (30) days after the occurrence of such damage or destruction. Furthermore Tenant shall have the right to terminate this lease with no

EXHIBIT D

further obligation hereunder in the event Landlord fails to restore the Premises within one hundred eighty (180) days of the casualty.
SECTION 12CONDEMNATION.
12.1If the entire Premises has been appropriated or taken under the power of eminent domain by any public or quasi‑public authority, or conveyance made in lieu thereof (all such procedures being herein collectively called "Condemnation"), this Lease will terminate and expire as of the date of such taking. The parties will thereupon be released from any further liability hereunder (except for obligations existing on the effective date of such termination or which by their nature or otherwise expressly herein survive such termination).
12.2Should a portion of the Premises be taken by Condemnation and the part remaining, if any, after such Condemnation is, in either party's reasonable opinion, not reasonably suitable for the business specified in Paragraph 5.1 for which the Premises were leased, this Lease shall terminate upon possession of the Premises by the Condemnation authority and rent and any other monies shall be accounted for between the Parties as of the date of said possession.
12.3Should a portion of the Premises be taken by Condemnation and the part remaining, if any, after such Condemnation is, in Landlord's reasonable opinion, reasonably suitable for said Business, then Landlord, at its own expenses shall, upon receipt of the Condemnation award, restore the remaining portion of the Premises and the Annual Rent shall be proportionately adjusted if the interior area of the Premises is changed. Said restoration shall be subject to the written consent of Landlord's first mortgagee, if any, who has a prior right to such award; limited to the condition originally provided by Landlord as of the Commencement Date; and, limited in cost to the net proceeds of the Condemnation award received and retained by Landlord for the Premises. Notwithstanding the forgoing, in the event a Condemnation materially prohibits or inhibits Tenant's reasonable use of the Premises for a period in excess of ninety (90) days, Tenant shall have the right to terminate this Lease with no further obligation hereunder.
12.4All compensation paid for any of the said takings shall belong to and be the property of Landlord without participation by Tenant or any deduction therefrom for any present or future estate of Tenant. Tenant is not prohibited from claiming such award as may be allowed for loss of its business or personal property, provided that such claim does not diminish or adversely affect Landlord's award or that of any mortgagees or underlying ground lessors.
12.5Landlord shall promptly give Tenant notice of the receipt of any initial notice Landlord receives regarding any Condemnation action.
SECTION 13LANDLORD'S FINANCING.
13.1Tenant agrees, provided Tenant's rights under this Lease are recognized and not disturbed, upon Landlord's request, to subordinate this Lease, in written form, as shall be desired by Landlord and any extensions thereof, to any other method of financing or refinancing now or hereafter in force against the land and/or buildings, of which the Premises are a part, or against any building hereafter placed upon said land, and to all advances made, or hereafter to be made, upon the security thereof. Tenant further agrees upon Landlord's request, to execute, acknowledge and deliver to Landlord a written statement in form requested by Landlord, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modification), the dates to which all rents hereunder have been paid in advance, if any, and that there are then existing no setoffs or defenses against the enforcement of the agreements of this Lease on the part of tenant to be performed (or, if any specifying same), it being intended that any such statement delivered as aforesaid may be relied upon by any

EXHIBIT D

prospective purchaser, mortgagee or financier of the Premises, or any part thereof. If Tenant does not, within thirty (30) days of Landlord's request as aforesaid, execute and deliver such instruments, then Tenant hereby irrevocably appoints Landlord as attorney‑in‑fact for Tenant with full power and authority to execute and deliver the same in the name of the Tenant.
13.2If the holder of any mortgage covering the Premises shall have given prior notice to Tenant that it is the holder of such mortgage and such notice includes the address to which notices to such mortgagee are to be sent, then Tenant agrees to give to the said holder of such mortgage notice simultaneously with any notice given to Landlord to correct any default of Landlord and agrees that the said holder of such mortgage shall have the right, within thirty (30) days after receipt of said notice, to commence correction of such default and diligently prosecute completion thereof before Tenant may take any action under this Lease by reason of such default.
13.3If Landlord, or any successor in interest, shall be a non‑incorporated entity, there shall be no personal liability on any individual or member of such non‑incorporated entity in respect to any of the agreements of this Lease. Tenant shall look solely to the equity of Landlord in the leased Premises and the rents, issues and profits derived therefrom for the satisfaction of the remedies of Tenant in the event of a breach by Landlord. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises, or in the event of any proceedings brought for the foreclosure of any mortgage covering the Premises, attorn to and recognize such purchaser or mortgagee as Landlord under this Lease provided Tenant’s rights under this Lease are recognized and not disturbed by such mortgagee, and in any such events, Landlord named herein shall not thereafter be liable as a Party under this Lease.
SECTION 14TENANT'S DEFAULT, WAIVER & ATTORNEYS' FEES.
14.1All billings referred to in this Lease shall be due to the billing Party within thirty (30) days of such billing. All monetary obligations of whatever nature payable by Tenant to Landlord under this Lease shall, for the purpose of this Section be payable as and construed to be rent. Should Tenant fail to pay any such rents or other monetary obligations when due, then interest shall accrue from and after the due date at the rate of eight percent (8%) per annum together with a late charge of Twenty-five Dollars ($25.00) for each charge or item to cover Landlord's extra expense involved in collecting such delinquency. All rights and remedies of Landlord specified herein are cumulative and none shall exclude any other rights or remedies allowed by law or equity.
14.2Tenant agrees that if Tenant:
a.Fails or refuses to pay any rent, or other monies payable as rent, proportionate shares or otherwise, under this Lease, at the specified time and place and such default should continue for more than five (5) days after written notice from Landlord; or,
b.Fails or refuses to keep and perform any of the other Tenant agreements of this Lease and such default shall continue more than thirty (30) days after Notice thereof by Landlord to Tenant (provided, however, if the cause of such default involves matters reasonably requiring more than thirty (30) days to correct or cure, Tenant will be deemed in compliance with the Notice so long as Tenant has commenced appropriate corrective action within the thirty (30) days and is diligently prosecuting completion thereof);

Then and in the event of any of the above, Landlord may re‑enter and take possession of the Premises, remove Tenant's personal property therefrom and store the same at Tenant's expense, and re-let the Premises or any part thereof on such terms, conditions and rentals as Landlord may deem proper, and apply the proceeds that may be obtained from said re-letting, after deduction of all re-letting

EXHIBIT D

costs, including without limitation, charges for said removal and storage, remodeling and repairs, leasing commissions and legal fees, to the rents reserved hereunder which may remain unpaid; or, at Landlord's option, Landlord may terminate and cancel this Lease, in which event Tenant agrees to promptly pay to Landlord all of the aforesaid re-letting costs and all accrued rent unpaid on the date of such termination.
14.3No waiver of any agreement of this Lease or of the breach thereof shall be taken to constitute a waiver of any subsequent breach of such agreement, nor to justify or authorize the non‑observance of any other occasion of the same or any other agreement hereof nor shall the acceptance of rent by Landlord at any time when Tenant is in default be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default; nor shall any waiver or indulgence granted by Landlord to tenant, be taken as an estoppel against Landlord. It is expressly understood that if at any time Tenant shall be in default hereunder, an acceptance by Landlord of rent during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such other rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease on account of such default in the manner herein provided.
14.4In the event court action relating to this Lease is brought by either Party against the other, the prevailing Party shall be entitled to recover from the non-prevailing Party reasonable attorneys' fees, costs and expenses incurred in such action, including without limitation any appeals or bankruptcy actions, the amount thereof to be fixed by the court.
SECTION 15BANKRUPTCY OR INSOLVENCY.
15.1.If at any time prior to the Commencement Date or during the Term, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or arrangement, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit or creditors or if there is an assignment by operation of law, or if Tenant makes application to Tenant's creditors to settle or compound or extend the time for payment of Tenant obligations, or if any execution or attachment shall be levied upon any of Tenant's property or the Premises are taken or occupied or attempted to be taken or occupied by someone other than Tenant, then this Lease may be terminated and declared null and void at the sole option of Landlord. Upon the happening of Tenant's bankruptcy, insolvency, or any of the contingencies herein enumerated, and whether or not Landlord elects to terminate this Lease, Landlord may apply any security deposit under this Lease to any arrears in rent and a judicial stay shall not have the effect of terminating this option. In the event of a judicial stay or an order of any court authorizing Tenant, Receiver, Debtor‑in-Possession, Trustee, Examiner, Assignee for the Benefit of Creditors, or any other person to remain in possession of the Premises, Landlord shall be entitled be paid a total sum in exchange for such use and occupation in the amount of the rent and other charges reserved in this Lease, or the fair market value of the Premises, whichever is higher. The acceptance by the Landlord of rent for use and occupation shall not be deemed an election to affirm or agree to the assumption of the Lease. Failure of Landlord to elect to terminate this Lease during any one of the proceedings or contingencies herein set forth, shall not be deemed a waiver of that right in the same or any future proceedings. The exercise of the option to terminate the Lease shall not defeat the Landlord's right to damages for all losses sustained.
SECTION 16ASSIGNMENT & SUBLETTING.

EXHIBIT D

16.1Any reference in this Lease to sub‑tenants, licensees, heirs, executors, administrators, successors and assigns notwithstanding, Tenant agrees not to assign this Lease or to sublet the whole or any part of the Premises, or to permit any other person to occupy same or any part thereof (each such event or circumstance, a "Transfer") without the prior express written consent of Landlord, which consent may not be unreasonably withheld. Any assignment or sub‑letting, even with Landlord's consent shall not relieve Tenant from liability for payment of rent or from the obligation to keep and be bound by the agreements of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the agreements of this Lease or to be consent to the assignment for the benefit of creditors or by operation of law and shall not be effective to the benefit of creditors or by operation of law and shall not be effective to transfer any rights to any assignee without prior consent of Landlord. In the event Tenant wishes to assign this Lease and Landlord consents to such assignment Landlord may charge a reasonable fee, not to exceed One Thousand and No/100 Dollars ($1,000.00) to help offset any costs Landlord may have in preparing such assignment, or in examining the information, financial statements, operating history, references, etc., necessary to effectuate same.
16.2The following shall constitute a Transfer requiring Landlord's consent: if Tenant is a non‑publicly traded corporation and at any time during the Term any part or all of the corporate shares of Tenant shall be transferred by sale, assignment, inheritance, operation of law or other disposition so as to result in a change in the present effective voting control of Tenant by the persons owning a majority of said corporate shares on the Lease Date. Notwithstanding the foregoing, Landlord shall not unreasonably withhold consent to the sale, assignment or transfer of ownership interests in the Tenant corporation which would change the present effective voting control of the Tenant so long as such transfer is to one or more immediate family members of the current holders of effective voting control of the Tenant.Tenant hereby represents and warrants to Landlord that as of the Lease Date, the majority of the corporate shares of Tenant, and effective voting control of Tenant corporation, is held by Sharon E. Stone.
16.3Provided that Tenant is not in material or monetary default beyond any applicable notice and cure period under this Lease, Tenant shall have the right, without Landlord's consent, to make a Transfer to (a) a parent entity which wholly owns Tenant, (b) a wholly-owned subsidiary of Tenant or its parent, (c) a corporation or entity resulting from the consolidation or merger or other reorganization of Tenant into or with any other corporation, or (d) an entity acquiring all or substantially all of the assets of Tenant, or all or substantially all of the outstanding capital stock of Tenant (each a "Permitted Transfer"). Any Permitted Transfer pursuant to this Section 13.5 shall be subject to the following conditions: (i) Tenant shall provide Landlord with written notice of any such Transfer; (ii) Tenant shall remain fully and primarily liable for the performance of all of the terms required to be performed by Tenant hereunder throughout the Lease Term (except in the event of a merger or consolidation through which Tenant ceases to exist as a matter of law); (iii) any such Transfer shall be subject to all of the terms, covenants and conditions of this Lease and such transferee shall expressly assume the obligations of Tenant under the Lease in a written document reasonably acceptable to Landlord; and (iv) a copy of the fully executed Transfer document shall be delivered to Landlord at least thirty (30) days after the effective date of the Permitted Transfer. No such event or transaction shall affect or allow any change in any term or provision of this lease (including, without limitation, any amount payable hereunder) nor shall any such event or transaction allow Landlord to terminate this Lease. Additionally, subject to Section 16.2 above, no consent of Landlord shall be required with respect to (i) an offering of Tenant’s or Tenant's parent company's stock to

EXHIBIT D

the public pursuant to a registered securities offering, or (ii) the transfer of Tenant’s or Tenant's parent company's stock on a national securities exchange.
SECTION 17TITLE, QUIET ENJOYMENT & ACCESS TO PREMISES.
17.1Landlord warrants that Landlord has lawful title and right to execute this Lease and agrees, if Tenant shall perform all of Tenant's agreements herein specified, Tenant shall, subject to the terms and conditions of this Lease, have the peaceable and quiet enjoyment and possession of the Premises without any manner or hindrance from Landlord or any persons lawfully claiming through Landlord.
17.2Tenant agrees that Landlord and its agents, upon reasonable advance notice, may inspect the Premises at any reasonable time during business hours and that Landlord may make such repairs or improvements to the Premises or any part of the Premises that Landlord is required to make pursuant to the terms of this Lease. Tenant further agrees that during sixty (60) days preceding the termination of the term of this Lease, Landlord or its agents shall have the right to show the Premises to potential tenants, and to place various notices on the Premises offering the Premises to such tenants.
SECTION 18NO OPTION OR BROKER.
18.1Submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant.
18.2Except as set forth hereinafter, each Party warrants that there was no broker instrumental in consummating this Lease, and that no conversations or prior negotiations were had with any broker concerning the leasing of the Premises: Each Party agrees to hold the other Party harmless against any claims for brokerage commissions arising out of any conversations or negotiations had by it with any broker.
SECTION 19SURRENDER OF PREMISES & HOLDING OVER.
19.1Tenant agrees to deliver up and surrender to Landlord possession of the Premises upon termination of this Lease, in as good condition and repair as the same shall be at the Term commencement or may have been put by Landlord during the continuance thereof ‑ ordinary wear and tear excepted. Nothing herein shall be construed as relieving Tenant of any of its maintenance, repair or replacement obligations under this Lease. If Tenant shall hold over or otherwise remain in possession of all or any part of the Premises after the expiration of the Term or fail to completely remove its personal property, then Tenant shall be deemed a tenant of the Premises from month to month, notwithstanding any law to the contrary, subject to all of the terms and provisions hereof, except only as to the Term which will have terminated and the Annual Rent at the time of such termination shall be 150% of the Annual Rent.
SECTION 20NOTICE & REASONABLE CONSENT.
20.1Any notice that either Party may desire or be required to give under this Lease shall be effective only if in writing and delivered personally to the other Party (or upon an officer or general partner of the other Party if such Party is not an individual) or sent by express 24‑hour guaranteed courier or by registered or certified mail of the United States Postal Service, return receipt requested, addressed to the other Party at the address as specified in Section 1.0 (or to such other address or person as either Party may, by notice to the other, specify). Unless otherwise specified, notices shall be deemed given when received, but if delivery is not accepted, notices shall be deemed given on the earlier of the date delivery is refused or the third day after the same is

EXHIBIT D

deposited with such courier or United States Postal Service. Communications, statements and payments shall be similarly addressed.
20.2Whenever this Lease specifies that either Party has the right of consent, said consent shall be effective only if in writing and signed by the consenting Party and shall not be unreasonably withheld or delayed.
SECTION 21PARTIES: RELATIONSHIP & DEFINITION.
21.1Nothing in this Lease shall be deemed or construed so as to create the relationship of principal and agent, partner-ship, joint venture or of any association between the Parties, it being agreed that neither the computation of rent nor any other Lease provision nor any act of the Parties shall be deemed to create any relationship between the Parties other than that of Landlord and Tenant.
21.2The words "Landlord" and "Tenant" shall mean each Party named as the Landlord or Tenant in Section 1.0 and if there shall be more than one, any notice required or permitted by this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to either Party shall be deemed a proper reference even though such Party may be an individual, partnership, corporation, trust, or a group of two or more of any of the same. The necessary grammatical changes required to make the provisions of this Lease apply in the plural tense where there is more than one, as aforesaid, and to either corporations, partnerships, individuals, trustees, males or females, shall in all instances, be assumed as though in each case fully expressed.
SECTION 22LEGAL CONSTRUCTION & FORCE MAJEURE.
22.1This Lease shall be construed in accordance with the applicable laws of the State where the Premises are located. In interpreting this Lease, there shall be no inference, by operation of law or otherwise, that any provision of this Lease shall be construed against either Party. The intent or meaning of any phrase or word capitalized and/or defined in this Lease is consistent with its intent or meaning when initially capitalized or defined. In the event any provision of this Lease conflicts with any applicable law, such conflict shall not affect other provisions of this Lease which can be given effect without such conflicting provision. The Section and Paragraph numbers and captions are inserted only as such matter of convenience and in no way define or limit the scope or intent of such Sections, Para-graphs or this Lease.
22.2If either Party shall be delayed or prevented from the performance of any act required by this Lease by reason of strikes, utility failures, restrictive laws, riot, acts of God or other similar reasons not the fault of the non-performing Party, the performance time for such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph shall not operate to excuse Tenant from prompt payment of rent or other charges hereunder.
SECTION 23ENTIRE AGREEMENT & PROVISIONS BINDING.
23.1This Lease and any incorporated exhibits contain all the agreements between the Parties and cannot be modified in any manner other than by agreement signed by the Parties.
23.2The agreement herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the Parties. Each agreement, term and provision of this Lease shall be construed to be a promise, covenant and condition.
SECTION 24SPECIAL LEASE PROVISIONS.
24.1This Lease shall constitute an exclusive use to the holder hereof; and this duly authorizes Tenant to operate, maintain and carry on an urgent care facility in the Building and Premises subject to the other terms and restrictions of this Lease.

EXHIBIT D

24.2It is expressly recognized and understood by the parties to this Lease that Section 6204 of the Omnibus Budget Reconciliation Act of 1989, as amended (hereinafter referred to as the “Stark Law”), specifically prohibits a physician from making a referral to a clinical laboratory (for which referral the Medicare and Medicaid Programs would otherwise pay) if the physician (or a member of the physician’s immediate family) has a financial arrangement with such clinical laboratory. It is further recognized by the parties hereto that the self-referral prohibition of the Stark Law and any regulations so implementing the Stark Law will affect the parties hereto, except to the extent the parties are otherwise specifically exempt from or outside the scope of, the Stark Law and its regulations. The parties hereto agree that the terms and conditions of this Lease must at all times comply with the requirements of the Stark Law and any regulations implementing the Stark Law. If at any time Landlord fails to so comply with the provisions and exceptions of the Stark Law, Tenant may terminate this Lease immediately provided, however, that the Landlord shall have twenty (20) days from the date Landlord discovers that it has unintentionally violated this provision to conform the Lease with the “leased space” exception of the Stark Law.
24.3Landlord hereby certifies that: (1) the Landlord (including but not limited to partners, shareholders or other investors of Landlord) is not a physician, dentist, osteopath, podiatrist, optometrist or chiropractor (collectively “practitioner”) (or immediate family member thereof who is a practitioner or group of practitioners) who has an ownership or investment interest in the building in which the Premises is located. Landlord covenants and agrees that Landlord shall notify Tenant within five (5) days of any change in the facts relating to this certification.
24.4As required by the general industry standard 29 CFR 1910.1001, effective October 11, 1994, (the “Standard”) all Building owners must provide information regarding the location of asbestos hazards within this Building to employers-tenants. Landlord has disclosed this information to Tenant. Landlord shall indemnify and hold Tenant harmless from all loss and expense arising out of any failure by Landlord to comply with all of its obligations under the Standard. This indemnification shall survive the termination of this Lease.
24.5No Requirement To Refer. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be construed to induce, encourage, solicit or reimburse the referral of any patients or business, including any patients or business funded in whole or part by federal or state government programs (i.e., Medicare, Medicaid, TRICARE, etc.) or to limit the freedom of any patient of Landlord or Tenant or any of their Affiliates to choose the hospital, healthcare facility or physician from whom such patient will receive medical services. The parties acknowledge that there is no requirement under this Agreement or any other agreement between the parties that Landlord or any of its Affiliates refer patients or business to Tenant, any medical practice, walk-in clinic or urgent care clinic managed by Tenant or its Affiliates. No payment made under this Agreement will be in return for the referral of patients or business, including those paid in whole or part by federal or state government programs. The parties acknowledge that none of the benefits granted Landlord or any of their Affiliates hereunder are conditioned on any requirement that any such person make referrals to, be in a position to make or influence referrals to, or otherwise generate business for Tenant, any medical practice, walk-in clinic or urgent care clinic managed by Tenant or any of their Affiliates. For purpose of this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.
24.6Fair Value. Landlord and Tenant acknowledge that the terms of this Agreement have been negotiated at arms’ length and that the Purchase Price constitutes fair value for the Purchased

EXHIBIT D

Assets.
SECTION 25OPTION TO PURCHASE.
25.1Any time after the first 30 months of the Initial Term, and so long as the Lease is in effect, Tenant shall have the option to purchase for cash and upon the terms and conditions provided in a Purchase and Sale Agreement substantially in the form attached hereto as Exhibit "B", the Highway 77 Center and/or the Front Beach Center for a price to be determined by an appraisal conducted by a competent appraiser to be chosen by Tenant and Landlord. The Parties agree that the purchase and sale shall be substantially upon the terms and conditions.
25.2If at any time during the term of this Lease Landlord shall receive a bona fide third-party offer from any party to purchase the Highway 77 Center and/or the Front Beach Center, subject to the terms and conditions of this Lease, which offer Landlord proposes to accept, Landlord shall notify Tenant of its intention to accept such offer and shall deliver to Tenant a copy of such offer in which all the terms and provisions of the offer are made known to Tenant. Tenant shall have the right within thirty (30) days thereafter to accept in writing the terms of such offer. If Tenant shall not so elect within such period, Landlord may then enter into a Purchase and Sale Agreement with such third party upon the terms and conditions set forth in such offer and may sell the Highway 77 Center and/or the Front Beach Center to such party free and clear of this right of first refusal; provided, however, if the transaction shall not occur within six (6) months of the time the offer shall have been delivered to Tenant, then this right of first refusal shall automatically be revived.

[SPACE INTENTIONALLY LEFT BLANK]

EXHIBIT D

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment and Lease effective as of the date first above written, each acknowledging receipt of an executed copy hereof.

Signed, sealed & delivered
in the presence of:
LANDLORD

BAY WALK-IN CLINIC, INC.,
a Florida corporation

By:
Name:
Title:

TENANT

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:
Name:
Title:

EXHIBIT D

STATE OF FLORIDA
COUNTY OF BAY

The foregoing instrument was acknowledged before me this day of , 2014, by Sharon E. Stone, as President of BALK WALK-IN CLINIC, INC., who: (notary must check applicable box)

is personally known to me.

produced a current Florida driver's license as identification.

produced as identification.

(SEAL)
(Print Name)
Notary Public
Commission #
My Commission Expires:
STATE OF FLORIDA
COUNTY OF BAY

The foregoing instrument was acknowledged before me this day of , 2014, by , as of ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company, who: (notary must check applicable box)

is personally known to me.

produced a current Florida driver's license as identification.

produced as identification.

(SEAL)
(Print Name)
Notary Public
Commission#
My Commission Expires:

THIS INSTRUMENT PREPARED BY: H. CRANSTON POPE of POPE & BARLOGA, P.A., 736 Jenks Avenue, Panama City, Florida 32401

EXHIBIT D

EXHIBIT "A"
(Description of Premises)

Highway 77 Center

Front Beach Center

EXHIBIT D

EXHIBIT "B"
(Form of Purchase and Sale Agreement)

EXHIBIT D

PURCHASE and sale AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into by and between ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company, or its affiliate or assign ("Buyer"), and BAY WALK-IN CLINIC, INC., a Florida corporation (or its successors in interest) ("Seller").

WITNESSETH:
For the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1.Sale and Purchase. Subject to and in accordance with the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, certain real property located at 2306 Highway 77, Panama City, Florida 32405 (the “Highway 77 Center”) and/or 8811 Front Beach Road, Panama City Beach, Florida 32407 (the “Front Beach Center”), as more particularly described on Exhibit A attached hereto, together with all improvements including the buildings thereon, rights, easements, interests, privileges, tenements and hereditaments appurtenant thereto (collectively, the "Property").

2.Purchase Price. At the closing and consummation of the transaction contemplated by this Agreement (the "Closing"), Buyer shall pay Seller the sum of ______________________________ and 00/100 Dollars ($___________________) for the Property (the "Purchase Price"), in immediately available funds, less the amount of any credits or adjustments provided for herein.

3.Earnest Money. Within five (5) business days after the Effective Date (hereinafter defined in Section 22), Buyer shall deliver to ________________________________ (the "Title Company"), ___________________________________________, the sum of One Hundred and No/100 Dollars ($100.00), which amount, plus any interest earned thereon, is referred to as the "Earnest Money." The Earnest Money shall be credited against the Purchase Price at Closing. In the event that this Agreement shall be terminated during the Inspection Period, the Earnest Money shall be refunded, in whole or in part, in accordance with Section 4 below.

4.Inspection.
(a)For purposes of this Agreement, the term "Inspection Period" shall mean and refer to the period commencing on the Effective Date and expiring at 11:59 p.m. central time on the date that is one hundred twenty (120) days after the Effective Date. Buyer and Buyer’s agents and third party consultants shall have access to the Property to conduct all inspections. Inspections conducted by Buyer may include, but are not limited to, evaluation of: (i) current zoning and required rezoning for intended use, (ii) soil conditions, (iii) environmental conditions, (iv) traffic impact, (v) utility availability, (vi) storm water retention, (vii) archaeological considerations, (viii) servitudes, (ix) endangered species, (x) wetlands, (xi) flood zone, (xii) buffer/setback requirements, (xiii) fire access requirements, (xiv) access, (xv) survey, (xvi) local building ordinances and restrictions, (xvii) signage rights, and any other matter Buyer deems relevant. The discovery of hazardous materials

EXHIBIT D

or releases, title defects, unsafe conditions, etc., and the reporting of same and the incursion of fines or costs by Seller to remedy same shall not give rise to a claim by Seller against Buyer for all or any portion of such fines or costs. Notwithstanding the foregoing, Buyer may extend the Inspection Period for two additional periods of sixty (60) days each upon the payment of an additional earnest money deposit of One Hundred and No/100 Dollars ($100.00) to the Title Company at the time each such extension is requested, which additional earnest money deposits shall be non-refundable (except as expressly provided in this Agreement) and shall be applied towards the Purchase Price at Closing.
(b)Buyer may terminate this Agreement for any reason, in its sole and absolute discretion, by giving written notice to Seller on or before the date the Inspection Period expires. In the event that this Agreement shall be terminated by Buyer during the Inspection Period, the Earnest Money shall be immediately refunded to Buyer in full.
5.Title and Survey. During the Inspection Period, Buyer shall order a commitment for an ALTA Owner’s Extended Coverage Policy of Title Insurance (Form 2006) from an agent of Title Company selected by Buyer, showing the status of title to the Property (the "Commitment"). Buyer may also order a current ALTA survey of the Property (the "Survey") certified to Buyer, Seller and the Title Company. The Commitment shall be in the amount of the Purchase Price and shall commit to insure the Buyer has good and marketable fee simple absolute title to the Property. If Buyer has any objections to the status of title to the Property (including, but not limited to, the exceptions and requirements set forth in the Commitment) or to matters shown on the Survey (collectively, "Title & Survey Objections"), Buyer shall give Seller written notice of the same on or before the expiration of the Inspection Period. Seller agrees to use its best efforts to cure the Title & Survey Objections to Buyer’s satisfaction prior to Closing; provided, except as otherwise expressly provided herein, Seller shall not be required to incur any out-of-pocket costs to cure the Title & Survey Objections. Seller shall satisfy all of the requirements set forth on Schedule B, Section 1 of the Commitment at or prior to Closing (which, by way of example, includes the delivery of the deed, release of any liens, payment of any outstanding taxes and delivery of affidavits). If Seller fails to cure any of the Title & Survey Objections to Buyer’s satisfaction, as determined by Buyer in its sole and absolute discretion, by the date the Closing is scheduled to occur under Section 11, then Buyer may, in addition to any other remedies available hereunder or at law or in equity, (i) terminate this Agreement by giving written notice to Seller prior to Closing and receive a return of the Earnest Money, or (ii) waive the uncured Title & Survey Objections. Nothing herein shall be deemed to modify or limit Seller’s obligations under Section 7 below.
6.Due Diligence Materials. Within two (2) days following the Effective Date, to the extent in Seller's possession or control or otherwise readily accessible to Seller, Seller shall deliver to Buyer copies of all studies, surveys and other reports related to the Property, including but not limited to those items described on Exhibit B attached hereto (collectively, the "Due Diligence Materials").

7.Representations and Warranties. As of the Effective Date and the Closing, Seller represents and warrants to Buyer that: (i) Seller has all power and authority required for it to enter into this Agreement and perform its obligations hereunder; (ii) Seller’s execution and performance of this Agreement does not conflict with or violate any governmental order, judgment, writ, enactment or decree or any contract, agreement or other instrument; (iii) there are no pending or

EXHIBIT D

threatened lawsuits or similar proceedings that could have an adverse effect on the Property or Seller’s ability to perform its obligations hereunder; (iv) there are no pending or threatened governmental actions or proceedings (including, but not limited to, eminent domain proceedings, zoning changes, plans to modify adjacent roads, reroute traffic or close a curb cut, or proposed assessments) that will affect the Property; (v) Seller has good and marketable fee simple absolute title to the Property; (vi) there are no tenants or occupants of the Property; (vii) there are no leases, licenses or other occupancy agreements encumbering the Property; (viii) no hazardous substances have been discharged, released, disposed of, incorporated into or allowed to escape on the Property by Seller or others, at Seller’s direction, or, to Seller’s actual knowledge, by any other person or entity; (ix) there are no cemeteries, burial grounds, matters of archeological significance, protected flora or fauna, special flood hazard areas (as defined by FEMA), flood prone areas, sinkholes, or wetlands on the Property; (x) no portion of the Property has been used as a junkyard or dump, no fill material (soil, gravel or other) has been placed on Property, and no debris (organic or inorganic) has been buried on the Property; (xi) there are no material inaccuracies or omissions in the information regarding the Property that Seller has furnished to Buyer; and (xii) Seller is not aware of any fact, event or circumstance that could have a material adverse effect on the Property. The representations and warranties set forth in this section shall survive the Closing and the delivery of any deed conveying the Property to Buyer.
8.Monetary Liens. At or prior to Closing, Seller shall cause all liens, monetary judgments, mortgages, deeds of trust, deeds to secure debt, security interests and other similar encumbrances affecting the Property (collectively "Monetary Liens") to be released and discharged. In the event Seller fails to cause all Monetary Liens to be released and discharged by Closing, Buyer may, in addition to any of the other remedies available hereunder, at law or in equity, take all actions necessary to cause such Monetary Liens to be released and discharged and offset the cost thereof against the Purchase Price.
9.Management and Cooperation. Between the Effective Date and the Closing, Seller shall not (i) cause or permit any waste or damage to occur to the Property, (ii) make any changes, alterations or additions to the Property, or (iii) enter into any covenant, condition, restriction, easement, lease or other agreement which affects or could affect the Property. Seller covenants and agrees to cooperate with, assist and join in Buyer’s efforts to obtain permits, licenses, variances, zoning changes, and other governmental consents that Buyer deems necessary or desirable for its use or development of the Property.
10.Conditions to Closing. Buyer’s obligation to purchase the Property from Seller is contingent upon all of the following conditions being satisfied at the time the Closing is scheduled to occur:
(i)Each representation and warranty made by Seller herein being true, complete and accurate as of the Effective Date and as of the Closing, and Seller not having defaulted under or breached any of the terms of this Agreement;
(ii)Buyer obtaining a revised copy of the Commitment (the "Updated Commitment") that (A) has been updated to Closing, (B) commits to insure that Buyer has a good and marketable fee simple absolute estate in the Property, (C) contains no requirements that must be satisfied before a title insurance policy will be issued based thereon, (D) is free of the standard exceptions, (E) contains no new exceptions, and (F) contains any endorsements reasonably requested by Buyer;

EXHIBIT D

(iii)No material or adverse change occurring in the physical condition of Property, the environmental condition of the Property, or title to the Property between the Effective Date and the Closing; and
(iv)No lawsuit or similar proceeding that is adverse to the Property, or Buyer’s intended use thereof, having been instituted or threatened, and no law, rule, regulation, code, zoning change, tax, ordinance, investigation or other action that is adverse to the Property, or Buyer’s intended use thereof, having been adopted or proposed by any governmental authority.
If any of the other conditions set forth above are not satisfied as of the time the Closing is scheduled to take place, Buyer may, at its sole option and in addition to any other remedies available hereunder or at law or in equity, terminate this Agreement by giving written notice to Seller and receive a return of the Earnest Money, postpone the Closing for thirty (30) days to allow such conditions to be satisfied, or waive the unsatisfied condition; provided the provisions of this section shall continue to apply if the Closing is postponed pursuant hereto and no waiver of such conditions shall be deemed to have been made unless expressly set forth in a writing signed by Buyer.

11.Closing. Subject to the other terms of this Agreement, the Closing shall occur on a date (the "Closing Date") of which Buyer may notify Seller at least five (5) days in advance, but within thirty (30) days following the expiration of the Inspection Period, subject to satisfaction of the conditions of Closing specified in Section 10. The Closing shall take place in escrow through the Title Company. At the Closing, Buyer's attorney shall prepare and Seller shall deliver the following items to Buyer, properly executed and notarized and in form and substance acceptable to Buyer:
(a)A statutory warranty deed conveying a good and marketable fee simple absolute estate in the Property to Buyer, containing the legal description of the Property as shown on the Survey, together with (A) all rights, easements, interests, privileges, tenements and hereditaments appurtenant to the Property, and (B) all of Seller’s right, title and interest, whether now or hereafter acquired, in the land lying beneath the roads, streets, highways, avenues and alleys adjoining the Property. The Property shall be conveyed to Buyer subject only to the matters shown in the Commitment to which Buyer does not object, or matters to which Buyer has initially objected but subsequently waived such objection.

(b)Recorded or recordable releases terminating and releasing all Monetary Liens.

(c)An owner’s affidavit for purposes of having the exceptions for mechanics’ and materialmen’s liens, the rights of parties in possession and unrecorded matters deleted from the Updated Commitment, and any other documents, certificates and indemnity agreements that the title company requires to issue the Updated Commitment.

(d)All other documents reasonably requested by Buyer to carry out the transaction contemplated by this Agreement, including, but not limited to, an IRS §1445 Certificate, which certifies that Seller is not a foreign person for U.S. income tax purposes.

EXHIBIT D

12.Closing Costs and Prorations. Each of the parties shall pay any attorneys’ fees that it incurs in connection with the transaction contemplated by this Agreement. Seller shall pay the cost of owner's title policy, the cost of any transfer taxes, stamp taxes, all recording fees, cost of the Commitment. Buyer and Seller shall each pay one-half of any escrow fees, any loan policy or endorsements, any costs incurred in connection with the Survey, all other costs associated with Buyer's due diligence and inspection activities. Seller shall pay any charges incurred in connection with clearing title, including without limitation, any prepayment or release fees. The payment of assessments (general and special, public and private) and real property taxes levied against the Property shall be prorated at Closing on a calendar year basis. Seller shall be responsible for all taxes owed for the period prior to Closing, including any delinquent taxes and any "roll back" taxes.
13.Default.
(a)Buyer’s Default. If Buyer fails to purchase the Property from Seller in breach of this Agreement, and without fault on the part of Seller, and does not cure such failure within ten (10) business days after receiving written notice of the same from Seller, then Seller may, as its sole and exclusive remedy, terminate this Agreement and receive the Earnest Money as full and agreed upon liquidated damages. SELLER AGREES THAT SAID LIQUIDATED DAMAGES ARE REASONABLE GIVEN EXISTING CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, THE RANGE OF HARM THAT IS FORESEEABLE AND THE ANTICIPATION THAT PROOF OF DAMAGES WOULD BE COSTLY AND IMPRACTICAL. SELLER ACKNOWLEDGES THAT IT UNDERSTANDS THIS SECTION AND SPECIFICALLY WAIVES AND RELINQUISHES ALL OTHER REMEDIES THAT WOULD OTHERWISE BE AVAILABLE AT LAW OR EQUITY ON ACCOUNT OF BUYER’S FAILURE TO PURCHASE THE PROPERTY IN BREACH OF THIS AGREEMENT.
(b)Seller’s Default. In the event the sale contracted for herein is not consummated due to default on the part of the Seller, then the Buyer may, in addition to all other remedies available at law, elect to (i) terminate this Agreement and receive a return of the Earnest Money, or (ii) seek specific performance of this Agreement. In the event that Buyer elects to terminate this Agreement pursuant to this Section 13(b), in addition to the return of the Earnest Money, Seller shall be obligated upon demand to reimburse Buyer for Buyer's actual reasonable, third-party, out-of-pocket costs incurred in connection with the transaction. Seller's obligations under this Section 13(b) shall survive the termination of this Agreement.
14.Condemnation. If there is an actual or threatened taking of all or any portion of the Property by eminent domain prior to Closing, then Buyer may, at its option, (i) terminate this Agreement by written notice to Seller and receive a return of the Earnest Money, or (ii) proceed with the Closing without a reduction in the Purchase Price, in which case Buyer shall have the right to control all matters related to such taking (including, but not limited to, the negotiation, contest and settlement of condemnations awards) and, at Closing, Seller shall tender to Buyer all awards which it has received on account of such taking and assign to Buyer all of Seller’s right, title and interest in and to any unpaid awards payable on account of such taking. If such assignment is prohibited or would impair recovery, then, in lieu thereof, Seller shall tender to Buyer all amounts paid on account of such taking as soon as it receives the same. Seller covenants and agrees to provide prompt notice to Buyer of any notice of actual or threatened taking of all or any portion of the Property. The provisions of this Section 14 regarding Seller’s obligation to tender insurance and condemnation awards to Buyer shall, if applicable, survive the Closing and the delivery of the deed conveying the Property to Buyer.

EXHIBIT D

15.Zoning, Permits and Approvals. Buyer is to have until the expiration of the Inspection Period to receive all authorizations and permits, including, without limitation, for curb cut(s) (any such applications for curb cuts shall be at Buyer’s expense), signs, lot split, lot combination, re-platting of the Property, building and renovation approvals, permits, zoning and subdivision interpretations and confirmations, and all variances, set-backs, utility permits, water rights for both the Property and such other real property as is necessary to facilitate the development of the Property (as determined by Buyer in its sole discretion), authorizations and easements necessary for Buyer’s intended use of the Property, approval of any existing declaration, covenants or other burdens or encumbrances affecting the development or use of the Property (collectively, the “Approvals”). Seller shall, upon request by Buyer, execute any and all documentation in support of such application for said Approvals. If Buyer has not received or is denied or refused any such Approvals necessary to assure Buyer that the Property is suitable for Buyer’s intended use of the Property, as determined in Buyer’s sole and absolute discretion, or if the necessary Approvals are granted subject to any conditions that Buyer deems unacceptable in its sole and absolute discretion on or before such date, or if adequate utilities and related facilities, including, without limitation, water, stormwater and sanitary sewage disposal, telephone service and energy sources to service the Property and improvements thereto for Buyer’s intended use and/or easements therefor are not available to the satisfaction of Buyer, then Buyer may, by furnishing written notice to Seller and Title Company prior to the expiration of the Inspection Period, terminate this Agreement without owing any liability to Seller, and receive a return of the Earnest Money.
If subdivision, lot splitting, lot combination or replatting of the Property is required by any applicable governmental authority as a part of the permitting process or Approvals or as is necessary for Buyer to develop and use the Property (in Buyer’s sole discretion), then Seller shall cooperate with the subdivision, lot splitting, lot combination or re-platting required at Buyer’s expense at least thirty (30) days prior to the Closing. Seller agrees to execute any documents reasonably required and to support Buyer’s efforts to procure any necessary site plan approvals or zoning changes or re-subdivisions or any other governmental or quasi-governmental approvals to allow for Buyer’s development of the Property.
16.Notices. All notices, consents and other communications (collectively, "Notices") which may be or are required to be given by Seller or Buyer hereunder shall be properly given only if made in writing and sent to the address set forth below by hand delivery, U.S. Certified Mail (Return Receipt Requested), or nationally recognized overnight delivery service. Such Notices shall be deemed received, (i) if delivered by hand, on the date of delivery, or (ii) if sent by U.S. Mail or overnight delivery service, on the date the same is deposited with the applicable carrier.
For Seller:        Bay Walk-In Clinic, Inc.
402 Palmetto Court
Lynn Haven, Florida 32444

For Buyer:        ACSH Urgent Care of Florida, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas  75240
Attention: Matthew D. Thompson, CFO

EXHIBIT D

with a copy to, which shall not constitute notice to Buyer:

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
420 20th Street North, Suite 1400
Birmingham, Alabama 35203
Attention: Adam S. Winger

Either party may change its address for Notices by giving written notice to the other party in accordance with this provision. Notices may be given by Seller, Buyer, or their respective counsel.

17.Broker. Buyer and Seller each represents and warrants that neither party has engaged or dealt with any broker, brokerage firm, listing agent or finder in connection with the transaction contemplated by this Agreement. Buyer agrees to indemnify, defend and hold harmless Seller from and against all suits, actions, costs, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees, litigation expenses and court costs) arising out of any claim for a commission, fee or other compensation made by a broker with whom it has dealt. Seller agrees to indemnify, defend and hold harmless Buyer from and against all suits, actions, costs, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees, litigation expenses and court costs) arising out of any claim for a commission, fee or other compensation made by a broker with whom it has dealt. The provisions of this section shall survive the termination of this Agreement.

18.Construction of Agreement. Each of the parties hereto has agreed to the use of the particular language of this Agreement, and any question regarding the meaning of this Agreement shall not be resolved by any rule providing for construction against the party who caused the uncertainty to exist or against the draftsman. No provision granting Buyer the right to terminate this Agreement shall be construed to limit the remedies available to Buyer as a result of Seller’s default under or breach of the terms hereof. This Agreement (i) constitutes the entire agreement and understanding of Buyer and Seller with respect to the subject matter hereof and supersedes all prior agreements, understandings, letters, negotiations and discussions, whether oral or written, of the parties, and (ii) may be amended only by a written instrument executed by Buyer and Seller. In the event any provision hereof shall be prohibited by or invalidated under applicable law, the remaining provisions of this Agreement shall remain fully effective. No waiver of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the party charged therewith. No delay or omission in the exercise of any remedy accruing upon the breach of this Agreement shall impair such remedy or be construed as a waiver of such breach. The waiver by Seller or Buyer of any breach shall not be deemed a waiver of any other breach of the same or any other provision hereof. The captions and headings contained herein are for convenience and reference only, and they shall not be deemed to define, modify or add to the meaning of any provision of this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Buyer may freely assign this Agreement; provided no such assignment shall result in Buyer being released from its obligations and liabilities hereunder. If any date specified in this Agreement for the performance of an obligation, the giving of a notice, or the expiration of a time period falls on a Saturday, Sunday, or bank holiday,

EXHIBIT D

then this Agreement shall be automatically revised so that such date falls on the next occurring business day. FOR PURPOSES OF THIS AGREEMENT, TIME SHALL BE CONSIDERED OF THE ESSENCE. This Agreement shall be governed by and construed under the laws of the State of Florida.
19.Attorneys’ Fees. If any legal proceeding is commenced related to this Agreement, the prevailing party in such legal proceeding shall be entitled to recover its reasonable attorneys’ fees, court costs and litigation expenses from the non-prevailing party therein.
20.Waiver of Jury Trial. SELLER AND BUYER HEREBY EXPRESSLY WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIM (I) ARISING UNDER THIS AGREEMENT, OR (II) RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING. SELLER OR BUYER MAY FILE AN ORIGINAL OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE FOREGOING WAIVER.
21.Exhibits. Buyer and Seller hereby acknowledge and agree that all exhibits referenced in this Agreement are attached hereto and incorporated herein.
22.Effective Date. For purposes hereof, the term "Effective Date" shall mean the date the last of the parties executes this Agreement, as set forth in the signature blocks below.
23.Counterparts and Facsimile/Portable Document Format Execution. This Agreement may be executed and delivered, by facsimile and portable document format and/or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

[SIGNATURES APPEAR ON FOLLOWING PAGE.]
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the dates set forth below.

BUYER:

ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company

By:
Name:
Date:

EXHIBIT D

SELLER:

BAY WALK-IN CLINIC, INC., a Florida corporation

By:
Name:
Date:

EXHIBIT D

EXHIBIT A

DESCRIPTION of Property

EXHIBIT D

EXHIBIT B

DUE DILIGENCE MATERIALS

Copies of real estate tax assessments, bills, appraisals, appeals, and other materials related to the Property’s assessment for real estate tax purposes for the current year and the preceding two (2) years;
Copies of all governmental (local, state, federal or related agencies) notices affecting the Property, including but not limited to, any special assessments, notification of non-compliance, intent to change the Property’s legal status, use restrictions, change in zoning, etc.;
Environmental notices related to the Property;
Evidence of current zoning classification and development entitlements approved for the Property (i.e. density, allowed uses, design restrictions, etc.);
Licenses, permits, and other governmental approvals, regulations, or restrictions relating to the Property;
Copies of any and all other special agreements related to or ongoing obligations of the Property (i.e. neighborhood agreements, offsite parking, air rights, subsurface rights, etc.);
List of any pending or threatened litigation related to the Property;
As-built drawings or survey showing roads, underground utilities, utility servitudes, rights of way around or on the Property, to the extent in Seller’s possession;
To the extent all utilities are not readily available on site, a map and/or survey illustrating the existing location of all utilities;
Copies of the most recent studies or reports regarding conditions of the Property, including (i) Phase I Environmental Report, (ii) geotechnical report, (iii) endangered species report, (iv) archaeological report, (v) wetlands delineations, (vi) boundary survey, (vii) topographical survey; (viii) flood map, and (ix) other reports affecting the Property that Seller has in its possession;
Utility availability letters, to the extent in Seller’s possession, or, if not in Seller’s possession, a list of providers for gas, electric, cable/phone/internet, water, and sewer;
Copy of current title policy for the Property to the extent in Seller's possession;
Copies of easement agreements affecting the Property; and
Any restrictions, covenants, or other usage conditions or building standards applicable to the Property.

EXHIBIT E

BILL OF SALE
1.Sale and Transfer of Purchased Assets. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by that certain Asset Purchase Agreement dated as of June 12, 2014, by and among ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company (“Buyer”), BAY WALK-IN CLINIC, INC., a Florida corporation, and SHARON E. STONE an individual resident of the State of Florida (collectively “Seller Parties”) (the “Purchase Agreement”), Seller Parties hereby sell, assign, transfer, convey and deliver to Buyer, effective as of 12:01 a.m. Dallas, Texas time on [CLOSING DATE], all of Seller Parties' right, title and interest in and to the Purchased Assets. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
2.Terms of the Purchase Agreement. The terms and conditions of the Purchase Agreement, including, without limitation, the representations, warranties, covenants, agreements and indemnities are incorporated herein by this reference.
3.Further Assurances. Seller Parties for their selves and their successors and assigns, hereby covenant and agree that, at any time and from time to time upon the written request of Buyer, Seller Parties will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Purchased Assets.

[Signature Page Follows]

EXHIBIT E

IN WITNESS WHEREOF, Seller Parties have duly executed this Bill of Sale as of [CLOSING DATE].

SELLER PARTIES:

BAY WALK-IN CLINIC, INC.,
a Florida corporation

By:
Name:
Title:

SHARON E. STONE

Sign:
Print: Sharon E. Stone

EXHIBIT F

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into as of [CLOSING DATE] (the “Effective Date”), by and between ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company (“Company”), and SHARON E. STONE a resident of the State of Florida (“Consultant”).
RECITALS:
A.Pursuant to that certain Asset Purchase Agreement dated as of June 12, 2014 by and among Consultant, Bay Walk-in Clinic, Inc., a Florida corporation (collectively “Seller Parties”) and Buyer (the “Purchase Agreement”), on the Effective Date, Seller Parties sold, transferred and assigned, and Buyer purchased, substantially all of the assets used or held for use in connection with the operation of the Business. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.Consultant, as a former owner of the Business, has specialized knowledge regarding the operation of the Business.
C.Company desires to engage Consultant, as an independent contractor, to provide the consulting, advisory and other services requested by Buyer relating to the post-Closing transition of the Business (the “Services”).
NOW THEREFORE, in consideration of the Purchase Price paid to Seller Parties pursuant to the Purchase Agreement, the covenants, warranties and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:
1.Retention and Engagement.     Company hereby retains and engages Consultant, as an independent contractor, to provide the Services on an as-needed basis, and Consultant hereby accepts such retention and engagement each on the terms and conditions provided herein.
2.Term.    The term of this Agreement (the "Term") shall commence on the Effective Date and unless sooner terminated as provided herein, shall remain in full force and effect for a term of 30 months.
3.Duties. During the Term, Consultant shall perform the Services and all other services and tasks as the Company may, from time to time, reasonably request, and shall serve as a general advisor and consultant on matters pertaining to the Business. Consultant shall devote Consultant's best efforts and such time as may be necessary to perform the Services in such a manner that results in the uninterrupted operation of the Business in a manner materially consistent with that conducted by the Seller Parties prior to the closing of the transactions under the Purchase Agreement. Notwithstanding the generality of the foregoing, the parties anticipate that the fulfillment of Consultant’s obligations hereunder will require approximately four hours per month. Consultant acknowledges that Consultant is not authorized to bind the Company in any manner in connection with the performance of Consultant's duties hereunder. Consultant shall perform her duties hereunder in accordance with all applicable local, state and federal laws, rules and regulations.

EXHIBIT F

4.Relationship. The Services shall be performed by Consultant as an independent contractor and not as an employee. The manner and means by which Consultant performs the Services will be at the sole discretion and under the sole control of Consultant. This Agreement is not intended to create, and shall not be deemed to create, a partnership, joint venture or joint undertaking, nor the relationship of employer/employee between the parties.
5.Expenses; Benefits. Company shall not be obligated to reimburse Consultant for any out-of-pocket expenses incurred by Consultant in performing the Services unless such expenses are approved by Company, in writing, prior to Consultant’s incurrence of such expenses. No benefit provided by Company to its employees, including but not limited to, workers compensation insurance, unemployment insurance, employee medical insurance, retirement, profit sharing, overtime, bonus, vacation, holiday pay or other employee benefits shall be available to Consultant by virtue of this Agreement.
6.Representations and Warranties. Consultant represents and warrants to Company as follows: (a) Consultant is not bound by any agreement or arrangement which would preclude Consultant from entering into this Agreement or from fully performing the Services, (b) Consultant has not been suspended, excluded from participation, debarred or sanctioned under any governmental reimbursement program (including Medicare and Medicaid), or any government licensing agency, and (c) Consultant has never been charged with or convicted of a criminal offense related to health care.
7.Termination. Notwithstanding any provision herein to the contrary, this Agreement may be terminated in accordance with the provisions of this Section 7.
(a)This Agreement shall terminate immediately upon Consultant's death or inability for any reason whatsoever to effectively render the Services.
(b)Either party may terminate this Agreement immediately upon the material breach of this Agreement by the other.
(c)Upon termination of this Agreement for any reason, Consultant shall:
(i)immediately return all Company property to Company, which property shall include, without limitation, all equipment, keys, access cards and business records;
(ii)cooperate with Company in the defense of any claims or suits for acts or omissions occurring during Consultant’s engagement by Company;
(iii)cooperate with Company as may be necessary to ensure uninterrupted care of patients; and
(iv)not be entitled to keep or preserve records or charts of the Company or any patient of the Company.

EXHIBIT F

8.Non-Competition; Non-Solicitation.     From the Effective Date and continuing until the second anniversary of the termination of this Agreement, (but in no event longer than five years after the Closing Date) (the "Covered Period"), Consultant shall not, directly or indirectly, for Consultant's own benefit or for that of others, within a radius of 25 miles of the Center or any other urgent care, occupational care or walk-in medical center that Company (or any of its Affiliates) opens, acquires, manages or commits to open (whether or not such commitment is binding), acquire or manage at any time prior to or during the term of this Agreement (each a “Protected Center”) (i) call upon, solicit, divert or take away, any patients, customers or clients seen or treated at any Protected Center, (ii) hire, attempt to hire, contact or solicit with respect to hiring, any employee or independent contractor employed or engaged by Buyer within the 24 month period immediately preceding the expiration of the Covered Period, (iii) provide services as an expert consultant or as an expert witness in any matter adverse to Company or any of its Affiliates without first obtaining the approval of Company, and (iv) own any interest in, lease, operate, manage, perform services for, extend credit to or otherwise participate in (e.g., as a medical director, owner, lender, employee, officer, consultant or contractor) any urgent care, occupational care or walk-in medical business within a 25 mile radius of a Protected Center. The foregoing is not intended nor shall it be interpreted to prohibit Consultant from referring any patient for any goods or services to any health care center that in Consultant’s independent medical judgment is in the best interests of such patient.
9.Dispute Resolution. All controversies, claims, issues and other disputes arising out of or relating to this Agreement or the breach of this Agreement (collectively, the "Disputes") shall be subject to the applicable provisions of this Paragraph.
(a)All Disputes shall be settled by arbitration in Bay County, Florida, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Any disagreement as to whether a particular Dispute is subject to arbitration under this Paragraph shall be decided by arbitration in accordance with the provisions of this Paragraph. Judgment upon any award rendered by the arbitrator in any such arbitration may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have the power to grant all legal and equitable relief and remedies and award compensatory damages as provided for by law but shall not award any damages other than, or in excess of, compensatory damages. Nothing contained herein shall prohibit or restrict either party's right to seek equitable relief from a court including, without limitation, injunctive relief.
(b)The parties desire to avoid the time and expense related to a jury trial of any Dispute in the event that the arbitration provisions of subparagraph (a) are declared by a court of law to be unenforceable for any reason. Therefore, the parties, for themselves and their successors and assigns, hereby waive trial by jury of any Dispute. The parties acknowledge that this waiver is knowingly, freely, and voluntarily given, is desired by all parties and is the best interests of all parties.
(c)The parties shall share equally the fees and expenses of any arbitrator(s) and the costs of any facility used in connection with such dispute resolution procedures.

EXHIBIT F

10.Confidentiality. Consultant agrees to maintain and hold as confidential and to not disclose the terms of this Agreement or any confidential or proprietary information that Consultant may be provided before or during the Term to any other person (with the exception of Consultant’s legal counsel), unless disclosure thereof is required by law or otherwise authorized by this Agreement or consented to in writing by Company. With respect to any patient or medical record information regarding Company's patients, Consultant shall comply with all federal and state laws and regulations, and all bylaws, rules, regulations, and policies of the Company regarding the confidentiality of such information, including, without limitation, all applicable provisions and regulations of the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”). Consultant acknowledges that Consultant will be considered a "business associate" of the Company, as such term is defined under HIPAA, and accordingly, Consultant shall execute and be bound by the provisions of the Business Associate Privacy, Security, and HITECH Addendum attached hereto as Exhibit A and incorporated herein.
11.General Provisions.
(a)Governing Law. This Agreement shall be governed, interpreted, construed and enforced according to the laws of the State of Florida.
(b)Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of each of the parties hereto and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns, and no person or entity shall acquire or have any right under or by virtue of this Agreement except as expressly provided herein.
(c)Notices. Any notice, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, or by a national overnight courier service, addressed as follows

If to Consultant:         Sharon E. Stone
________________________
________________________
________________________

If to Company:        ACSH URGENT CARE OF FLORIDA, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas  75240
Attention: Matthew D. Thompson

(d)Assignment. Consultant shall not sell, assign, transfer or delegate any right or obligation under this Agreement to any person or entity without the express prior written consent of the Company. The Company may assign this Agreement at its discretion without further action or consent of Consultant.
(e)Survival. The representations and warranties, covenants, and agreements of the parties contained in this Agreement shall survive the expiration of this Agreement.
(f)Headings. The headings of the Paragraphs of this Agreement are inserted for convenience and general reference only, shall not be construed as part of this Agreement and shall in no way be construed as defining, limiting or affecting the scope or intent of the provisions of this Agreement.

EXHIBIT F

(g)Waiver. No consent or waiver, expressed or implied, by any party with respect to any breach or default by any other party in the performance of any other party’s obligations hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default in the performance of the same or any other obligation of such other party hereunder. A party’s failure to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of any rights hereunder. The giving of consent by a party in any one instance shall not limit or waive the necessity of obtaining such party's consent in any future instance. Any consent required to be given hereunder shall be in writing unless otherwise provided herein.
(h)Severability of Provisions. The provisions of this Agreement shall be severable, and if any provision shall be invalid, void or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect.
(i)Further Assurances. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.
(j)Counterpart and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(k)Attorneys’ Fees. If Company is required to engage an attorney to enforce any part of this Agreement, or if Consultant breaches any of the provisions or covenants contained in this Agreement, then Consultant shall pay the reasonable attorneys’ fees and expenses actually incurred by Company in enforcing this Agreement or resulting from such breach.
(l)Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior agreements and understandings of the parties, oral or written, with respect to the subject matter hereof. This Agreement may be modified only by an agreement in writing executed by all of the parties hereto. No amendment, modification, termination or waiver of compliance with any provision of this Agreement will be valid or effective unless in writing and signed by the parties hereto.

[Signature Page Follows]

EXHIBIT F

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

COMPANY:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:
Name:
Title:

CONSULTANT:

Sign:
Print: Sharon E. Stone

EXHIBIT F

Exhibit A

Business Associate Privacy, Security, and HITECH Addendum

See attached.

EXHIBIT F

BUSINESS ASSOCIATE PRIVACY, SECURITY, AND HITECH ADDENDUM

This Business Associate Privacy, Security, and HITECH Addendum (this “Addendum”) is made and entered into as of [CLOSING DATE] by and between ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company (“Covered Entity”), and SHARON E. STONE, a resident of the State of Florida ("Business Associate") (each a “Party” and, collectively, the “Parties”).
RECITALS:
A.    Covered Entity and Business Associate have entered into the Consulting Agreement dated as of the Effective Date as defined therein (the “Agreement”);
B.    Pursuant to the Agreement, Business Associate provides certain consulting and advisory services to Covered Entity, including services requiring Business Associate to have access to Protected Health Information (as defined below);
C.    The services provided by Business Associate to Covered Entity cause Business Associate to be considered a “business associate” as defined and governed by the Health Insurance Portability and Accountability Act of 1996 (the "HIPAA Act”), as amended by the Health Information Technology for Economic and Clinical Health Act under the American Recovery and Reinvestment Act of 2009, Pub. L. No. 111-5, (the “HITECH Act”) and these Acts' implementing regulations found at 45 C.F.R. Parts 160, 162 and 164, as may be amended from time to time and the regulations commonly known as the "Enforcement Rule" found at 68 Fed. Reg. 18895 and 71 Fed. Reg. 8390, as may be amended from time to time (all statutes and regulations referenced in this clause shall be collectively referred to herein as “HIPAA” for ease of reference.); and
D.    Covered Entity and Business Associate desire to modify the Agreement to include certain provisions required by HIPAA.
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and the provision of Protected Health Information by Covered Entity to Business Associate under the Agreement in reliance on this Addendum, the Parties agree as follows:
1.Definitions. For purposes of this Addendum, the terms below shall have the meanings given to them in this Section. The terms used in this Addendum that are not otherwise defined shall have the meaning assigned to those terms in HIPAA and its corresponding guidance(s). To the extent HIPAA is amended, this Addendum shall be modified automatically (with regard to the Addendum's defined terms and undefined terms) to correspond to the meaning of terms as defined in HIPAA.
(a)“Administrative Safeguards” means the administrative actions, and policies and procedures, to manage the selection, development, implementation, and maintenance of security measures to protect Electronic PHI and to manage the conduct of Covered Entity’s workforce in relation to the protection of that information.
(b)“Availability” means the property that data or information is accessible and useable upon demand by an authorized person.

EXHIBIT F

(c)“Breach of Unsecured PHI” shall have the meaning given to the terms "Breach" and "Unsecured Protected Health Information" in 45 C.F.R. § 164.402, as may be amended from time to time.
(d)“Confidentiality” means the property that data or information is not made available or disclosed to unauthorized persons or processes.
(e)“Covered Entity” shall have the meaning given to that term in 45 C.F.R. § 160.103, as may be amended.
(f)“Data Aggregation” shall mean, with respect to PHI created or received by Business Associate in its capacity as the business associate of Covered Entity, the combining of such PHI by Business Associate with the PHI received by Business Associate in its capacity as a business associate of another Covered Entity, to permit data analyses that relate to the Health Care Operations (defined below) of the respective Covered Entity(s). The meaning of “data aggregation” in this Addendum shall be consistent with the meaning given to that term in the HIPAA Privacy Rule at 45 C.F.R. § 164.501.
(g)“Designated Record Set” shall mean a group of Records maintained by or for the Covered Entity that: (a) consists of medical records and billing records about individuals maintained by or for the Covered Entity; (b) consists of the enrollment, payment, claims adjudication, and case or medical management record systems maintained by or for a health plan; or (c) consists of Records used, in whole or part, by or for the Covered Entity to make decisions about individuals. As used herein, the term “Record” shall mean any item, collection or grouping of information that includes PHI and is maintained, collected, used or disseminated by or for a health care provider. The meaning of Designated Record Set in this Addendum shall be consistent with the meaning given to that term at 45 C.F.R. § 164.501.
(h)“De-Identify” shall mean to alter the PHI such that the resulting information meets the requirements described in 45 C.F.R. § 164.514(a) and (b).
(i)“Effective Date” means the effective date of the Agreement.
(j)“Electronic Media” means (1) Electronic storage media including memory devices in computers (hard drives) and any removable/transportable digital memory medium, such as magnetic tape or disk, optical disk, or digital memory card; or (2) Transmission media used to exchange information already in electronic storage media. Transmission media include, for example the internet (wide-open), extranet (using internet technology to link a business with information accessible only to collaborating parties), leased lines, dial-up lines, private networks, and the physical movement of removable/transportable electronic storage media.
(k)“Electronic Protected Health Information or Electronic PHI” means Protected Health Information as defined by this Addendum that is transmitted by or maintained in Electronic Media.
(l)“Health Care Operations” shall have the meaning given to that term at 45 C.F.R. § 164.501.
(m)“HHS” shall mean the U.S. Department of Health and Human Services.
(n)“HIPAA Privacy Rule” shall mean the regulations and applicable subparts found at 45 C.F.R. parts 160 and 164, as may be amended from time to time.
(o)“HIPAA Security Rule” shall mean the regulations and applicable subparts found at 45 C.F.R. parts 160, and 164, as may be amended from time to time.

EXHIBIT F

(p)“Information System” means an interconnected set of information resources under the same direct management control that shares common functionality. A system normally includes hardware, software, information, data, applications, communications, and people.
(q)“Integrity” means the property that data or information have not been altered or destroyed in an unauthorized manner.
(r)“Physical Safeguards” means physical measures, policies, and procedures to protect a Covered Entity’s electronic information systems and related buildings and equipment, from natural and environmental hazards, and unauthorized intrusion.
(s)“Protected Health Information or PHI” shall mean information created, transmitted or maintained in any form or medium on behalf of Covered Entity, including demographic information collected from an individual, that
(i)is created or received by a health care provider, health plan, employer, or health care clearinghouse; and
(ii)relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present, or future payment for the provision of health care to an individual, and (a) identifies the individual or (b) with respect to which there is a reasonable basis to believe the information can be used to identify the individual.
The meaning of Protected Health Information or PHI in this Addendum shall be consistent with the meaning given to that term in the HIPAA Privacy Rule and HIPAA Security Rule.
(t)“Required by Law” shall have the meaning given that term in 45 C.F.R. § 164.103.
(u)“Security Incident” means the successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system.
(v)“Technical Safeguards” means the technology and the policy and procedures for its use that protect Electronic PHI and control access to it.
2.Use and Disclosure of PHI.
(a)Except as otherwise provided in this Addendum, Business Associate may use or disclose PHI as reasonably necessary to provide the services described in the Agreement, or as otherwise permitted or required of Business Associate by this Addendum or as Required by Law, provided that, such disclosure does not violate HIPAA.
(a)Except as otherwise limited by this Addendum, Business Associate may perform Data Aggregation services for the Covered Entity to the extent such services are required in the Agreement.

EXHIBIT F

(b)Except as otherwise limited by this Addendum, Covered Entity authorizes Business Associate to use the PHI in its possession for the proper management and administration of Business Associate’s business and to carry out its legal responsibilities. Business Associate may disclose PHI for its proper management and administration, provided that (i) such disclosures are Required by Law; or (ii) Business Associate obtains, in writing, prior to making any disclosure to a third party (a) reasonable assurances from such third party that the PHI will be held confidential as provided under this Addendum and used or further disclosed only as Required by Law or for the purpose for which it was disclosed to such third party; and (b) an agreement from such third party to notify Business Associate immediately of any breaches of the confidentiality of the PHI or Breach of Unsecured PHI.
(c)Business Associate shall not use or disclose PHI in a manner other than as provided in this Addendum, as allowed by HIPAA, or as Required by Law. Business Associate will not use or disclose PHI in any manner that would violate applicable laws or regulations, including, without limitation, HIPAA, as may be amended from time to time.
(d)Upon request, Business Associate shall make available to Covered Entity any of Covered Entity’s PHI that Business Associate, or any of Business Associate's agents or subcontractors, have in their possession.
(e)Business Associate agrees to comply with HIPAA minimum necessary requirements at 45 C.F.R. § 164.502(b), as may be amended for time to time.
3.Safeguards Against Misuse of PHI. Business Associate shall use appropriate safeguards to prevent the use or disclosure of PHI other than as provided by this Addendum in compliance with HIPAA. Business Associate specifically agrees to comply with the HIPAA Privacy and Security Rules that are applicable to Business Associate. Business Associate agrees to take reasonable steps to ensure that the actions or omissions of its employees or agents do not cause Business Associate to breach the terms of this Addendum. Business Associate shall implement Administrative, Physical, and Technical Safeguards that reasonably and appropriately protect the Confidentiality, Integrity, and Availability of the Electronic PHI that Business Associate creates, receives, maintains, or transmits on behalf of Covered Entity in compliance with the HIPAA Security Rule.
4.Monitoring and Reporting Disclosures and Breaches of PHI. Business Associate agrees to and represents and warrants that it will exercise reasonable diligence to detect a Breach of Unsecured PHI and to report to Covered Entity any Breach of Unsecured PHI. Specifically, Business Associate shall report to Covered Entity in writing any unauthorized use or disclosure of PHI, including but not limited to the following: (1) any Security Incident involving Electronic PHI of which it becomes aware, and/or (2) any potential Breach of Unsecured PHI. Business Associate agrees to report any such unauthorized use or disclosure within twenty-four (24) hours of becoming aware of such use or disclosure and agrees to provide such report in the manner and with the content required by HIPAA and Covered Entity. Subject to indemnification provisions noted herein, Business Associate agrees that it shall be the sole decision of Covered Entity to correspond with or notify individuals regarding potential or actual Breaches of Unsecured PHI, unless Covered Entity directs Business Associate to make such correspondences or notices.

EXHIBIT F

5.HIPAA HITECH Compliance. Notwithstanding additional provisions specifically required by this Addendum, as of the date and in the manner required of business associates by law, Business Associate agrees to and represents and warrants that it will comply with all privacy and security requirements of HIPAA including the HITECH Act (codified at 42 U.S.C. §§ 17921 - 17954) requirements that apply to business associates, and Business Associate also agrees to comply with all regulations issued to implement HIPAA and/or HITECH Act statutory requirements.
6.Mitigation of Disclosures of PHI. Business Associate shall mitigate, to the greatest extent practicable, any harmful effect that is known to Business Associate of any use or disclosure of PHI by Business Associate or its agents or subcontractors in violation of the requirements of this Addendum.
7.Agreements with Agents or Subcontractors. Business Associate agrees not to subcontract out any services involving the disclosure of PHI without the express written consent of Covered Entity. Business Associate shall ensure that any of its agents or subcontractor that have access to or to which Business Associate provides PHI agree in writing to comply with HIPAA, this Addendum and comply as otherwise required by law.
8.Access to PHI by Individuals.
a.Upon request, Business Associate agrees to furnish Covered Entity with PHI maintained in a Designated Record Set in the time, manner, form and format designated by Covered Entity to allow Covered Entity to comply with 45 C.F.R. § 164.524.
b.In the event any individual (or personal representative) requests access to the individual’s PHI directly from Business Associate, Business Associate within five (5) business days of request, shall forward such request to Covered Entity. Business Associate shall respond to the individual's request only upon direction by Covered Entity. The decision to disclose PHI requested by an individual or a personal representative shall be determined solely by the Covered Entity.
9.Amendment of PHI.
a.Upon request and instruction from Covered Entity, Business Associate shall amend PHI or a Record about an individual in a Designated Record Set that is maintained by, or otherwise within the possession of, Business Associate as directed by Covered Entity in accordance with procedures established by 45 C.F.R. § 164.526. Any request by Covered Entity to amend such information shall be completed by Business Associate within fifteen (15) business days of Covered Entity’s request.
b.In the event any individual requests that Business Associate amend such individual’s PHI or Record in a Designated Record Set, Business Associate within five (5) business days, shall forward such request to Covered Entity. Any amendment of, or decision not to amend, the PHI or Record as requested by an individual shall be determined by the Covered Entity.
10.Accounting of Disclosures.
a.Business Associate shall make available information related to such disclosures as would be required for Covered Entity to respond to a request for an accounting of disclosures in accordance with 45 C.F.R. § 164.528. At a minimum, upon request, Business Associate shall furnish Covered Entity the following: (i) the date of disclosure of PHI; (ii) the name of the entity or person who received PHI, and, if known, the address of such entity or person; (iii) a brief description of the PHI disclosed; and (iv) a brief statement of the purpose of the disclosure, which includes the reason for such disclosure.

EXHIBIT F

b.Business Associate shall document any disclosures of PHI made by Business Associate, in the same manner required of Covered Entity by 45 C.F.R. § 164.528, as may be amended from time to time. Business Associate hereby agrees to implement an appropriate recordkeeping system to enable it to comply with the requirements of this Section. Business Associate agrees to retain such records for a minimum of six (6) years.
c.Business Associate shall furnish to Covered Entity (or to the individual requestor only upon Covered Entity's direction) information collected in accordance with this Section, in the time and manner designated by the Covered Entity, to permit Covered Entity to comply with 45 C.F.R. § 164.528, as may be amended from time to time.
d.In the event an individual delivers the request for an accounting directly to Business Associate, Business Associate shall within five (5) days forward such request to Covered Entity. Covered Entity shall determine the manner for preparing and delivering any accounting requested.
11.Request for Restrictions/Confidential Communications. Business Associate agrees to comply with any restriction to the use or disclosure of PHI or confidential communications that Covered Entity has agreed to in accordance with 45 C.F.R. § 164.522 (a) and (b), or as otherwise required of a Covered Entity by HIPAA. Business Associate agrees to comply with an individual's request for restriction of disclosure to the individual's health plan for purposes of payment or health care operations, if the PHI to be disclosed pertains solely to a health care item or service for which Covered Entity (or other covered entity) has been paid out of pocket in full, to the extent required by HIPAA.
12.Availability of Books and Records. Business Associate shall make available its internal practices, books, agreements, records, and policies and procedures relating to the use and disclosure of PHI to Covered Entity and, upon request, to HHS for purposes of determining compliance with HIPAA and this Addendum. Notwithstanding the foregoing, prior to any such disclosure to HHS or any other federal or state agency, Business Associate shall notify Covered Entity immediately of such request and shall furnish Covered Entity with copies of such request and Business Associate's response. Covered Entity and Business Associate agree to work together in responding to such request.
13.Term and Termination
a.This Addendum shall become effective on the Effective Date and shall continue in effect until all obligations of the Parties have been met under the Agreement and under this Addendum.
b.Covered Entity may terminate immediately this Addendum, the Agreement, and any other related agreements if the Covered Entity makes a determination that the Business Associate has breached a material term of this Addendum.

EXHIBIT F

c.Upon termination of the Agreement for any reason, all PHI maintained by Business Associate shall be returned to Covered Entity (or other party upon Covered Entity direction) by Business Associate in the manner and format required by Covered Entity. Business Associate shall not retain any copies of such information. This provision shall apply to PHI in the possession of Business Associate’s agents and subcontractors. If return of the PHI is not feasible, Business Associate shall furnish Covered Entity notification, in writing, of the conditions that make return infeasible. Upon sole determination by Covered Entity that return or destruction of the PHI is infeasible, Business Associate agrees to extend the protections of this Addendum to such information for as long as Business Associate retains such information and limit further uses and disclosures to those purposes that make the return or destruction of the information not feasible. This Section shall survive any termination of this Addendum.
14.Effect of Addendum.
a.To the extent the Parties have previously entered into a business associate relationship relative to the Agreement and such relationship continues to exists, in any manner through a stand-alone business associate agreement, business associate terms/provisions/sections incorporated into the Agreement, a business associate amendment/addendum/appendix, surviving termination obligations or any other contracting mechanism that obligated Business Associate as a business associate (collectively referred to as "BA Terms"), this Addendum hereby supersedes, updates and replaces any such BA Terms or business associate obligations.
b.This Addendum is a part of and subject to the terms of the Agreement, except that to the extent any terms of this Addendum conflict with any term of the Agreement, the terms of this Addendum shall govern. In the event of inconsistency between the provisions of this Addendum and mandatory provisions of HIPAA, as amended, or their interpretation by any court or regulatory agency with authority over either Party hereto, HIPAA, as interpreted by such court or agency, shall control. Where the provisions of this Addendum are different than those mandated by HIPAA, but are nonetheless permitted by such rules as interpreted by courts or agencies, the provisions of this Addendum shall control.
c.Except as expressly stated herein or as provided by law, this Addendum shall not create any rights in favor of any third party.
15.No Agency Relationship. Parties expressly agree that no agency relationship is created by this Addendum or the Agreement with regard to Business Associate's HIPAA obligations.
16.Secure PHI; Encryption of PHI. Business Associate agrees to secure PHI in compliance with the safe harbors set forth in HHS Guidance “Specifying the Technologies and Methodologies that Render PHI Unusable, Unreadable, or Indecipherable,” published in 74 Fed. Reg. 19006 (Apr. 27, 2009), as may be amended from time to time and HHS Certified Electronic Records Technology Standards, Implementation Specifications and Certification Criteria at 45 C.F.R. Part 170.

EXHIBIT F

17.Indemnification. Business Associate hereby agrees to indemnify, defend, and hold harmless Covered Entity, its officers, employees, and agents from and against any and all claims, losses, damages, costs, expenses, liabilities, assessments, judgments, or deficiencies of any nature whatsoever, including, without limitation, reasonable attorneys’ fees and other costs and expenses, suit, action, or proceeding, which may arise out of, result from, or constitute any Breach of any Unsecured PHI, or breach of contract, representation, warranty, or covenant contained in this Addendum. Business Associate further agrees to indemnify and hold harmless Covered Entity from any liability for claims for damages or injury against Covered Entity that are caused by or result from negligent acts or omissions by Business Associate in the performance of its HIPAA duties and obligations, together with all costs and expenses, including reasonable attorneys’ fees.
18.Insurance. Business Associate agrees to carry and warrants and represents that it does carry liability insurance to cover expenses (including but not limited to Breach of Unsecured PHI notification expenses, fraud alert expenses, mitigation of damages expenses, consultant fees, investigation/litigation costs, legal costs, etc.) associated with a Breach of Unsecured PHI and other HIPAA violations. Business Associate shall provide proof of such insurance upon request.
19.Marketing and Fundraising. Business Associate agrees to comply with the HIPAA requirements and prohibitions regarding marketing and fundraising - including any opt-out requirements.
20.Policies and Procedures; Training; Documentation. Business Associate agrees to develop policies and procedures to comply with HIPAA, to train its workforce on such policies, and to document such compliance, to the extent required by HIPAA. Business Associate agrees to maintain documentation as required by law.
21.Overseas Data and Cloud Computing. Business Associate agrees not to store or otherwise outsource PHI outside of the United States of America and agrees not to use cloud computing models, without notification and prior consent of Covered Entity.
22.Representation and Warranty. Business Associate represents and warrants that it is compliance with the regulatory requirements of this Addendum. Business Associate expressly acknowledges that it will be subject to the Enforcement Rule and both criminal and civil penalties for violations of this Addendum or HIPAA.
23.Regulatory References. A reference in this Addendum to a section in the HIPAA means a reference to the provision as in effect or as amended.
24.Sale of PHI. Business Associate agrees not to sell PHI or de-identified data to any third party.
25.Notices. All notices, requests and demands or other communications to be given hereunder to a Party shall be made via first class mail, registered or certified or express courier to such Party’s address given below:
If to Business Associate:    Sharon E. Stone
________________________
________________________
________________________

If to Covered Entity:        ACSH URGENT CARE OF FLORIDA, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas  75240
Attention: Matthew D. Thompson

EXHIBIT F

26.Amendments; Waiver. Except as otherwise provided herein, this Addendum may not be modified, nor shall any provision be waived or amended, except in writing duly signed by authorized representatives of the Parties. The Parties agree to modify this Addendum as necessary for Covered Entity to comply with HIPAA. A waiver with respect to one event shall not be construed as continuing, or as a bar to or waiver of any right or remedy as to subsequent events.

[Signature Page Follows]

EXHIBIT F

IN WITNESS WHEREOF, this Addendum is executed by the Parties as of the Effective Date.

COVERED ENTITY:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:
Name:
Title:

BUSINESS ASSOCIATE:

Sign:
Print: Sharon E. Stone

EXHIBIT G

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), is made and entered into as of [CLOSING DATE] (the “Closing Date”), by and between ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company, ("Buyer") and BAY WALK-IN CLINIC, INC., a Florida corporation, and SHARON E. STONE an individual resident of the State of Florida (collectively “Seller Parties”)

RECITALS:
A.Buyer and Seller Parties are parties to that certain Asset Purchase Agreement dated as of the Effective Date (the “Purchase Agreement”). Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.Subject to the terms and conditions of the Purchase Agreement, Seller Parties have agreed to assign all of their respective right, title and interest in, to and under the Assumed Contracts, to Buyer, and Buyer has agreed to assume and perform certain Liabilities under the Assumed Contracts as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:
1.Assignment and Assumption of Assumed Contracts. Seller Parties, to the extent permitted by applicable law, hereby assign to Buyer all of Seller Parties' right, title and interest in, to and under the Assumed Contracts and Buyer hereby assumes and agrees to pay, perform, fulfill and otherwise discharge when due all Liabilities relating to or arising from an Assumed Contract, but only to the extent such Liabilities do not relate to or arise from (i) a breach or failure to perform when due any of the terms of the Assumed Contracts prior to the Closing Date or (ii) any action, omission or occurrence taking place prior to the Closing Date and resulting in any Liability under such Assumed Contracts.
2.No Other Assumption. Buyer does not assume any of the Retained Liabilities.
3.Binding Effect. This Agreement shall bind and inure to the benefit of parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.
4.Governing Law. This Agreement, and any and all claims arising hereunder, shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to principles of conflicts of laws.
5.Further Assurances. Buyer and Seller Parties shall execute and deliver all such other instruments and agreements and take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

EXHIBIT G

6.Execution by Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method approved by the receiving party, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

EXHIBIT G

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BUYER:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:
Name:
Title:

SELLER PARTIES:

BAY WALK-IN CLINIC, INC.,
a Florida corporation

By:
Name:
Title:

SHARON E. STONE

Sign:
Print: Sharon E. Stone

EXHIBIT H

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT
This NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (the “Agreement”), dated effective as of [CLOSING DATE] (the "Effective Date"), is by and between ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company (“Buyer”), and SHARON E. STONE, a resident of the State of Florida (“Owner”).
RECITALS:
A.Pursuant to that certain Asset Purchase Agreement dated as of June 12, 2014 by and among Buyer, Owner and Bay Walk-in Clinic, Inc., a Florida corporation (collectively, "Seller Parties") (the “Purchase Agreement”), on the Effective Date, Seller Parties sold, transferred and assigned, and Buyer purchased, substantially all of the assets used or held for use in connection with the operation of the Business. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.As a condition to Buyer’s entering into the Purchase Agreement, Buyer has required that Owner, among other things, (1) enter into this Agreement, and (2) agree to provide consulting services to Buyer as an independent contractor in order to assist Buyer in the post-Closing operation of the Business ("Consulting Arrangement"),
C.Owner has intimate knowledge of the Business which knowledge, if exploited, directly or indirectly, by Owner in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of the Buyer to realize the benefits of its acquisition and protect and secure, among other things, (1) certain trade secrets of the Business; (2) valuable confidential and professional information of the Business; (3) relationships with existing patients; (4) and the goodwill associated with the Business and Purchased Assets.
NOW THEREFORE, in consideration of the Purchase Price paid to Seller Parties for the Purchased Assets, the covenants, warranties and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:
1.Acknowledgements.    Owner acknowledges that the covenants contained in this Agreement are an essential part of the Purchase Agreement and that, but for Owner’s agreement to comply with such covenants, Buyer would not have entered into the Purchase Agreement. Owner further acknowledges that the terms and provisions of this Agreement are incorporated by reference into the Purchase Agreement.

EXHIBIT H

2.Non-competition; Non-Solicitation. From the Effective Date and continuing until the third anniversary of the termination of Consulting Arrangement, (but in no event longer than seven years after the Closing Date) (the "Covered Period"), Owner shall, directly or indirectly, for Owner's own account or for others, within a radius of 25 miles of the Centers or any other urgent care, occupational care or walk-in medical center that Buyer or any of its Affiliates opens, acquires, manages or commits (whether or not such commitment is binding) to open, acquire, or manage at any time prior to or during the term of the Consulting Arrangement (each a “Protected Center”) (i) call upon, solicit, divert or take away, any patients, customers or clients seen or treated at any Protected Center, (ii) hire, attempt to hire, contact or solicit with respect to hiring, any employee or independent contractor employed or engaged by Buyer within the 24-month period immediately preceding the expiration of the Covered Period, or (iii) own any interest in, lease, operate, manage, perform services for, extend credit to or otherwise participate in (e.g., as a medical director, owner, lender, employee, officer, consultant or contractor) any urgent care, occupational care or walk-in medical business within a 25 mile radius of a Protected Center. The foregoing is not intended nor shall it be interpreted to prohibit Owner from referring any patient for any goods or services to any health care center that in Owner’s independent medical judgment is in the best interests of such patient.
3.Confidentiality. Owner will hold and keep confidential all Confidential Information (as defined below) to which Owner, at any time shall have become informed, and that Owner will not, directly or indirectly, disclose any Confidential Information to any person, firm, corporation or entity, or use the same, or permit the same to be disclosed or used. “Confidential Information” as used herein means proprietary information directly relating to Seller Parties or developed exclusively by Seller Parties or developed for the use of Seller Parties or the Business and may include, without limitation, the following types of information regarding Seller Parties or the Business existing as of the date hereof: corporate information, including business information, plans, strategies, tactics, or policies; marketing information, including strategies, tactics, methods, customer and patient lists, prospects, and market research data; financial data or forecasts; policies or procedures; know-how and ideas; operational information, including trade secrets; and technical information, including designs, drawings and specifications. Confidential Information is limited to that information which is not generally known to the public (other than as a result of unauthorized disclosure by Seller Parties) or within the industry in which Business is operated.
4.Non-Disparagement.     Owner will not in any way, directly or indirectly, make any statements, written or verbal, that are defamatory, derogatory, or disparaging about, or that may adversely affect the Business, Buyer or its Affiliates, or any of their shareholders, officers, directors, members, owners, employees, personnel, agents or representatives (collectively, the “Buyer Entities”). This includes, but is not limited to, making such statements on any internet site, blog or social media page, including Facebook, Google Plus, MySpace, Twitter, LinkedIn, or any other internet site, electronic medium, or any other forum or medium. This prohibition applies to statements made under false names, anonymously, or through third parties or other business entities. The terms “derogatory” or “disparaging” as used in this Agreement are intended by the parties to have the broadest possible meaning and are to include any utterances or writings by Owner or at Owner’s instruction, whether or not Owner believes or is of the opinion that such utterances or writings are correct or true, which could be reasonably regarded as tending to deprecate, discredit, demean, lower or diminish the regard or reputation of or otherwise adversely affect the Business or the Buyer Entities as a result.

EXHIBIT H

5.Compliance.    Owner acknowledges that Owner’s compliance with the terms of this Agreement is necessary for Buyer to realize the benefits of its acquisition and protect and secure, among other things, (1) trade secrets of the Business; (2) valuable confidential and professional information of the Business; (3) relationships with existing patients; and (4) the goodwill associated with the Business and Purchased Assets purchased by Buyer under the Purchase Agreement. Further, Owner acknowledges and agrees that irreparable injury, for the which the remedy at law would be inadequate, will result to Buyer in the event of a breach of this Agreement. Accordingly, Owner agrees that Buyer will be entitled, in addition to any other remedies and damages available, including reasonable attorney fees incurred in the enforcement of the covenants and restrictions contained in this Agreement, to an injunction to restrain the violation of the terms of this Agreement.
6.Reasonableness; Severability. Owner acknowledges and agrees that the restrictions placed on Owner and the rights and remedies conferred on Buyer are reasonable in time, scope, and territory and are fully required to protect the legitimate business interests of Buyer without a disproportionate detriment to Owner. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable (i) such provision shall remain in force and effect to the maximum extent allowable, if any, and (ii) such judgment shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered, and (iii) and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby. If a court finds that any provision of this Agreement is invalid or unenforceable, but that modification of such provision will make it valid or enforceable, then such provision shall be deemed to be so modified.
7.Miscellaneous. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida (without regard to the conflicts of laws principles thereof). This Agreement embodies the entire agreement and understanding between Buyer and Owner with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and relating to the subject matter hereof. Except as set forth in Section 6 of this Agreement, this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver, or discharge is sought to be enforced. All of the terms of this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto, the Buyer Entities and their respective successors and assigns. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follows]

EXHIBIT H

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

BUYER:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:
Name:
Title:

OWNER:

Sign:
Print: Sharon E. Stone

EXHIBIT I

        CLOSING CERTIFICATE OF [PARTY1]

            [PARTY1] (“Party1”), hereby certifies, represents and warrants as of [CLOSING DATE] (the “Closing Date”) to [PARTY2] (“Party2”) as follows:
1.Each of the representations, warranties, covenants and agreements, which representations, warranties, covenants and agreements are incorporated herein as though set out in full herein, made by Party1 in that certain Asset Purchase Agreement dated as of April 30, 2014, by and among Party1 and Party2. (the “Purchase Agreement”) (a) were true and correct in all respects on and as of the effective date of the Purchase Agreement, and (b) are true, and correct in all respects, and not breached, as of the Closing Date.
2.Each covenant and obligation of Party1 to be performed prior to or at Closing pursuant to the Purchase Agreement has been performed and all conditions to Closing have been satisfied (unless expressly waived by Party2).
3.The undersigned acknowledges that this Closing Certificate is being delivered to Party2 pursuant to the Purchase Agreement and that Party2 will rely on this Closing Certificate in closing the transactions contemplated by the Purchase Agreement.

[Signature Page Follows]

EXHIBIT I

IN WITNESS WHEREOF, this Closing Certificate has been executed by [Party 1] as of the Closing Date.

[PARTY 1]:

By:
Name:
Title:

EXHIBIT J

FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

Attached is a form for filing Articles of Amendment to amend the articles of incorporation of a Florida Profit Corporation pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

•	The original incorporators cannot be amended.

•
If amending the name of the corporation, the new name must be distinguishable on the records of the Florida Department of State. A preliminary search for name availability can be made through the Division’s website at www.sunbiz.org. You are responsible for any name infringement that may result from your corporate name selection.

•	If amending the registered agent, the new agent must sign accepting the appointment and state that he/she is familiar with the obligations of the position.

•	If amending/adding officers/directors, list titles and addresses for each officer/director.

•	If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

If a section is not being amended, enter N/A or Not Applicable.
The document must be typed or printed and must be legible.

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later than the 90th day after the date on which the document is filed.

Filing Fee            $35.00 (Includes a letter of acknowledgment)

Certified Copy (optional)    $8.75

Certificate of Status (optional)    $8.75

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address	Street Address

Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

For further information you may call the Amendment Section at (850) 245-6050

CR2E011 (07/13)

EXHIBIT J

COVER LETTER

TO:     Amendment Section
Division of Corporations

NAME OF CORPORATION: Bay Walk-In Clinic, Inc.

DOCUMENT NUMBER: K16449

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

H.Cranston Pope
Name of Contact Person

Pope & Barloga, P.A.
Firm/Company

P.O. Box 1609
Address

Panama City, FL 32402
City/ State and Zip Code

hcp@popebarloga.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Sharon E. Stone at (850)     215-3030
Name of Contact Person            Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

$35 Filing Fee	☐$43.75 Filing Fee &	☐$43.75 Filing Fee &	☐$52.50 Filing Fee
	Certificate of Status	Certified Copy (Additional copy is enclosed)	Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address	Street Address

Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

CR2E011 (07/13)

EXHIBIT J

Articles of Amendment
to
Articles of Incorporation
of
Bay Walk-In Clinic, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

K16449
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

[Panama City Seller, Inc.]
The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.	Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS )

C.	Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

(Florida street address)

New Registered Office Address                            , Florida
(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

CR2E011 (07/13)

EXHIBIT J

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.
Example:
X Change        PT        John Doe

X Remove        V        Mike Jones

X Add            SV        Sally Smith

Type of Action        Title        Name                    Address
(Check One)

1)	☐ Change
☐    Add
☐    Remove

2)	☐ Change
☐    Add
☐    Remove

3)	☐ Change
☐    Add
☐    Remove

4)	☐ Change
☐    Add
☐    Remove

5)	☐ Change
☐    Add
☐    Remove

6)	☐ Change
☐    Add
☐    Remove

CR2E011 (07/13)

EXHIBIT J

E.	If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets, if necessary).    (Be specific)

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

CR2E011 (07/13)

EXHIBIT J

The date of each amendment(s) adoption:                                , if other than the date this document was signed.

Effective date if applicable: Date of filing.
(no more than 90 days after amendment file date)

Adoption of Amendment(s)    (CHECK ONE)

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by

.”
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated

Signature
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Sharon E. Stone
(Typed or printed name of person signing)

President
(Title of person signing)

CR2E011 (07/13)

EXHIBIT K

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (the “Agreement”), dated effective as of [CLOSING DATE], (the "Effective Date"), is by and among ACSH URGENT CARE OF FLORIDA, LLC, a Florida limited liability company (“Buyer”), BAY WALK-IN CLINIC, INC., a Florida corporation (“Seller”), and SHARON E. STONE, an individual resident of the State of Florida (“Owner” and together with the Seller, collectively “Seller Parties”), and for the sole purpose of acknowledging this Agreement, STEVEN J. SAUL, M.D., an individual resident of the State of Florida (“Dr. Saul”).

EXHIBIT K

RECITALS:
A.Pursuant to that certain Asset Purchase Agreement dated as of [EFFECTIVE DATE] by and among Buyer and Seller Parties (the “Purchase Agreement”), Buyer purchased substantially all of the assets used or held for use in connection with the operation of the Business. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.A material portion of the Seller’s revenue is derived from services rendered pursuant to contracts with Payors in which Dr. Saul is a party. To increase the likelihood that such contracts remain effective and enforceable throughout the term of this Agreement, Buyer and Seller Parties desire for Dr. Saul to acknowledge this Agreement.
C.As a condition to Buyer’s entering into the Purchase Agreement, Buyer required that Seller Parties, among other things, enter into this Agreement to avoid any post-Closing disruption to the Business.
NOW THEREFORE, in consideration of the Purchase Price paid to Seller Parties for the Purchased Assets, the covenants, warranties and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:
ARTICLE 1
OBLIGATIONS OF BUYER
(a)Services. Buyer shall perform all services relating to the general management and administration of the Business (the “Services”), including those relating to business planning, financial management, accounting and bookkeeping, administration, Patient Record maintenance, facilities management, and staffing and scheduling. The Services shall not include, and Buyer shall have no responsibility for, any clinical act required by law to be rendered by licensed healthcare professionals including the rendering of professional medical service to patients. Nothing in this Agreement shall be interpreted to permit Buyer or any employee or agent of Buyer to perform any act requiring licensure under applicable state law or to in any way influence the professional medical judgment of any Clinical Provider.
(b)Space, Equipment, Personnel and Other Infrastructure. Buyer shall furnish the space, equipment, personnel, the other infrastructure items set forth in this Section 1.2 below acquired or leased by Buyer pursuant to the Purchase Agreement, and such other items as Buyer and Seller Parties may mutually agree, are reasonably necessary to operate the Business.
(a)    Office Space and Utilities. Buyer shall lease, license, procure or otherwise arrange for the provision of medical office space (the “Office Space”) to be used, which shall initially be the Centers, in connection with the Business (and all utility services related thereto); provided that Buyer may move, relocate or close either of the Centers from time to time in its sole discretion.
(b)    Equipment. Buyer shall furnish all medical equipment, office equipment, fixtures and furnishings reasonably necessary for the operation of the Business (collectively, the “Equipment”). Buyer at its sole cost and expense shall keep and maintain the Equipment in good order and repair, ordinary wear and tear excepted. Seller Parties shall provide prompt written notice to Buyer of any Equipment which may be in need of repair or replacement. The Equipment shall remain the sole property of Buyer, and Buyer shall be responsible for the payment of all personal property taxes, license fees, registration fees, assessments, charges, and

EXHIBIT K

taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, sale, possession, or use of the Centers or the Equipment.
(c)    Non-Clinical, Support Personnel. Buyer shall make available to Sellers each individual hired or engaged by Buyer in connection with the Transactions (which shall not include the Clinical Providers) (the “Support Personnel”). The Support Personnel shall be subject to Buyer’s instruction and control, and shall act in accordance with Buyer's policies, procedures and performance standards. Buyer shall be solely responsible for (i) scheduling of individual work hours for the Support Personnel, including with respect to overtime, weekends, holidays and vacations, and (ii) setting and paying the compensation and benefits of the Support Personnel (and withholding all applicable payroll taxes from such compensation and benefits).
(c)Supplies. Buyer, upon consultation with Sellers, shall furnish all medical and office supplies reasonably necessary for the operation of the Business (“Supplies”).
(d)Right to Subcontract. Buyer, without the consent of any Seller Party, may subcontract with one or more persons or entities, including any Affiliates of Buyer, to perform all or any portion of Buyer’s obligations in this Agreement.
(e)Buyer’s Insurance. Buyer shall obtain and maintain appropriate general liability insurance covering the Purchased Assets and all non-clinical aspects of the Business.

ARTICLE 2
OBLIGATIONS OF SELLER PARTIES
2. 1Clinical Services. Seller Parties shall be solely responsible for all aspects of the diagnostic, therapeutic, and all other healthcare services required by law to be rendered by licensed healthcare professionals at the Centers.
2. 2Transition Services. Each Seller Party shall diligently perform all services reasonably requested by Buyer to transition the non-clinical aspects of the Business to Buyer (avoiding to the extent possible, any disruption or interruption to the Business). Such services will include introducing Buyer, at Buyer’s request, to all vendors, suppliers, employer clients, and other parties with which Seller Parties maintain commercial relationships in connection with the Business. The consideration payable to Seller Parties pursuant to this Agreement shall be the sole consideration for the services rendered by any Seller Party during the term of this Agreement.
2. 3Election of Officers. Sellers shall take all necessary action to cause for a designee of Buyer to be elected as an officer of each Seller. In their capacity as officers, such designees shall have the power and authority to execute contracts and engage in all other activities related to the Business on behalf of Seller Parties in accordance with this Agreement.
2. 4Licensure. Seller Parties shall maintain and timely update, as necessary, all federal, state and local licenses, registrations, permits and all other regulatory authorizations necessary or appropriate to perform Seller Parties’ obligations under this Agreement.
2. 5Clinical Provider Employment. Except as Buyer may agree in writing, Seller Parties shall continue to employ and contract directly with all Clinical Providers named on the Retained Worker List on terms consistent in all respects with those existing immediately prior to the Effective Date. Seller Parties shall perform all employee record keeping, payroll accounting, including social security and other payroll tax reporting and insurance for the Clinical Providers. Notwithstanding the foregoing, Seller Parties acknowledge that (i) each Clinical Provider has entered into a written employment agreement with Buyer, which shall become effective immediately upon the termination of this Agreement, and (ii) such contract right is a valuable asset of Buyer, the interference with

EXHIBIT K

which will cause significant financial loss to Buyer; and (iii) each Seller Party is a party to a Noncompetition and Confidentiality Agreement with Buyer prohibiting the solicitation of any Clinical Provider for employment or engagement as an independent contractor.
2. 6Clinical Providers
(a)Staffing. Seller Parties shall provide a sufficient number of Clinical Providers during the Centers' regular business hours (as determined from time to time by Buyer upon consultation with Sellers) to meet the overall patient demands without causing any increase in patient wait times at the Centers.
(b)Physician Qualifications. Seller Parties shall make reasonable efforts to ensure that, each physician among the Clinical Providers at all times during the term of this Agreement meets the following criteria: (i) is qualified and duly licensed to practice medicine in the State of Florida; (ii) holds participating provider status in the Medicare program; (iii) possesses customary narcotics and controlled substances numbers and licenses as required by all federal, state and local laws and regulations to prescribe, dispense and administer narcotics of a like nature to those prescribed, dispensed and administered at the Centers prior to the Effective Date; (iv) complies with applicable state medical licensing requirements pertaining to continuing medical education; (v) complies with any other reasonable requirements as set forth in Buyer’s policies and procedures, rules and regulations and made known to Seller Parties; and (vi) is appropriately credentialed and authorized to seek reimbursement under the Payor Contracts for services rendered.
(c)Clinical Provider Representations. Seller Parties represent and warrant that: (i) no Clinical Provider has ever had his or her license to provide professional healthcare services in any state suspended, revoked or restricted; (ii) no Seller Party or Clinical Provider has ever been reprimanded, sanctioned or disciplined by any licensing board or state or local medical society or specialty board; (iii) no Seller Party or Clinical Provider has ever been excluded from participation in, or sanctioned by, any state or federal health care program, including Medicare or Medicaid; and (iv) no Clinical Provider has ever been denied membership or reappointment of membership on the medical staff of any hospital and no hospital medical staff membership or clinical privileges of any Clinical Provider have ever been suspended, curtailed or revoked for a medical disciplinary cause or reason. Seller Parties shall promptly notify Buyer upon the occurrence of any event or omission that reasonably could be anticipated to lead to any of the foregoing representations becoming untrue or incorrect.
(d)Medical Reports. Seller Parties shall cause the Clinical Providers to timely produce, review and sign a complete written medical report for each patient receiving services at the Centers sufficient to entitle Seller Parties to file complete claims for payment for the services rendered.
(e)Payor Contracts. Seller Parties shall maintain, and shall cause Dr. Saul to maintain, all contracts with Payors that are in effect as of the Effective Date.
2. 7Actions Requiring Buyer’s Consent. Notwithstanding anything herein to the contrary, Seller Parties shall not perform or commit to perform any of the following actions without the prior written consent of Buyer:
(a)the issuance, redemption, reclassification, recapitalization, transfer, exchange, merger, consolidation, or the consummation of any other action affecting or involving the ownership interests in Sellers or of any security convertible into units of ownership interests in Sellers;
(b)the employment, engagement, or termination of the service relationship of

EXHIBIT K

any existing or new Clinical Provider;
(c)the grant, payment, or promise to pay any bonus or increase in the salary or rate of pay of any Service Provider except for normal annual increases consistent as to timing and amount with past practice;
(d)the distribution of any cash, property or assets of Sellers to Triage, Owner or to or to any other party on account of any outstanding securities of Sellers or any other Seller Party;
(e)the sale, assignment, pledge, lease, exchange, transfer or other disposition of Sellers’ assets or the Purchased Assets, including without limitation a mortgage or other grant of a security interest or lien on any of Sellers’ assets or the Purchased Assets;
(f)the consummation of any transaction (including the incurrence of indebtedness) or any series of related transactions, or the entering into of any contract, involving aggregate consideration in excess of $1,000;
(g)the amendment to the organizational documents of Sellers except as may be required in the Purchase Agreement prior to or at Closing;
(h)the dissolution or liquidation of Seller Parties; or
(i)the extension of any credit or the creation of any indebtedness to or from any Clinical Provider.
2. 8Insurance. Seller Parties shall maintain professional liability insurance for all Clinical Providers covering the professional services rendered at the Centers at policy limits of not less than $1,000,000 for each occurrence and $3,000,000 in the annual aggregate (“Malpractice Insurance”). Upon termination of this Agreement, Seller Parties shall either (a) purchase an extended reporting policy covering claims that relate to the professional services provided by the Clinical Providers prior to the termination of this Agreement (“tail policy”) at policy limits of not less than $1,000,000 for each occurrence and $3,000,000 in the annual aggregate, or (b) otherwise adequately provide and carry professional malpractice liability insurance covering claims relating to the professional services rendered prior to the termination of this Agreement. Seller Parties further agree to provide, at the request of Buyer, evidence of such coverage reasonably satisfactory to Buyer, and to notify Buyer immediately in writing of the cancellation, modification or termination of such insurance coverage. This Section 2.8 shall survive the termination of this Agreement.

ARTICLE 3
FINANCIAL MATTERS
3.1Billing and Collection. Buyer, on behalf of Seller (and indirectly, Dr. Saul), shall exercise reasonable efforts to bill and collect, or arrange for a third party to bill and collect, in a timely manner all professional and other fees attributable to services rendered or goods sold (including the Pharmaceutical Inventory) in the operation of the Business (a) prior to the Effective Date (the “Pre-Closing Receivables”) and (b) during the term of this Agreement (the “Post-Closing Receivables” and together with the Pre-Closing Receivables, collectively, the “Accounts Receivable”). In connection therewith, Seller Parties hereby appoint Buyer (or its designee) as Seller Parties’ exclusive, true and lawful agent, and Buyer hereby accepts such appointment, for the purposes of billing and collecting the Accounts Receivable.
3.2Accounts Receivable. To the extent permitted by applicable law, Seller Parties shall take all necessary action to instruct the financial institutions in which proceeds from the Accounts

EXHIBIT K

Receivable are deposited (and shall take no action to limit or discontinue such instructions), to sweep all funds in such account or accounts, on a daily basis, to an account designated in writing by Buyer. On a monthly basis and at such times as Buyer may reasonably request, Seller Parties shall furnish to Buyer an account statement evidencing all deposits and withdrawals made from such accounts during the applicable period. Furthermore, to the extent permitted by applicable law, Seller Parties shall cause any proceeds from the Accounts Receivable (a) delivered directly to Seller Parties, (b) deposited into any bank account or lockbox not subject to the preceding instructions, or (c) collected for or on behalf of Seller Parties by any third party during or after the term of this Agreement to be promptly turned over to Buyer, and in any case within five days of receipt.
3.3Application of Payments. As set forth in the Purchase Agreement, Pre-Closing Receivables shall be the sole and exclusive property of Buyer, and shall not be applied pursuant to this Section 3.3. Buyer shall apply all funds received on account of the Post-Closing Receivables in the following order:
(a)First, to pay any refunds, rebates, recoupments, offsets, overpayments, credit balances, returned checks, allowable discounts, contractual adjustments and any other necessary or appropriate amounts due to patients or Payors relating to or arising from the rendering or failure to render healthcare services during the term of this Agreement, and only to the extent such costs and expenses are not Retained Liabilities.
(b)Second, to pay all costs and expenses relating to the employment or engagement of the Clinical Providers, including the salary, bonus, benefits, payroll taxes, including malpractice insurance premiums payable to or on account of the Clinical Providers, but only to the extent such costs and expenses are not Retained Liabilities.
(c)Third, to reimburse Buyer for all costs and expenses incurred after the Effective Date relating either to the Clinical Providers or the performance of healthcare services by the Clinical Providers at the Centers (but only to the extent such costs and expenses are not Retained Liabilities), including payment for all taxes, assessments, and licensing fees; Pharmaceutical Inventory; locum tenems costs; continuing medical education fees; costs incurred in connection with the Patient Records; the amount due and payable relating to any Advance (as defined in Section 3.4); costs to obtain and maintain in good standing, business and professional licenses, certificates and other necessary documentation to operate the clinical aspects of the Business in a manner consistent with past practices; all other operating expenses incurred in the clinical operation of the Business including those for or relating to electronic medical records, radiology overreads, and medical waste disposal.
(d)Fourth, to a flat monthly office space license fee payable to Buyer (the “Office Space License Fee”), the cost of which shall be consistent with fair market value for the Office Space and as set forth on monthly invoices substantially in the form of Exhibit A attached hereto (the “Monthly Invoice”).
(e)Fifth, to a flat, monthly furniture, furnishings and equipment rental fee payable to Buyer (the “Equipment Rental Fee”) in an amount consistent with fair market value for the Equipment and as set forth on the Monthly Invoice. Seller Parties shall also pay any applicable taxes and other related amounts due in connection with the Equipment Rental Fee.
(f)Sixth, to the extent funds are available after application of subsections (a) through (e) above, to reimburse Buyer to the extent not already reimbursed pursuant to the provisions of Section 3.3 above for all direct and indirect costs and expenses incurred by Buyer in carrying out its obligations under this Agreement (in each case on an accrual basis), including all direct

EXHIBIT K

expenses, insurance premiums (other than the malpractice premiums), supply expenses, equipment purchase and lease expenses, leasehold improvement expenses, utilities, cable/internet related expenses, software expenses and services, medical waste disposal expenses, compensation for the Support Personnel, a reasonable allocation of Buyer’s executive management expense and other central overhead costs, security expenses, auditing and tax preparation fees and professional advisor fees, such as accountants and attorneys, and any working capital or additional loans and any other taxes, assessments, costs, fees and expenses incurred by Buyer (collectively, the “Buyer’s Expenses”).
(g)Seventh, to the extent funds are available after application of subsections (a) through (f) above, to pay Buyer a monthly management fee (the “Management Fee”) in an amount equal to the lesser of (i) the Flat Fee (as defined below) or (ii) an amount equal to Sellers’ Net Income (as defined below) for the applicable month. The Management Fee shall be paid on a monthly basis within 30 days after the end of each calendar month. Buyer shall send in writing, electronically or otherwise the Monthly Invoices to Seller Parties. The parties agree that the Management Fee is fair and equitable, commercially reasonable and consistent with fair market value in exchange for the Services. For purposes of this Agreement, the “Flat Fee” shall equal $________ and the term “Sellers’ Net Income” means all revenues generated by the Business (on an accrual basis) during the applicable month for which the Management Fee is owed less refunds, rebates, recoupments, offsets, overpayments, credit balances, returned checks, allowable discounts, contractual adjustments and any other necessary or appropriate adjustments due to patients or Payors and, for purposes of this Agreement, less the total payments and expenses actually paid by Seller Parties pursuant to Sections 3.3(a) through (f) above during such month.
3.4Deficit Funding. If at any time during the term of this Agreement, the proceeds from the Post-Closing Receivables are insufficient to satisfy Seller Parties’ payment or reimbursement obligations in this Agreement, Buyer shall advance the Practice an amount equal to such deficit (each, an “Advance”). Each Advance shall be repaid pursuant to Section 3.3(c) of this Agreement unless mutually agreed by the parties.
3.5Security Agreement. To the extent permitted by applicable law, Seller Parties hereby grant to Buyer a security interest in all revenues, Accounts Receivable, contract rights and general intangibles of Seller Parties to secure all indebtedness and obligations of Seller Parties to Buyer arising under or in connection with this Agreement. Seller Parties shall execute all documents and instruments necessary to evidence and perfect the foregoing security interest promptly upon presentment of such documents or instruments by Buyer.

EXHIBIT K

ARTICLE 4
STANDARDS OF PRACTICE AND COMPLIANCE WITH LAW
4.1Standards of Practice. Seller Parties shall operate and conduct all aspects of the Business for which it has responsibility in accordance with applicable law and professional and ethical standards. Seller Parties shall act in a manner consistent with past practice to cause each Clinical Provider to: (a) interact in a courteous, positive and constructive manner with patients and the Support Personnel; (b) conduct all activities at the Center in compliance with applicable laws and regulations; (c) promote high standards of quality of care, business ethics and integrity; (d) maintain the confidentiality of patient information and protect confidential and proprietary information of Buyer; (e) conduct activities and relationships with others so as to avoid conflicts of interest, in appearance or fact; (f) conduct business transactions with suppliers, contractors, vendors and other third parties at arms-length and free from offers or solicitation of gifts and favors, or other improper inducements; and (g) exercise responsible and reasonable stewardship to preserve and protect the assets and commercial relationships of the Business and make productive and effective use of the resources located at the Center.
4.2Patient Privacy. Buyer, as a business associate of Sellers, agrees to comply to the extent applicable with all applicable federal, state and local privacy and security laws, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and all implementing regulations issued pursuant thereto, as may be amended from time to time (45 CFR Parts 160-164). Buyer shall comply with the HIPAA Business Associate Addendum attached hereto as Exhibit B and incorporated herein by reference.
4.3Patient Records and Pharmaceutical Inventory. The parties acknowledge that all Patient Records and Pharmaceutical Inventory was purchased by Buyer pursuant to the Purchase Agreement, and that upon compliance with the applicable rules and regulations pertaining to transfer of such Patient Records and Pharmaceutical Inventory, the Patient Records and Pharmaceutical Inventory shall be transferred to the person identified by Buyer in accordance with the terms of the Purchase Agreement. The parties shall cooperate in good faith to (a) satisfy such rules and regulations as promptly as possible after the Effective Date, and (b) to cause for the ordinary and efficient transfer of the Patient Records and Pharmaceutical Inventory. Subject to applicable patient privacy laws, Buyer shall permit Seller Parties to review and copy during and after the termination of this Agreement, at Seller Parties’ sole cost and expense, the Patient Records created prior to the termination of this Agreement, but only (a) during regular business hours, (b) upon reasonable prior written notice, and (c) to the extend required by applicable law. Seller Parties acknowledge that any patient information reviewed or copied by Seller Parties shall be regarded as confidential in nature of Buyer, and shall be subject to the protections afforded in Article 6 below.
4.4Discrimination. Seller Parties shall not differentiate or discriminate in its provision of medical services to patients due to race, color, nation origin, ancestry, religion, sex, marital status, sexual orientation, age, or any other characteristics in violation of any applicable state, federal or local law, or the rules and regulations of Buyer, with respect to such matters.
4.5Compliance with Health Care Fraud and Abuse Laws. Neither Seller Parties nor Buyer, to the extent applicable, shall engage in any activity prohibited by any federal, state or local law or regulation relating to the referral or brokering of patients, including without limitation anti-kickback and self-referral prohibitions and limitations, as the same now exist or as they may be subsequently amended or revised.

EXHIBIT K

4.6No Referrals Required. Buyer shall neither have nor exercise any control or direction over the number, type, or recipient of patient referrals and nothing in this Agreement shall be construed as directing or influencing such referrals. Nothing in this Agreement is to be construed to restrict the professional judgment of the Sellers or any Clinical Provider to use or to refer a patient to any medical practice or facility where necessary or desirable in order to provide proper and appropriate treatment or care to a patient or to comply with the wishes of the patient. No part of this Agreement is intended to induce, encourage, solicit, compensate for (either directly or indirectly, on either an in-cash or in-kind basis) or reimburse for referrals of any patients or business, including any patient or business funded in whole or in part by federal or state government programs (i.e., Medicare, Medicaid, TRICARE, etc.). The parties acknowledge that there is no requirement under this Agreement or any other agreement between the parties that any party refer patients or other business to another party or any of their respective Affiliates. No payment made under this Agreement shall be in return for the referral of patients or business, including those paid in whole or in part by federal or state health care programs.
4.7State Law Compliance. The parties have made all reasonable efforts to ensure that this Agreement complies with the prohibitions against corporate practice of medicine and the splitting of medical fees with non-licensed persons in the State of Florida. The parties acknowledge that such laws may change, be amended, or a different interpretation of such laws may become applicable and the parties intend to comply with such laws in the event of such occurrences. Notwithstanding anything in this Agreement to the contrary, Seller Parties and the Clinical Providers shall have the exclusive authority and control over all aspects of the Business constituting the practice of medicine, while Buyer shall have the sole authority to manage all other aspects of the Business. Buyer shall not direct, control, attempt to control, influence, restrict or interfere with Sellers or any of the Clinical Providers exercise of independent clinical, medical or professional judgment in providing healthcare or medical related services.

ARTICLE 5
TERM AND TERMINATION
5.1Term. The term of this Agreement (the “Term”) shall commence the Effective Date and shall continue until the occurrence of an event of termination described in Section 5.2 below. The Term may be extended by a written agreement signed by both parties.
5.2Termination. This Agreement shall terminate as follows:
(a)Mutual Consent. This Agreement may be terminated at any time upon the mutual consent of the parties.
(b)Buyer Termination. Buyer may terminate this Agreement at any time by delivery of written notice of its intent to terminate to Seller Parties.
(c)Dissolution or Bankruptcy. This Agreement shall terminate automatically if Buyer or Seller is dissolved or if either Seller Party applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy which is not dismissed within 90 days, is adjudicated bankrupt, makes a general assignment for the benefit of its creditors, files a petition or answer seeking reorganization or arrangement with its creditors which filing is not dismissed within 90 days, or admits in writing its inability to pay its debts when due.
(d)Completion of Transition. This Agreement shall terminate automatically upon the delivery of written confirmation by Buyer to Seller Parties of the successful completion

EXHIBIT K

of each of the following:
(i)Buyer’s entry into contracts (each, a “Payor Contract”) under Buyer’s taxpayer identification number with governmental and commercial payors (collectively, the “Payors”) that (A) collectively comprise at least 90% of all Sellers’ Collections (as defined below) in the 12-month period ending on the Effective Date and (B) provide for financial reimbursement at payment rates comparable to or better than those the applicable Seller Party is entitled to receive under such Seller Party’s contract with such Payor. The term “Sellers’ Collections” shall mean all cash collections of Seller Parties attributable to professional medical and other healthcare services rendered in the operation of the Business, but excluding all amounts received (X) directly from a patient, (Y) on account of goods sold to a patient, and (Z) from an employer for services rendered to its employee. A list of the Payors that made payments comprising Sellers’ Collections, and the amount of Sellers’ Collections attributable to each Payor shall be set forth on Schedule 5.2(c);
(ii)Each Clinical Provider named in the Retained Worker List who accepted employment with or engagement by Buyer is appropriately credentialed (to the extent necessary) under each Payor Contract and is authorized to bill for services rendered thereunder; and
(iii)Buyer has obtained all permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority it determines, in its sole discretion, to be necessary to independently operate the Business.
5.3Effect of Termination. Upon termination of this Agreement, neither party shall have any further obligations under this Agreement, except that: (a) the parties’ obligations accruing prior to the date of termination shall survive the expiration or termination of this Agreement; (b) a final expense reconciliation shall be performed and agreed upon as promptly as possible after the termination; and (c) the parties’ obligations and covenants set forth in this Agreement that expressly continue beyond the term of this Agreement (including Seller Parties obligation to turn over proceeds received on account of Accounts Receivable) shall survive the expiration or termination of this Agreement, including, the obligations and covenants set forth in this Article 5. Upon Buyer’s request, and subject to any written agreement to the contrary, Seller Parties’ license to occupy the Centers shall terminate and Seller Parties shall immediately vacate the Centers.

ARTICLE 6
MISCELLANEOUS
6.1Buyer’s Confidential Information. Seller Parties acknowledge that during the course of their relationship with Buyer, Seller Parties may become acquainted with certain of Buyer’s Confidential Information (as defined below). In recognition of the foregoing and in addition to any other requirements of confidentiality under applicable law, Seller Parties hereby agree to hold all Buyer’s Confidential Information in strict confidence during the term of this Agreement and for an additional five (5) years thereafter, by using the same degree of care, but in no event less than a reasonable standard of care, as Seller Parties use with respect to their own information of like importance, and shall use such Buyer’s Confidential Information solely in their performance under the terms of this Agreement. For purposes of this Agreement, “Buyer’s Confidential Information” shall mean any and all information, know-how and data, technical or non-technical, whether written, oral, electronic, digital, graphic or otherwise of Buyer that is reasonably considered or treated as confidential and proprietary, and shall include, all business methods; facilities and locations; billing

EXHIBIT K

policies, procedures, processes and records; any records, memoranda and correspondences dealing with the Business; financial, pricing and operational information, including all insurance records; internal memoranda, emails or correspondence; form agreements, checklists or compliance materials; contracts or agreements executed by or on behalf of Buyer with any person or entity; information regarding business relationships with any third party; suppliers, marketing, and other information, all relating to or useful in the Business and which have not been disclosed to the general public; this Agreement and any agreements contemplated hereby; operational and business systems, policies and procedures; business strategies; business opportunities; customer and patient lists and information; research and technical information; outcomes and related data; and intellectual property, know-how and trade secrets.
6.2Trade Secrets; Exclusive Property of Buyer; Return of Documents; Survivability. Seller Parties agree and acknowledge that the Buyer’s Confidential Information, as such may exist from time to time, constitutes valuable, confidential, special and unique assets of Buyer. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting Buyer’s rights under applicable law to protect its trade secrets and Buyer’s Confidential Information. The documents relating to the business of Buyer, including all of Buyer’s Confidential Information, are and shall remain the exclusive property of Buyer. Seller Parties shall return all such documents (including any copies thereof) to Buyer immediately upon the termination of this Agreement. Each Seller Party understands and agrees that its obligations and duties under this Article 6 shall survive the termination (for any reason) of this Agreement.
6.3Remedies. Seller Parties agree that a breach of this Article 6 by Seller Parties, their Affiliates and/or any of their officers, directors, governors, owners, employees, agents or representatives would cause irreparable damage and harm that could not be compensated for by monetary damages. Accordingly, in the event of the breach or imminently threatened breach of this Article 6, Buyer, in addition to and not in limitation of its right to receive monetary damages or pursue other rights and remedies available under this Agreement or at law or in equity, shall be entitled to injunctive relief from a court of competent jurisdiction, without requirement of posting of bond or other surety or showing actual damages
6.4Dispute Resolution. Except for equitable remedies, upon any disagreement, dispute or claim arising out of or relating to this Agreement (each, a “Dispute”), either party may deliver written notice (the “Dispute Notice”) to the other describing the nature of the Dispute. Promptly following the delivery of the Dispute Notice, the parties shall meet and confer in good faith and use their reasonable best efforts to reach an agreement for the resolution of the Dispute. If the parties are unable to resolve the Dispute within 30 days after delivery of the Dispute Notice, the Dispute shall be resolved by binding arbitration before one arbitrator pursuant to the then-applicable rules of the American Health Lawyers Association. Arbitration proceedings shall be held in Dallas, Texas. The parties may, if they are able to do so, agree upon the arbitrator; otherwise, an arbitrator shall be selected in accordance with the American Health Lawyers Association Alternate Dispute Resolution Services Rules of Procedure for Arbitration. No one shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either party or its Affiliates. Each party shall pay its own expenses of arbitration and one-half of the expenses of the arbitrator. If any position by any party under this Agreement, or any defense or objection to such position, is deemed by the arbitrator to have been unreasonable, the arbitrator shall assess, as part of the award against the unreasonable party or reduce the award to the unreasonable party, all or part of the arbitration expenses (including reasonable attorneys’ fees) of the other party and of the arbitrator

EXHIBIT K

with respect to such unreasonable position.
6.5Responsibility For Own Acts; Cooperation By Parties In Defense. Each party shall be responsible for its own acts or omissions in any and all claims, liabilities, injuries, suits, demands and expenses of all kinds which may result or arise out of any alleged malfeasances or neglect caused by or alleged to have been caused by either party, its employees or representatives, in the performance or omission of any act or responsibility of either party in this Agreement. In the event a claim is made against both parties, it is the intent of both parties to reasonably cooperate in the defense of such claim and to cause their insurers to do the same. However, both parties shall have the right to take any actions they believe necessary to protect their own interests. This duty of each party to be responsible for its own acts is intended to be in addition to any common law rights to contribution or indemnification existing under applicable law which one party may have against the other.
6.6Independent Contractors. Seller Parties and Buyer are independent contractors, and as such they shall remain professionally and economically independent of the other. Buyer and Seller Parties are not, and shall not be deemed to be, joint venturers, partners, employees or agents of each other. Except as set forth herein or with the other party’s written consent, the parties shall have no authority to bind the other; and then only insofar as such authority is conferred herein or by such express written consent. None of the parties nor any of their Affiliates, employees or agents shall have any claim under this Agreement or otherwise against any other party to this Agreement for workers’ compensation, unemployment compensation, vacation pay, sick leave, retirement benefits, Social Security benefits, disability insurance benefits, unemployment insurance benefits, or any other employee benefits solely by reason of this Agreement. None of the parties shall withhold, on behalf of any other party or any of its employees, any sums for income tax, unemployment insurance, Social Security or any other purposes.
6.7Notices. All notices, demands, requests, consents, reports, approvals or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be mailed in the manner set forth in the Purchase Agreement unless a different delivery or transmission method is expressly set forth for the particular communication in this Agreement.
6.8Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no party hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, except that Buyer may assign any of its rights or delegate any of its duties under this Agreement to any Affiliate of Buyer.
6.9Governing Law. This Agreement, the rights and obligations hereunder, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Florida.
6.10Construction. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time may be amended, modified or supplemented, including (in the case of agreements or instruments) by waiver

EXHIBIT K

or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
6.11Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Agreement.
6.12Amendment. This Agreement may not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto.
6.13Entire Agreement. This Agreement, and the agreements, instruments and documents specifically executed or given in connection with this Agreement, constitute the entire agreement between the parties with respect to the subject matters described herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. Notwithstanding the foregoing, if and to the extent any term or condition of this Agreement conflicts or is inconsistent with any terms or conditions of the Purchase Agreement, then the terms and conditions of the Purchase Agreement shall control.
6.14Headings. Article headings and captions contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
6.15Waiver. Any waiver of any term, covenant or condition of this Agreement by any party shall not be effective unless set forth in a writing signed by the party granting such waiver, and in no event shall any such waiver be deemed to be a continuing waiver or a waiver of any other term, covenant or condition of this Agreement.
6.16Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Signatures sent by facsimile or electronic transmission shall be deemed to be originals for all purposes of this Agreement.
6.17Additional Documents. Each party agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party’s or parties’ obligations pursuant to this Agreement and to otherwise cooperate fully with such other party in connection with the performance of such party’s or parties’ obligations under this Agreement.

[Signature page follows.]

EXHIBIT K

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BUYER:

ACSH URGENT CARE OF FLORIDA, LLC,
a Florida limited liability company

By:
Name:    Matthew D. Thompson
Title:    Chief Financial Officer

SELLER PARTIES:

BAY WALK-IN CLINIC, INC.,
a Florida corporation

By:
Name:    Sharon E. Stone
Title:

SHARON E. STONE

Sign:
Print: Sharon E. Stone

For the sole purpose of acknowledging this Agreement:

Sign:
Print: Steven J. Saul, M.D.